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The Scotts Miracle-Gro Company

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The Scotts Miracle-Gro Company
Proxy Statement for 2020 Annual Meeting of Shareholders

14111 Scottslawn Road
Marysville, Ohio 43041

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Monday, January 27, 2020

NOTICE IS HEREBY GIVEN by The Scotts Miracle-Gro Company (the “Company”) that the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Monday, January 27, 2020, at 9:00 A.M. Eastern Time. The Annual Meeting is a virtual meeting of shareholders which means that you are able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting http://www.virtualshareholdermeeting.com/SMG2020. Because the Annual Meeting is virtual and being conducted electronically, shareholders may not attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

1.    To elect three directors, each to serve for a three-year term expiring at the 2023 Annual Meeting of Shareholders.

2.    To conduct an advisory vote on the compensation of the Company’s named executive officers.

3.    To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020.

4.    To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Proxy Statement accompanying this Notice of Annual Meeting describes each of these items in detail. The Company has not received notice of any other matters that may be properly presented at the Annual Meeting.

Only shareholders of record at the close of business on Wednesday, December 4, 2019, the date established by the Company’s Board of Directors as the record date, are entitled to receive notice of, and to vote at, the Annual Meeting.

On or about December 18, 2019, the Company is first mailing to shareholders either: (1) a copy of the accompanying Proxy Statement, a form of proxy and the Company’s 2019 Annual Report; or (2) a Notice of Internet Availability of Proxy Materials, which indicates how to access the Company’s proxy materials on the Internet.

Your vote is very important. Please vote as soon as possible.

By Order of the Board of Directors,

JAMES HAGEDORN
Chief Executive Officer
and Chairman of the Board
December 18, 2019

Proxy Statement for
Annual Meeting of Shareholders of
THE SCOTTS MIRACLE-GRO COMPANY
To Be Held on Monday, January 27, 2020

14111 Scottslawn Road
Marysville, Ohio 43041

PROXY STATEMENT
for
Annual Meeting of Shareholders
To Be Held on Monday, January 27, 2020

GENERAL INFORMATION ABOUT VOTING

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of The Scotts Miracle-Gro Company (the “Company”) for use at the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Monday, January 27, 2020, at 9:00 A.M. Eastern Time, and at any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy are first being sent on or about December 18, 2019. The Annual Meeting is a virtual meeting of shareholders, which means that the Annual Meeting will be conducted live via the Internet and that you will be able to participate in the Annual Meeting, and vote and submit your questions during the Annual Meeting, by visiting http://www.virtualshareholdermeeting.com/SMG2020. If you do not have your 16-digit control number that is printed on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a paper or electronic copy of the proxy materials), you will only be able to listen to the Annual Meeting. Because the Annual Meeting is virtual and being conducted electronically, shareholders may not attend the Annual Meeting in person.

Only holders of record of the Company’s common shares (the “Common Shares”) at the close of business on Wednesday, December 4, 2019 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were 55,819,926 Common Shares outstanding. Holders of Common Shares as of the Record Date are entitled to one vote for each Common Share held. There are no cumulative voting rights.

The Company is furnishing proxy materials over the Internet as permitted under the rules of the Securities and Exchange Commission (the “SEC”). Under these rules, many of the Company’s shareholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of Annual Meeting of Shareholders, this Proxy Statement and the Company’s 2019 Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the proxy materials over the Internet and how shareholders can receive a paper copy of such materials. Shareholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper or electronic copy of the proxy materials by mail. The Company believes this process conserves natural resources and reduces the costs of printing and distributing proxy materials. Shareholders who receive a Notice of Internet Availability of Proxy Materials are reminded that the Notice itself is not a proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on January 27, 2020: The Notice of Annual Meeting of Shareholders, this Proxy Statement and the Company’s 2019 Annual Report are available at www.proxyvote.com. At www.proxyvote.com, shareholders can view the proxy materials, cast their vote and request to receive proxy materials in paper form by mail or electronically by e-mail on a going-forward basis.

If you received a copy of the proxy materials by mail, a form of proxy for use at the Annual Meeting was included. You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning the form of proxy. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, if you received a copy of the proxy materials by mail or electronically by e-mail or if you received the Notice of Internet Availability of Proxy Materials, as applicable, you may transmit your voting instructions electronically at www.proxyvote.com or by using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials. The deadline for transmitting voting instructions electronically or telephonically before the Annual Meeting is 11:59 P.M. Eastern Time on January 26, 2020. You may also vote during the Annual Meeting via the Internet by going to http://www.virtualshareholdermeeting.com/SMG2020 and following the instructions printed on your proxy card or Notice of Internet Availability of Proxy Materials. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give voting instructions and confirm that such voting instructions have been properly recorded.

If you are a registered shareholder, you may revoke your proxy at any time before it is voted at the Annual Meeting by: (i) giving written notice of revocation to the Corporate Secretary of the Company; (ii) revoking via the Internet site; (iii) using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials and electing “revocation” as instructed; or (iv) participating in the Annual Meeting live via the Internet and voting again. If you are a registered shareholder, you may change your vote at or prior to the Annual Meeting by: (1) executing and returning to the Company a later-dated form of proxy; (2) submitting a later-dated electronic vote through the Internet site; (3) voting by telephone at a later date; or (4) participating in the Annual Meeting live via the Internet and voting again.

If you hold your Common Shares in “street name” with a broker/dealer, financial institution or other nominee or holder of record, you are urged to carefully review the information provided to you by the broker/dealer, financial institution or other nominee or holder of record. This information will describe the procedures you must follow to instruct the holder of record how to vote your Common Shares held in “street name” and how to revoke any previously-given voting instructions. If you do not provide voting instructions to your broker/dealer, financial institution or other nominee or holder of record within the required time frame before the Annual Meeting, your Common Shares will not be voted by the broker/dealer, financial institution or other nominee or holder of record on any matters considered non-routine, including the election of directors and the advisory vote on the compensation of the Company’s named executive officers. Your broker/dealer, financial institution or other nominee or holder of record will have discretion to vote your Common Shares on routine matters, including the ratification of the selection of the Company’s independent registered public accounting firm.

The Company will bear the costs of soliciting proxies on behalf of the Board and tabulating your votes. The Company has retained Broadridge Financial Solutions, Inc. to assist in distributing the proxy materials. Directors, officers and certain employees of the Company may solicit your votes personally, by telephone, by e-mail or otherwise, in each case without additional compensation. If you provide voting instructions or participate in the Annual Meeting through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which the Company will not reimburse. The Company will reimburse its transfer agent, EQ Shareowner Services, as well as broker/dealers, financial institutions and other custodians, nominees and fiduciaries for forwarding proxy materials to shareholders, according to certain regulatory fee schedules.

If you participate in The Scotts Company LLC Retirement Savings Plan (the “Retirement Savings Plan” or “RSP”), a qualified 401(k) plan, and Common Shares have been allocated to your account in the RSP, you are entitled to instruct the trustee of the RSP how to vote such Common Shares. You may receive your form of proxy with respect to your RSP Common Shares separately. If you do not give the trustee of the RSP voting instructions, the trustee will not vote such Common Shares at the Annual Meeting.

If you participate in The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (the “Discounted Stock Purchase Plan”), you are entitled to vote the number of Common Shares credited to your custodial account. If you do not vote, the custodian under the Discounted Stock Purchase Plan will vote the Common Shares credited to your custodial account in accordance with any stock exchange or other rules governing the custodian in the voting of Common Shares held for customer accounts.

Under the Company’s Code of Regulations, the presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Common Shares represented by properly executed forms of proxy, including proxies reflecting abstentions, which are returned to the Company prior to the Annual Meeting or represented by properly authenticated voting instructions timely recorded through the Internet or by telephone will be counted toward the establishment of a quorum. Broker non-votes, where broker/dealers, financial institutions or other nominees or holders of record who hold their customers’ Common Shares in “street name” sign and submit proxies for such Common Shares but fail to vote on non-routine matters because they were not given instructions from their customers, are also counted for the purpose of establishing a quorum.

The results of shareholder voting at the Annual Meeting will be tabulated by or under the direction of the inspector of election appointed by the Board for the Annual Meeting.

Common Shares represented by properly executed forms of proxy returned to the Company prior to the Annual Meeting or represented by properly authenticated voting instructions timely recorded through the Internet or by telephone will be voted as specified by the shareholder. Common Shares represented by valid proxies timely received prior to the Annual Meeting that do not specify how the Common Shares should be voted will, to the extent permitted by applicable law, be voted FOR the election as directors of the Company of each of the three nominees of the Board listed below under the caption “PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS”; FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as described below under the caption “PROPOSAL NUMBER 2 — ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)”; and FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020 as described below under the caption “PROPOSAL NUMBER 3 — RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.” No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

THE BOARD OF DIRECTORS

Current Composition

There are currently eleven individuals serving on the Board, which is divided into three staggered classes, with each class serving three-year terms. The Class I directors hold office for terms expiring at the Annual Meeting, the Class II directors hold office for terms expiring in 2021 and the Class III directors hold office for terms expiring in 2022.

Experiences, Skills and Qualifications

The Nominating and Governance Committee (the “Governance Committee”) is responsible for identifying candidates to become directors and recommending director nominees to the Board. In reviewing Board candidates, the Governance Committee evaluates a candidate’s overall credentials and background but does not have any specific eligibility requirements or minimum qualifications. In general, directors are expected to have the education, business and other experience and current insight necessary to contribute to the Board’s performance of its functions, the interest and time to be actively engaged with the Company’s management team, and the functional skills, leadership, diversity, experience and other attributes that the Board believes will contribute to the development and expansion of the Board’s knowledge and capabilities.

The strength of the Board is its combined experiences and its collaborative and engaged spirit. The Board includes professionals with a broad range of experiences including business and military leaders, bankers, regulators and advertisers.

Set forth below is a general description of the types of experiences the Board and the Governance Committee believe are particularly relevant to the Company:

•
Leadership Experience — Directors who have significant leadership experience in major organizations over an extended period of time, such as corporate or governmental senior executives, provide the Company with valuable insights gained through years of managing complex organizations. These individuals understand both the day-to-day operational responsibilities that senior management handles and the role directors play in overseeing the affairs of large organizations. Almost every current director has significant experience leading complex organizations.

•
Marketing — Directors with experience understanding consumers’ desires and preferences and the rapidly changing ways in which consumers — young and old alike — receive information, as well as form and convey those preferences, deliver valuable marketing insights that can benefit the Company’s performance, especially as consumers shift to non-traditional media and formats.

•
Retail Experience — Directors with significant experience in the retail industry bring valuable insights that can assist the Company in managing its relationships with its largest retail customers. In addition, directors with experience and insight on traditional and developing routes to the consumer can help the Company excel.

•
Innovation and Technology Experience — Directors with innovation and technology experience add significant value to the Board, especially in light of the Company’s continued focus on driving innovation in product development and design, communications, and business operations.

•
Financial Experience — Directors with an understanding of accounting, finance and financial reporting processes, particularly as they relate to a large, complex business, are critical to the Company. Accurate financial reporting is a cornerstone of the Company’s success, and directors with financial expertise help provide effective oversight of the Company’s financial measures and processes.

•
Consumer Industry Experience — Directors with experience identifying and developing products that are desirable to consumers in an evolving marketplace and in emerging product categories, including the hydroponic and indoor growing space, bring valuable skills that can positively impact the Company’s performance.

•
International Experience — Directors with experience in markets outside the United States bring valuable knowledge to the Company as it operates in foreign markets and in an economy that is increasingly global.

A description of the most relevant experiences, skills, attributes and qualifications that qualify each director to serve as a member of the Board is included in the director biographies provided below.

Diversity

The Board believes that diversity is one of many important considerations in board composition. When considering candidates for the Board, the Governance Committee evaluates the entirety of each candidate’s credentials, including factors such as experience, skill, age, diversity of background, race and gender, as well as each candidate’s judgment, strength of character and specialized knowledge. Although the Board does not have a specific diversity policy, the Governance Committee evaluates the current composition of the Board to ensure that the directors reflect a diverse mix of skills, experiences, backgrounds and opinions. Depending on the current composition of the Board, the Governance Committee may weigh certain factors, including those relating to diversity, more or less heavily when evaluating a potential candidate.

The Governance Committee believes that the Company’s current directors, as a group, reflect a diverse mix of skills, experiences, backgrounds and opinions helpful to foster an effective decision-making environment and promote the Company’s culture. Board member experiences cover a wide range of industries and sectors, including consumer products, manufacturing, technology, financial services, military, media, regulatory and consulting. Two of the eleven directors are women, each of whom chairs one of the Board’s five standing committees: the Audit Committee (Nancy G. Mistretta) and the Finance Committee (Katherine Hagedorn Littlefield). In addition, Ms. Littlefield has served as Vice Chair of the Board since 2013.

Leadership Structure

The Company’s governance documents provide the Board with flexibility to select the leadership structure that the Board believes is most appropriate for and in the best interests of the Company and its shareholders. The Board regularly evaluates the Company’s leadership structure and has concluded that the Company and its shareholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and Chief Executive Officer (“CEO”). This approach allows the Board to elect the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and CEO roles when deemed appropriate.

Currently, the Company is led by James Hagedorn, who has served as CEO since May 2001 and Chairman of the Board since January 2003. The Board believes that combining the roles of Chairman of the Board and CEO is in the best interests of the Company and its shareholders at this time as this structure fully utilizes the talent and experience of Mr. Hagedorn. The Board’s decision to appoint Mr. Hagedorn to lead the Company is supported by the Company’s record of success and achievement during his tenure as Chairman of the Board and CEO.

In addition to Mr. Hagedorn, the Board is currently comprised of ten non-employee directors, eight of whom also qualify as independent. In accordance with the Company’s Corporate Governance Guidelines and applicable sections of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Rules”), the non-employee directors of the Company regularly meet in executive session. These meetings allow non-employee directors to discuss issues of importance to the Company, including the business and affairs of the Company as well as matters concerning management, without any member of management present. In addition, the independent directors of the Company meet in executive session at least annually and more frequently as matters appropriate for their consideration arise.

The directors have elected Lieutenant General (retired) John R. Vines to serve as the Company’s Lead Independent Director in each year since 2014. As Lead Independent Director, General Vines:

•	has the ability to call meetings of independent and/or non-employee directors;

•	presides at meetings of non-employee and/or independent directors;

•	consults with the Chairman of the Board and CEO with respect to appropriate agenda items for meetings of the Board;

•	serves as a liaison between the Chairman of the Board and the independent directors;

•	has the ability, in consultation with the Vice Chair, to approve the retention of outside advisors and consultants who report directly to the Board on critical issues;

•	has the ability to approve the retention of outside advisors and consultants who report directly to the independent directors of the Board on critical issues, as needed or deemed appropriate;

•	can be contacted directly by shareholders; and

•	performs such other duties as the Board may delegate to him from time to time.

In addition, the directors have elected Ms. Littlefield to serve as Vice Chair of the Board in each year since 2013. As Vice Chair, Ms. Littlefield:

•	presides at meetings of the Board in the Chairman of the Board’s absence;

•	presides at meetings of the shareholders in the Chairman of the Board’s absence;

•	has the ability, in consultation with the Lead Independent Director, to approve the retention of outside advisors and consultants who report directly to the Board on critical issues; and

•	performs such other duties as the Board may delegate to her from time to time.

The Board has established five standing committees to assist with its oversight responsibilities: (1) the Audit Committee; (2) the Compensation and Organization Committee (the “Compensation Committee”); (3) the Governance Committee; (4) the Finance Committee; and (5) the Innovation and Technology Committee. Each of the Audit Committee, Compensation Committee, and Governance Committee is comprised entirely of independent directors.

The Board believes that its current leadership structure — including combined Chairman of the Board and CEO roles, a Lead Independent Director, a Vice Chair of the Board, and key committees comprised solely of independent directors — provides an appropriate balance among strategy development, operational execution and independent oversight, and is in the best interests of the Company and its shareholders.

Board Role in Risk Oversight

It is management’s responsibility to develop and implement the Company’s strategic plans and to identify, evaluate, manage and mitigate the risks inherent in those plans. It is the Board’s responsibility to oversee the Company’s strategic plans and to ensure that management is taking appropriate action to identify, manage and mitigate the associated risks. The Board administers its risk oversight responsibilities both through active review and discussion of enterprise-wide risks and by delegating certain risk oversight responsibilities to Board committees for further consideration and evaluation. The decision to administer the Board’s oversight responsibilities in this manner significantly impacts the Board’s leadership and committee structure.

Because the roles of Chairman of the Board and CEO are combined, the directors annually elect a Lead Independent Director to enhance oversight of management and the potential risks facing the Company. In addition, the Board is comprised of predominantly independent directors and all members of the Board’s key committees — the Audit Committee, the Compensation Committee, and the Governance Committee — are independent. The checks and balances provided by our leadership structure help to ensure that key decisions made by the Company’s senior management, up to and including the CEO, are reviewed and overseen by independent directors of the Board.

In some cases, risk oversight is addressed by the full Board as part of its engagement with the CEO and other members of senior management. For example, the full Board conducts a comprehensive annual review of the Company’s overall strategic plan and the plans for each of the Company’s business units, including associated risks. In connection with the Board’s risk oversight responsibilities, management periodically provides the Board with reports regarding the significant risks facing the Company and how the Company is seeking to control or mitigate those risks. The Board also has responsibility for ensuring that the Company maintains appropriate succession plans for its senior officers and conducts an annual review of succession planning.

In other cases, the Board has delegated risk management oversight responsibilities to certain committees, each of which reports regularly to the full Board. For example, the Audit Committee oversees the Company’s compliance with legal and regulatory requirements and its overall risk management process and has oversight responsibility for financial risks. As part of its oversight role, the Audit Committee regularly reviews risks relating to the Company’s key accounting policies and receives reports regarding the Company’s most significant internal controls and compliance risks from the Company’s Chief Financial Officer as well as its internal auditors. Representatives of the Company’s independent registered public accounting firm attend each Audit Committee meeting, regularly make presentations to the Audit Committee, and comment on management presentations. In addition, the Company’s Chief Financial Officer and internal auditors, as well as representatives of the Company’s independent registered public accounting firm, individually meet in private session with the Audit Committee on a regular basis, affording ample opportunity to raise any concerns with respect to the Company’s risk management practices.

Likewise, the Compensation Committee oversees risks relating to the Company’s compensation programs and practices. As discussed in more detail in the section captioned “Our Compensation Practices — Role of Outside Consultants” within the Compensation Discussion and Analysis, the Compensation Committee employs an independent compensation consultant to assist it in reviewing the Company’s compensation programs, including the potential risks created by and other impacts of these programs.

In addition, the Governance Committee oversees issues related to the Company’s governance structure and other corporate governance matters and processes, as well as non-financial risks and compliance matters. In addition, the Governance Committee is charged with overseeing compliance with the Company’s Related Person Transaction Policy. The Governance Committee regularly reviews the Company’s key corporate governance documents, including the Corporate Governance Guidelines, the Related Person Transaction Policy and the Insider Trading Policy, to ensure the documents continue to comply with the changing legal and regulatory environment and appropriately enable the Board to fulfill its oversight responsibilities.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

At the Annual Meeting, three Class I directors will be elected. All three individuals nominated by the Board for election as directors at the Annual Meeting are currently serving as Class I directors — James Hagedorn, Brian D. Finn and Nancy G. Mistretta. The nomination of each individual was recommended to the Board by the Governance Committee.

On October 29, 2019, James F. McCann informed the Company and the Board of his decision to not stand for re-election as a Class I director at the Annual Meeting. Following Mr. McCann’s decision, the Board adopted a resolution pursuant to the Code of Regulations of the Company to reduce the size of the Board from eleven to ten members. The change will take effect upon the expiration of the term of the current Class I directors at the Annual Meeting.

The individuals elected as Class I directors at the Annual Meeting will hold office for a three-year term expiring at the 2023 Annual Meeting and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. The individuals designated as proxy holders in the form of proxy intend to vote the Common Shares represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed on the form of proxy or through the telephone or Internet voting procedures. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director of the Company if elected. If any nominee becomes unable to serve or for good cause will not serve as a candidate for election as a director, then the individuals designated as proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board following recommendation by the Governance Committee. The individuals designated as proxy holders cannot vote for more than three nominees for election as Class I directors at the Annual Meeting.

The following information, as of December 4, 2019, with respect to the age, principal occupation or employment, other affiliations and business experience of each continuing director or nominee for election as a director, has been furnished to the Company by each such director or nominee.

Nominees Standing for Election to the Board of Directors

Class I — Terms to Expire at the 2020 Annual Meeting

James Hagedorn, age 64, Director of the Company since 1995 and Chairman of the Board since 2003

Mr. Hagedorn has served as CEO of the Company since May 2001 and Chairman of the Board since January 2003. In addition to serving as CEO and Chairman of the Board, he served as President of the Company from October 2015 until February 2016. Mr. Hagedorn is the brother of Katherine Hagedorn Littlefield, a director of the Company.

Having joined the Company in 1987 and the Board in 1995, and with service as CEO and Chairman of the Board for nearly two decades, Mr. Hagedorn has more working knowledge of the Company and its products than any other individual. During his career at the Company, Mr. Hagedorn has developed extensive leadership, international, and marketing/consumer industry experience that has proven invaluable as he leads the Board through a wide range of issues.

Brian D. Finn, age 59, Director of the Company since 2014

Mr. Finn is a director of WaveGuide Corporation, a health care technology company, Owl Rock Capital Corporation, an investment private equity firm specializing in mezzanine loan investments in middle-market companies, and X-Vax Technology, Inc. an early stage biotechnology company. Mr. Finn is also the Chairman of Star Mountain Capital LLC, a private equity firm.

Mr. Finn served as the Chief Executive Officer and Chairman of Asset Management Finance Corporation. Mr. Finn was Chairman and Head of Alternative Investments at Credit Suisse Group (“Credit Suisse”). Mr. Finn has held many positions within Credit Suisse and its predecessor firms, including President of Credit Suisse First Boston (“CSFB”), President of Investment Banking, Co-President of Institutional Securities, Chief Executive Officer of Credit Suisse USA and a member of the Office of the Chairman of CSFB. He was also a member of the Executive Board of Credit Suisse. Mr. Finn served as principal and partner of private equity firm Clayton, Dubilier & Rice.

Mr. Finn has over 30 years of experience in the financial industry, including his service in leadership roles in the investment banking and private equity sectors, which provides the Board with additional expertise in strategically growing businesses. Mr. Finn’s service as the Co-Head of Mergers and Acquisitions for Credit Suisse augments the Board’s capabilities in analyzing and evaluating acquisition opportunities. Mr. Finn qualifies as an “audit committee financial expert” as that term is defined in the applicable rules and regulations of the SEC (“SEC Rules”) and his financial experience is also particularly valuable to the Board in his service as a member of the Audit Committee and the Finance Committee.

Committee Memberships: Audit; Finance

Nancy G. Mistretta, age 65, Director of the Company since 2007

Ms. Mistretta is a director of HSBC North America Holdings, Inc., HSBC USA Inc., and HSBC Bank USA, N.A., where she serves on the Audit Committee, Risk Committee and the Nominating & Governance Committee. In addition, Ms. Mistretta is a member of the Board of Directors of GAM Holding AG in Zurich, Switzerland, where she chairs the Compensation Committee and serves on the Governance and Nominating Committee.

Ms. Mistretta is a retired partner of Russell Reynolds Associates (“Russell Reynolds”), an executive search firm, where she served as a partner from February 2005 until June 2009. She was a member of Russell Reynolds’ Not-For-Profit Sector and was responsible for managing executive officer searches for many large philanthropic organizations, with a particular focus on educational searches for presidents, deans and financial officers. Based in New York City, she also was active in the CEO/Board Services Practice of Russell Reynolds. Prior to joining Russell Reynolds, Ms. Mistretta was with JPMorgan Chase & Co. and its heritage institutions (collectively, “JPMorgan”) for 29 years and served as a Managing Director in Investment Banking from 1991 to 2005.

Throughout her nearly 30-year career at JPMorgan, Ms. Mistretta demonstrated a range of skills including leadership, international, marketing/consumer industry, retail and financial experience, including through roles as Managing Director responsible for Investment Bank Marketing and Communications, industry head responsible for the Global Diversified Industries group and industry head responsible for the Diversified, Consumer Products and Retail Industries group. Ms. Mistretta qualifies as an “audit committee financial expert” as that term is defined in the applicable SEC Rules and her financial experience is particularly valuable to the Board in her service as Chair of the Audit Committee and member of the Finance Committee.

Committee Memberships: Audit (Chair); Finance

Class II — Terms to Expire at the 2021 Annual Meeting

Thomas N. Kelly Jr., age 72, Director of the Company since 2006

Mr. Kelly is a director of GameStop Corp., where he also chairs the Compensation Committee.

Mr. Kelly also served as Executive Vice President, Transition Integration of Sprint Nextel Corporation (now known as Sprint Communications, Inc. (“Sprint”)), a global communications company, from December 2005 until April 2006. He served as the Chief Strategy Officer of Sprint from August 2005 until December 2005. He served as the Executive Vice President and Chief Operating Officer of Nextel Communications, Inc., which became Sprint, from February 2003 until August 2005, and as Executive Vice President and Chief Marketing Officer of Nextel Communications, Inc. from 1996 until February 2003.

Having served at various times as Chief Strategy Officer, Chief Operating Officer and Chief Marketing Officer of Sprint, Mr. Kelly brings an extensive skill set to the boardroom. His blend of leadership, innovation and technology, international, marketing/consumer industry and financial experience make him a key advisor to the Board on a full range of consumer and strategy-related matters.

Committee Memberships: Innovation and Technology (Chair); Audit; Compensation

Peter E. Shumlin, age 63, Director of the Company since 2017

Governor Shumlin is a director of Putney Student Travel, National Geographic Student Expeditions and New York Times Student Journeys which provides educational summer programs for students around the globe. He is a principal in numerous real estate partnerships specializing in commercial and residential properties.

Mr. Shumlin served three terms as the 81st Governor of the State of Vermont, having held office from 2011 to 2017. Prior to serving as Governor, he served two terms in the Vermont House of Representatives and 14 non-consecutive years in the Vermont Senate, serving on the Rules Committee, the Finance Committee, the Transportation Committee, the Appropriations Committee and as Senate President Pro Tempore.

Governor Shumlin’s lengthy public service career provides in-depth knowledge of government, public policy, legal, finance, governance and leadership matters. We believe his unique experience and skill set make him a valuable asset to the Board.

Committee Memberships: Compensation (Chair); Innovation and Technology; Governance

John R. Vines, age 70, Director of the Company since 2013 and Lead Independent Director since 2014

Lieutenant General (retired) Vines has been a partner of McChrystal Group since 2016 and was previously a Senior Advisor to McChrystal Group beginning in 2011. General Vines retired in 2007 from the U.S. Army after 35 years active service. He was in continuous command for his last six years of service, including Commander, U.S. Army’s XVIII Airborne Corps and Multi-National Corps Iraq. In addition, he commanded the Combined Joint Task Force 180 Afghanistan. General Vines also served as the Senior Defense Representative to Afghanistan and Pakistan and previously commanded the 82nd Airborne Division, which included a year-long deployment in Afghanistan. Following retirement, General Vines has acted as a Department of Defense Senior Mentor to U.S. Army and joint senior leadership and deploying combat units, a member of the Defense Service Board and a member of the Army DARPA Senior Advisory Group.

With more than 35 years of active military service and significant management consulting experience, General Vines brings extensive leadership, strategy and innovation experience to the Board.

Committee Membership: Governance

Class III — Terms to Expire at the 2022 Annual Meeting

David C. Evans, age 56, Director of the Company since 2018

Mr. Evans has served as the Interim Chief Financial Officer of Cardinal Health Inc., a global, integrated healthcare services and products company, since July 2019. Mr. Evans previously served as Executive Vice President and Chief Financial Officer of Battelle Memorial Institute (“Battelle”), a private research and development organization with revenue of $5 billion, from March 2013 until January 2018. Mr. Evans’ responsibilities at Battelle included strategy, IT and cyber security. Prior to joining Battelle, Mr. Evans served in various managerial roles at the Company, including, most recently, Chief Financial Officer and Executive Vice President, Strategy and Business Development.

Mr. Evans’ financial acumen and intimate familiarity with the Company makes him uniquely qualified to serve as a member of the Board. Mr. Evans qualifies as an “audit committee financial expert” as that term is defined in SEC Rules and his financial experience is particularly valuable to the Board in his role as a member of the Audit Committee.

Committee Membership: Audit; Compensation

Adam Hanft, age 69, Director of the Company since 2010

Mr. Hanft is the founder and Chief Executive Officer of Hanft Projects LLC (“Hanft Projects”), a strategic consultancy that provides marketing advice and insight to leading consumer and business-to-business companies as well as many leading digital brands. He writes broadly about the consumer culture for numerous publications and is the co-author of “Dictionary of the Future.” He is also a frequent commentator on marketing and branding issues. Prior to starting Hanft Projects, Mr. Hanft served as founder and Chief Executive Officer of Hanft Unlimited, Inc., a marketing organization created in 2004 that included an advertising agency, strategic consultancy and custom-publishing operation. Mr. Hanft also serves as a director for 1-800-FLOWERS.COM, Inc.

As the Chief Executive Officer of Hanft Projects, Mr. Hanft brings his extensive leadership, marketing/consumer industry and innovation and technology experience to the Board. His knowledge of the consumer marketplace, media and current branding initiatives has proven particularly valuable to the Board.

Committee Membership: Innovation and Technology

Stephen L. Johnson, age 68, Director of the Company since 2010

Mr. Johnson is the President and Chief Executive Officer of Stephen L. Johnson and Associates Strategic Consulting, LLC (“Johnson and Associates”), a strategic provider of business, research and financial management and consulting services formed in 2009. Prior to forming Johnson and Associates, Mr. Johnson worked for the U.S. Environmental Protection Agency for 30 years, where he became the first career employee and scientist to serve as Administrator, a position he held from January 2005 through January 2009. Mr. Johnson serves as a director of Frederick Memorial Hospital and as a Trustee of Taylor University.

As President and Chief Executive Officer of Johnson and Associates and the former Administrator of the U.S. Environmental Protection Agency, as well as a lifelong scientist, Mr. Johnson brings considerable leadership and innovation and technology experience to the Board and fulfills the Board’s need for regulatory and environmental expertise as identified by the Governance Committee.

Committee Memberships: Governance (Chair); Compensation; Innovation and Technology

Katherine Hagedorn Littlefield, age 64, Director of the Company since 2000

Ms. Littlefield is a general partner of the Hagedorn Partnership, L.P. She also serves on the board for the Hagedorn Family Foundation, Inc., a charitable organization. She is the sister of James Hagedorn, the Company’s CEO and Chairman of the Board. Ms. Littlefield is a member of the Board of Trustees at Delaware Valley University.

As a general partner and former Chair of the Hagedorn Partnership, L.P., the Company's largest shareholder, Ms. Littlefield brings a strong shareholder voice to the boardroom. She also has significant innovation and technology experience, having served on the Company's Innovation and Technology Committee (and its predecessors) since May 2004, as well as on the Innovation Advisory Board from its formation in 2001 until January 2014 when it was retired.

Committee Memberships: Finance (Chair); Innovation and Technology

Recommendation and Vote

Under Ohio law and the Company’s Code of Regulations, the three nominees for election as Class I directors receiving the greatest number of votes FOR election will be elected as directors of the Company. Common Shares represented by properly executed and returned forms of proxy or properly authenticated voting instructions recorded through the Internet or by telephone will be voted FOR the election of the Board’s nominees, unless authority to vote for one or more of the nominees is withheld. Common Shares as to which the authority to vote is withheld and Common Shares represented by broker non-votes will not be counted toward the election of directors or toward the election of the individual nominees of the Board, as applicable.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL OF THE ABOVE-NAMED CLASS I DIRECTOR NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings of the Board and Board Member Attendance at Annual Meeting of Shareholders

The Board held four meetings during the 2019 fiscal year. Each Board member attended at least 75% of the aggregate number of Board and applicable Board committee meetings during the 2019 fiscal year.

Although the Company does not have a formal policy regarding Board members attendance at annual shareholder meetings, the Company encourages all directors to attend each such annual meeting. All of the directors attended the 2019 Annual Meeting of Shareholders held on Friday, January 25, 2019.

Committees of the Board

The Board has established five standing committees to assist with its oversight responsibilities: (1) the Audit Committee; (2) the Compensation Committee; (3) the Governance Committee; (4) the Finance Committee; and (5) the Innovation and Technology Committee. Membership on each of these committees, as of December 4, 2019, is shown in the following chart:

Audit	Compensation and Organization	Nominating and Governance	Finance	Innovation and Technology
Nancy G. Mistretta (Chair)	Peter E. Shumlin (Chair)	Stephen L. Johnson (Chair)	Katherine Hagedorn Littlefield (Chair)	Thomas N. Kelly Jr. (Chair)
David C. Evans	David C. Evans	Peter E. Shumlin	Brian D. Finn	Adam Hanft
Brian D. Finn	Stephen L. Johnson	John R. Vines	James F. McCann	Stephen L. Johnson
Thomas N. Kelly Jr.	Thomas N. Kelly Jr.		Nancy G. Mistretta	Katherine Hagedorn Littlefield
Peter E. Shumlin

Audit Committee

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Audit Committee charter is posted under the “Corporate Governance” link on the Company’s website at http://investor.scotts.com. At least annually, in consultation with the Governance Committee, the Audit Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Audit Committee is responsible for: (1) overseeing the accounting and financial reporting processes of the Company, including the audits of the Company’s consolidated financial statements; (2) appointing, compensating and overseeing the work of the independent registered public accounting firm employed by the Company; (3) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or other compliance matters; (4) assisting the Board in its oversight of: (a) the integrity of the Company’s consolidated financial statements, (b) the Company’s compliance with applicable laws, rules and regulations, including applicable NYSE Rules, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the Company’s internal audit function; and (5) undertaking the other matters required by applicable NYSE Rules and SEC Rules.

Pursuant to its charter, the Audit Committee has the authority to engage and compensate such independent counsel and other advisors as the Audit Committee deems necessary to carry out its duties.

The Board has determined that each member of the Audit Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10A-3 promulgated by the SEC under the Exchange Act. The Board believes each member of the Audit Committee is qualified to discharge his or her duties on behalf of the Company and its subsidiaries and satisfies the financial literacy requirement of the NYSE Rules. The Board has determined that David C. Evans, Brian D. Finn and Nancy G. Mistretta each qualify as an “audit committee financial expert” as that term is defined in the applicable SEC Rules. None of the current members of the Audit Committee serves on the audit committee of more than two other public companies.

The Audit Committee met eight times during the 2019 fiscal year.

The following directors served on the Audit Committee during the 2019 fiscal year: David C. Evans, Brian D. Finn, Thomas N. Kelly Jr. and Nancy G. Mistretta.

The Report of the Audit Committee begins on page 66.

Compensation and Organization Committee

The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Compensation Committee charter is posted under the “Corporate Governance” link on the Company’s website located at http://investor.scotts.com. At least annually, in consultation with the Governance Committee, the Compensation Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Compensation Committee is responsible for determining all elements of executive compensation and benefits for our CEO and other key executives of the Company and its subsidiaries, including the executive officers named in the Summary Compensation Table (the “NEOs”). As part of this process, the Compensation Committee determines the general compensation philosophy applicable to these individuals. In addition, the Compensation Committee advises the Board regarding executive officer organizational issues and succession plans. The Compensation Committee also acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit or retirement plan maintained by the Company, and serves as the committee administering The Scotts Miracle-Gro Company Long-Term Incentive Plan (the “Long-Term Incentive Plan”), The Scotts Company LLC Amended and Restated Executive Incentive Plan (the “EIP”), the Discounted Stock Purchase Plan and The Scotts Company LLC Executive Retirement Plan (the “ERP”).

Pursuant to its charter, the Compensation Committee has authority to retain special counsel, compensation consultants and other experts or consultants as it deems appropriate to carry out its functions and to approve the fees and other retention terms of any such counsel, consultants or experts. During the 2019 fiscal year, the Compensation Committee engaged independent consultant ClearBridge Compensation Group (“ClearBridge”) to advise the Compensation Committee with respect to market practices and competitive trends in the area of executive compensation, as well as ongoing regulatory considerations. The consultant provided guidance to assist the Compensation Committee in determining the compensation structure for our CEO, the other NEOs and other key management employees. ClearBridge did not provide any consulting services directly to management. The role of ClearBridge is further described in the section captioned “Our Compensation Practices — Role of Outside Consultants” within the Compensation Discussion and Analysis.

The Board has determined that each member of the Compensation Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10C-1 promulgated by the SEC under the Exchange Act. The Board also has determined that each member qualifies as an outside director for purposes of § 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), and as a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee met seven times during the 2019 fiscal year.

The following directors served on the Compensation Committee during the 2019 fiscal year: David C. Evans, Stephen L. Johnson, Thomas N. Kelly Jr. and Peter E. Shumlin.

The Compensation Discussion and Analysis begins on page 22. The Compensation Committee Report appears on page 39.

Nominating and Governance Committee

The Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Governance Committee charter is posted under the “Corporate Governance” link on the Company’s website located at http://investor.scotts.com. At least annually, the Governance Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Governance Committee recommends nominees for membership on the Board as well as policies regarding the composition of the Board generally. The Governance Committee also makes recommendations to the Board regarding committee selection, including committee chairs and rotation practices, the overall effectiveness of the Board and of management (in the areas of Board relations and corporate governance), director compensation and developments in corporate governance practices. The Governance Committee is responsible for developing a policy regarding the consideration of candidates recommended by shareholders for election or appointment to the Board and procedures to be followed by shareholders in submitting such recommendations, consistent with any shareholder nomination requirements that may be set forth in the Company’s Code of Regulations and applicable laws, rules and regulations. In considering potential nominees for election or appointment to the Board, the Governance Committee conducts its own search for available, qualified nominees and will consider candidates from any reasonable source, including shareholder recommendations. The Governance Committee is also responsible for developing and recommending to the Board corporate governance guidelines applicable to the Company and overseeing the evaluation of the Board.

The Board has determined that each member of the Governance Committee satisfies the applicable independence requirements set forth in the NYSE Rules.

The Governance Committee met four times during the 2019 fiscal year.

The following directors served on the Governance Committee during the 2019 fiscal year: Stephen L. Johnson, Peter E. Shumlin and John R. Vines.

Finance Committee

The Finance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Finance Committee charter is posted under the “Corporate Governance” link on the Company’s website located at
http://investor.scotts.com.

The Finance Committee assists the Board in the oversight of the finance and investment functions of the Company, the Company’s capital structure and the financing and financial structure of proposed acquisitions and divestitures in which the Company engages as part of its business strategy from time to time. In discharging these duties, the Finance Committee oversees a broad range of financial matters, including the Company’s capital expenditures budget, investment policies, stock repurchase programs, dividend payments, cash management and corporate financing matters. The Finance Committee also advises the Board with respect to acquisitions, divestitures, other significant corporate transactions, and integration of acquired businesses and business development opportunities. Pursuant to its charter, and delegation approved by the Board, the Finance Committee is responsible for approving certain acquisition, divestiture and corporate financing transactions.

The Finance Committee met four times during the 2019 fiscal year.

The following directors served on the Finance Committee during the 2019 fiscal year: Brian D. Finn, Craig R. Hargreaves (resigned June 14, 2019), Katherine Hagedorn Littlefield, James F. McCann and Nancy G. Mistretta.

Innovation and Technology Committee

The Innovation and Technology Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Innovation and Technology Committee charter is posted under the “Corporate Governance” link on the Company’s website located at http://investor.scotts.com.

The Innovation and Technology Committee assists the Board in its oversight of management’s activities and processes related to the development of the Company’s technology plans, commercial and technical innovation strategies, and the Company’s policies and practices with respect to corporate social responsibility (including stewardship and sustainability).

The Innovation and Technology Committee met four times during the 2019 fiscal year.

The following directors served on the Innovation and Technology Committee during the 2019 fiscal year: Adam Hanft, Craig R. Hargreaves (resigned June 14, 2019), Stephen L. Johnson, Thomas N. Kelly Jr., Katherine Hagedorn Littlefield and Peter E. Shumlin.

Compensation and Organization Committee Interlocks and Insider Participation

With respect to the 2019 fiscal year and from October 1, 2019 through the date of this Proxy Statement, there were no interlocking relationships between any executive officer of the Company and any entity, one of whose executive officers served on the Company’s Compensation Committee or Board, or any other relationship required to be disclosed in this section under applicable SEC Rules.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

In accordance with applicable sections of the NYSE Rules, the Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees. The Board, with the assistance of the Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they remain in compliance with all applicable requirements and appropriately address evolving corporate governance issues.

The Corporate Governance Guidelines are posted under the “Corporate Governance” link on the Company’s website located at http://investor.scotts.com.

Director Independence

In consultation with the Governance Committee, the Board has reviewed, considered and discussed the relationships, both direct and indirect, of each current director or nominee for election as a director with the Company and its subsidiaries, including those listed under the section captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,” and the compensation and other payments each director and each nominee has, both directly and indirectly, received from or made to the Company and its subsidiaries, to determine whether such director or nominee satisfies the applicable independence requirements set forth in the NYSE Rules and the SEC Rules. As part of its independence analysis, the Board considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director or nominee may have with the Company.

Based upon the recommendation of the Governance Committee and its own review, consideration and discussion, the Board has determined that the following Board members serving at any time during the 2019 fiscal year satisfy the applicable independence requirements set forth in the NYSE Rules and the SEC Rules and are, therefore, “independent” directors:

(1) David C. Evans	(5) James F. McCann
(2) Brian D. Finn	(6) Nancy G. Mistretta
(3) Stephen L. Johnson	(7) Peter E. Shumlin
(4) Thomas N. Kelly Jr.	(8) John R. Vines

The Board determined that: (a) Mr. Hagedorn is not independent because he is the Company’s CEO; (b) Ms. Littlefield is not independent because she is the sister of Mr. Hagedorn; (c) Mr. Hanft is not independent because he has received consulting compensation from the Company within the last three years that exceeds the applicable threshold for determining whether a director can be considered independent; and (d) Mr. Hargreaves, a former director who resigned on June 14, 2019, was not independent because a subsidiary of the Company made real estate related lease payments during the 2019 fiscal year to entities owned or controlled by Mr. Hargreaves that exceeded the applicable threshold for determining whether a director can be considered independent.

Nominations of Directors

The Board, taking into account the recommendations of the Governance Committee, selects nominees to stand for election to the Board. The Governance Committee considers candidates for the Board from any reasonable source, including current director, management and shareholder recommendations, and does not evaluate candidates differently based on the source of the recommendation. Pursuant to its written charter, the Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms of any such consultant or search firm.

Shareholders may recommend director candidates for consideration by the Governance Committee by giving written notice of the recommendation to the Corporate Secretary of the Company. The recommendation must include the candidate’s name, age, business address and principal occupation or employment, as well as a description of the candidate’s qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director, if so elected, must accompany any such recommendation.

The Company’s Corporate Governance Guidelines specify that, in general, a director should not stand for re-election once he or she has reached the age of 72, but provide the Board with flexibility to nominate a director who is age 72 or older based on individual circumstances.

Communications with the Board

The Board believes it is important for shareholders and other interested persons to have a process pursuant to which they can send communications to the Board and its individual members, including the Lead Independent Director. Accordingly, shareholders and other interested persons who wish to communicate with the Board, the Lead Independent Director, the non-employee directors as a group, the independent directors as a group or any particular director may do so by addressing such correspondence to the name(s) of the specific director(s), to the “Lead Independent Director,” to the “Non-employee Directors” or “Independent Directors” as a group or to the “Board of Directors” as a whole, and sending it in care of the Company to the Company’s principal corporate offices at 14111 Scottslawn Road, Marysville, Ohio 43041. All such correspondence should identify the author as a shareholder or other interested person, explain such person’s interest and clearly indicate to whom the correspondence is directed. Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening. Copies of all correspondence will be circulated to the appropriate director or directors. There is no screening process in respect of communications from shareholders and other interested persons.

Code of Business Conduct and Ethics

In accordance with applicable NYSE Rules and SEC Rules, the Board has adopted The Scotts Miracle-Gro Company Code of Business Conduct and Ethics, which is available under the “Corporate Governance” link on the Company’s website located at http://investor.scotts.com.

All employees of the Company and its subsidiaries, including each NEO, and all directors of the Company are required to comply with the Company’s Code of Business Conduct and Ethics. The Sarbanes-Oxley Act of 2002 and the SEC Rules promulgated thereunder require companies to have procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The procedures for addressing these matters are set forth in the Company’s Code of Business Conduct and Ethics.

Environmental, Social and Governance

The Company recognizes the increased emphasis by shareholders, business partners and other key constituents in recent years on Environmental, Social and Governance (“ESG”) programs that are embedded into day-to-day business policies and practices. The Company is proud of its commitment to doing the right thing for communities, the environment and its associates and has taken significant steps in recent years related to reducing its carbon footprint, improving its product formulations, increasing its investment in communities throughout North America and creating best-in-class benefits programs for its associates worldwide. The Company is committed to improved reporting around these and other programs that impact ESG visibility. At present, an executive-led cross-functional team has been tasked with taking meaningful steps in fiscal 2020 to improve the Company’s ESG reporting metrics and to establish a series of long-term goals that demonstrate its commitment to further improvement.

NON-EMPLOYEE DIRECTOR COMPENSATION

Benchmarking Non-Employee Director Compensation

The Board believes that non-employee director compensation should be competitive with similarly situated companies and encourage high levels of ownership of Common Shares. To ensure that non-employee director compensation remains competitive, the Board periodically engages an independent outside consultant to conduct a benchmark study. The most recent benchmark study was conducted by ClearBridge in 2018 (the “Benchmark Study”) that compared each element of non-employee director compensation against the then current peer group used to benchmark NEO compensation (the “Compensation Peer Group”). For further discussion of the Compensation Peer Group, see the section of this Proxy Statement captioned “Our Compensation Practices — Compensation Peer Group” within the Compensation Discussion and Analysis. The Board relies on the Benchmark Study to evaluate the competitiveness of the non-employee director compensation structure. The Board did not make any changes to the non-employee director compensation structure for the 2019 calendar year. Although the Board establishes the non-employee director compensation on a calendar year basis, except as otherwise specifically provided, director compensation amounts are presented on a fiscal year basis in this Proxy Statement.

Non-Employee Director Compensation Structure for 2019

The annual Board retainer paid by the Company to the non-employee directors consists of a quarterly cash retainer and an annual grant of restricted stock units (“RSUs”). No additional compensation is provided for serving as a committee chair, serving as a committee member, or attending Board or committee meetings. The Lead Independent Director receives additional cash compensation and RSUs for serving in that role, as reflected in the table below. The Company believes this retainer structure reflects the additional responsibilities that the Company expects each non-employee director to assume, facilitates the rotation of directors among the various Board committees and ensures that the Company continues to provide a competitive level of compensation to its non-employee directors. By delivering approximately two-thirds of the annual Board retainer in the form of equity-based compensation, the structure also strengthens the alignment between the interests of the Company’s non-employee directors and its shareholders.

The 2019 calendar year compensation structure for non-employee directors was as follows:

	Pay Elements	Amount

Annual Board Retainer: (all non-employee directors)	Cash Retainer ($25,000 per quarter)	$100,000
	Restricted Stock Units (annual)	$185,000
	Committee Chair/Membership Fees	N/A

Lead Independent Director: (supplemental compensation)	Additional Cash Retainer ($3,750 per quarter)	$15,000
	Additional Restricted Stock Units (annual)	$35,000

In an effort to better leverage the collective skills and experience of the Company’s non-employee directors, the Company expects each non-employee director to dedicate significant time beyond Board and committee meetings to Board service. In addition to participating at Board and committee meetings, the Company expects the non-employee directors to spend several days each year “in the field” immersing themselves in the Company’s business to gain additional insights and perspective regarding the Company’s operations, partners, customers and consumers. The Board considers the number of Board and committee meetings that are typically held each year, as well as the additional days the Company expects the non-employee directors to immerse in the business, when determining the structure and overall magnitude of compensation for the non-employee directors. Based on the Benchmark Study, both the compensation provided by the Company to its non-employee directors, as well as the time commitment required (as measured by the number of meetings and number of Board committees) are above the 75th percentile compared to the Compensation Peer Group. Other than a $15,000 increase in the annual stock unit grant in January 2017, the compensation structure for non-employee directors has remained unchanged since the 2014 calendar year. The Board believes the pay level provided to the non-employee directors is competitive and appropriately aligned with the time commitment required for service on our Board.

In addition to the cash and equity-based compensation elements, non-employee directors also receive reimbursement of all reasonable travel and other expenses for attending Board meetings or other Company-related functions. Further, as circumstances permit, we allow family members to accompany directors on business-related flights on the corporate aircraft. There is no incremental cost to the Company for such allowances.

Aligning Non-Employee Director Compensation and Shareholder Interests

The design of our non-employee director compensation contains several elements that strengthen the alignment with our shareholders, as follows:

Design Element	How it Aligns to Shareholder Interests
• Approximately 2/3 of annual compensation is equity based	• Significant portion of director pay is directly linked to long-term share price performance
• Deferred settlement of equity based compensation	• Mandatory two-year holding period after vesting aligns our directors with a long-term view
• Mandatory share-based dividend equivalents on equity awards granted to directors	• Dividend equivalents automatically convert to additional shares rather than paid in cash
• Robust stock ownership guidelines (5x cash retainer)	• Directors must retain 50% of each equity grant until the stock ownership guidelines have been met, to ensure that our directors maintain a significant investment in the Company’s performance

Equity-Based Compensation — Key Provisions

For the 2019 calendar year, the equity-based compensation for non-employee directors was granted in the form of RSUs. Each whole RSU represents a contingent right to receive one full Common Share. The number of RSUs is determined by dividing the intended grant value by the closing price of one Common Share on NYSE on the applicable grant date, and rounding up to the next whole share.

Dividend Equivalents

Each RSU is granted with a related dividend equivalent, which represents the right to receive additional RSUs in respect of dividends that are declared and paid in cash in respect of the Common Shares underlying the RSUs, during the period beginning on the grant date and ending on the settlement date. Such cash dividends are converted to RSUs based on the fair value of Common Shares on the date the dividend is paid. Dividends declared and paid in the form of Common Shares are converted to RSUs in proportion to the dividends paid per Common Share.

Vesting and Settlement

RSU grants for non-employee directors typically are approved by the Board at a meeting held around the time of the annual meeting of shareholders. Consistent with the grant date protocol adopted by the Board in 2018, the grant date is set as the third trading day following the Company’s first quarter earnings release. For the 2019 calendar year, RSUs were granted to the non-employee directors on February 4, 2019.

The RSUs granted to non-employee directors in the 2019 calendar year, including dividend equivalents converted to RSUs, vest on the first anniversary of the grant date. The RSUs (and related dividend equivalents) become 100% vested if a non-employee director’s service on the Board terminates as a result of his or her death or becoming totally disabled. The unvested RSUs (and related dividend equivalents) are immediately forfeited if the service of a non-employee director terminates prior to the vesting date for any reason other than a change in control of the Company (except as provided above for death or disability). Subject to the terms of the Long-Term Incentive Plan, whole vested RSUs are settled in Common Shares and fractional vested RSUs are settled in cash as soon as administratively practicable, but in no event later than 90 days following the earliest to occur of: (i) termination of service as a director; (ii) death; (iii) disability; or (iv) the third anniversary of the grant date. Upon a change in control of the Company, each non-employee director’s outstanding RSUs vest on the date of the change in control, and settle as described above. Until the RSUs are settled, a non-employee director has none of the rights of a shareholder with respect to the Common Shares underlying the RSUs.

Deferral of Cash-Based Retainers

For the 2019 calendar year, the non-employee directors had the option to elect, in advance, to receive up to 100% of their quarterly cash retainers in cash or fully-vested deferred stock units (“DSUs”). If DSUs were elected, the non-employee director received the number of DSUs determined by dividing the deferral amount by the closing price of one Common Share on NYSE on the applicable grant date, and rounding up to the next whole share. In general, DSUs granted in connection with deferral elections will be settled on the same terms as for RSUs, described above. For the 2019 calendar year, the following non-employee directors elected to receive the respective portion of their quarterly cash retainers in fully vested DSUs: Mr. Finn, 100%; Mr. Johnson, 25%; and Mr. Shumlin, 100%. None of the other non-employee directors elected to defer any portion of their 2019 calendar year cash retainer.

Non-Employee Director Stock Ownership Guidelines

The Board believes that ownership of Common Shares strengthens our directors’ commitment to the long-term future of the Company and further aligns their interests with those of the Company’s shareholders. Accordingly, the Board has adopted stock ownership guidelines applicable to all non-employee directors. Under the stock ownership guidelines, each non-employee director is expected to own Common Shares having a value of at least five times the annual cash retainer. For purposes of determining compliance with the stock ownership guidelines, the value of beneficially-owned shares is determined as follows:

•	100% of the value of Common Shares directly registered to the director and/or held in a brokerage account;

•	60% of the “in-the-money” portion of any non-qualified stock option (“NSO”), whether vested or unvested; and

•	60% of the value of unsettled full-value awards (e.g., DSUs and RSUs), whether vested or unvested.

The stock ownership guidelines require each non-employee director to retain 50% of any individual equity-based awards until the ownership guideline has been achieved.

Non-Employee Director Compensation Table

The following table sets forth the compensation awarded to, or earned by, each of the non-employee directors of the Company for the 2019 fiscal year. Mr. Hagedorn did not receive any additional compensation for his services as a director. Accordingly, Mr. Hagedorn’s compensation is reported in the section captioned “EXECUTIVE COMPENSATION” and is not included in the table below.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(5)(6)		Total ($)
David C. Evans	100,000		185,028		285,028
Brian D. Finn	100,000		185,028		285,028
Adam Hanft	100,000	(2)	185,028	(2)	285,028
Craig R. Hargreaves (resigned June 14, 2019)	75,000		185,028	(3)	260,028
Stephen L. Johnson	100,000		185,028		285,028
Thomas N. Kelly Jr.	100,000		185,028		285,028
Katherine Hagedorn Littlefield	100,000		185,028		285,028
James F. McCann(8)	100,000		185,028		285,028
Nancy G. Mistretta	100,000		185,028		285,028
Peter E. Shumlin	100,000		185,028		285,028
John R. Vines	115,000	(4)	220,047	(7)	335,047
________________________

(1)
Reflects the cash-based retainer earned for services rendered during the 2019 fiscal year, paid at a rate of $25,000 per quarter. With respect to Mr. Finn, Mr. Johnson and Mr. Shumlin, consistent with their elections to defer the cash-based retainer, the amount reported includes a total of $100,000, $25,000 and $100,000 respectively, in cash fees from October 1, 2018 through September 30, 2019 that were deferred and awarded in the form of fully vested DSUs on October 1, 2018, February 4, 2019, April 1, 2019 and July 1, 2019. With respect to Mr. Hanft, consistent with his election to defer a portion of his cash-based retainer for the 2018 calendar year, the amount reported includes a total of $12,500 in cash fees from October 1, 2018 through December 31, 2018.

The cash-based retainer reported for Mr. Hargreaves reflects his Board service from October 1, 2019 through June 14, 2019.

(2)
In addition to the cash-based retainer and RSUs granted to Mr. Hanft for his service on the Board, he earned an additional $900,000 in cash-based consulting fees and received a grant of $400,072 in RSUs for the provision of strategic marketing consulting services to the Company. The grant date fair value of the RSUs was determined using the value of the underlying Common Shares on the date of grant, February 4, 2019, and was calculated in accordance with the equity compensation accounting provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (“Topic 718”), without respect to forfeiture assumptions.

(3)
In addition to the cash-based retainer and RSUs granted to Mr. Hargreaves for his service on the Board, entities owned or controlled by Mr. Hargreaves received real estate related lease payments during the 2019 fiscal year from a subsidiary of the Company in the aggregate amount of $1,174,284. The RSUs granted to Mr. Hargreaves were forfeited upon his departure from the Board.

(4)	With respect to General Vines, reflects an additional cash-based retainer of $15,000 for his service as the Company’s Lead Independent Director during the 2019 fiscal year.

(5)
Reflects the aggregate grant date fair value of RSUs granted during the 2019 fiscal year. The grant date fair value of each RSU was determined using the value of the underlying Common Shares on the date of grant, February 4, 2019, and was calculated in accordance with the equity compensation accounting provisions of FASB ASC Topic 718, without respect to forfeiture assumptions.

(6)
The aggregate number of Common Shares subject to RSUs and related dividend equivalents (including both vested and unvested) and vested DSUs and related dividend equivalents outstanding as of September 30, 2019 was as follows:

Name	Aggregate Number of Common Shares Subject to Stock Awards Outstanding as of September 30, 2019
David C. Evans	4,059
Brian D. Finn	10,039
Adam Hanft (includes RSUs received in connection with consulting agreement)	13,321
Stephen L. Johnson	7,565
Thomas N. Kelly Jr.	6,752
Katherine Hagedorn Littlefield	6,752
James F. McCann	6,752
Nancy G. Mistretta	6,752
Peter E. Shumlin	8,900
John R. Vines	8,033

(7)	Reflects an additional grant of $35,000 in RSUs for General Vines’ service as the Company’s Lead Independent Director during the 2019 fiscal year.

(8)	Mr. McCann informed the Company and the Board that he will not stand for re-election following the expiration of his term as a Class I director at the Annual Meeting.

EXECUTIVE OFFICERS

The executive officers of the Company who are not directors, their positions and, as of December 4, 2019, their ages and years with the Company (and its predecessors) are set forth below. Information for Mr. Hagedorn, our Chief Executive Officer and Chairman of the Board, can be found under “PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS.”

Name	Age	Position(s) Held	Years with Company
Thomas R. Coleman	50	Executive Vice President and Chief Financial Officer	20
James D. King	56	Executive Vice President, Chief Communications Officer	18
Michael C. Lukemire	61	President and Chief Operating Officer	23
Ivan C. Smith	50	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	16
Denise S. Stump	65	Executive Vice President, Global Human Resources and Chief Ethics Officer	19
Executive officers serve at the discretion of the Board of Directors of Scotts Miracle-Gro and pursuant to executive severance agreements or other arrangements. The business experience of each of the individuals listed above during at least the past five years is as follows:
Mr. Coleman was named Executive Vice President and Chief Financial Officer of the Company in April 2014. Prior to this appointment, Mr. Coleman had served as Senior Vice President, Global Finance Operations and Enterprise Performance Management Analytics, since January 2011. Previously, Mr. Coleman served as interim principal financial officer of the Company between February 2013 and March 2013.
Mr. King was named Executive Vice President, Chief Communications Officer of the Company in April 2019. Prior to this appointment, Mr. King had served as Senior Vice President, Chief Communications Officer from June 2008 to April 2019.
Mr. Lukemire was named President and Chief Operating Officer of the Company in February 2016. He served as Executive Vice President and Chief Operating Officer from December 2014 until February 2016. Prior to this appointment, Mr. Lukemire had served as Executive Vice President, North American Operations from April 2014 until December 2014, as Executive Vice President, Business Execution from May 2013 until April 2014 and as President, U.S. Consumer Regions from October 2011 until May 2013.
Mr. Smith was named Executive Vice President, General Counsel and Corporate Secretary of the Company in July 2013 and Chief Compliance Officer of the Company in October 2013. Prior to July 2013, he had served as Vice President, Global Consumer Legal and Assistant General Counsel since October 2011.
Ms. Stump was named Executive Vice President, Global Human Resources of the Company in February 2003 and Chief Ethics Officer of the Company in October 2013.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (the “CD&A”) provides insight to our shareholders regarding our executive compensation philosophy, the structure of our executive compensation programs and the factors that we consider when making compensation decisions for the executive officers named in the Summary Compensation Table (“NEOs”).

Executive Summary

The Company believes its compensation practices and overall level of executive compensation are competitive when compared with our Compensation Peer Group and reflect fair pay relative to the Company’s financial performance. Our compensation programs align our NEOs’ interests with those of our shareholders by rewarding performance that meets or exceeds the targets the Compensation Committee establishes with the objective of increasing shareholder value. We also recognize that the leadership qualities demonstrated by our NEOs drive business performance and should be rewarded along with financial results. Finally, the Compensation Committee strives to ensure that our executive compensation levels are competitive with companies of a like nature. In short, we pay for performance: our NEOs receive higher incentive payouts when financial targets and leadership objectives are met or exceeded, and lower incentive payouts when financial targets and leadership objectives are not met. Our business results exceeded the pre-defined performance targets for the 2019 fiscal year, and our NEOs continued to demonstrate the leadership attributes necessary to drive the long-term success of the Company. Therefore, our NEOs received incentive payouts that were above target and considerably higher than last year when our business results did not meet the pre-defined performance thresholds for all metrics.

Proposal Number 2, found on page 63, provides shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as set forth in this Proxy Statement, a so-called “Say-on-Pay” vote. At our 2018 Annual Meeting of Shareholders, approximately 62% of the votes cast by our shareholders were in favor of our “Say-on-Pay” vote, compared to approximately 98% support the prior year. We analyzed that vote and solicited feedback from some of our largest shareholders. While the feedback on our executive compensation programs and philosophy was generally very positive, it was clear that the inclusion of an excise tax gross-up provision in a long-term equity-based incentive award was the primary factor that led to the decline in shareholder support for our executive compensation programs. With this feedback in mind, in December 2018 the Compensation Committee approved an amendment to remove the gross-up provision.

Our shareholders responded very favorably to this decision. At our 2019 Annual Meeting of Shareholders held on January 25, 2019, approximately 97% of the votes cast by our shareholders were in favor of our “Say-on-Pay” vote, which is in line with votes prior to 2018. Accordingly, the Compensation Committee believes that such results affirm shareholder support of our approach to executive compensation. With the exception of removing the excise tax gross-up provision, none of the changes to our compensation structure in 2019 were in response to the 2019 “Say-on-Pay” vote, but are part of continuous efforts to evaluate and improve our compensation programs.

We Believe in Linking Pay to Shareholder Value Creation

Linking executive pay to shareholder value creation and attracting and retaining top performers are central to the design of our executive compensation programs. The Compensation Committee strives to achieve these goals through our short-term and long-term compensation plans and exercises its discretion to make adjustments to the design of our programs to ensure that our executives are rewarded fairly, over time, relative to the shareholder value they help create. We believe shareholder value is ultimately created by profitability growth, consistently delivering strong free cash flow and demonstrated leadership by our NEOs. To that end, our compensation programs for the 2019 fiscal year include both a free cash flow metric and a profitability metric, directly linking executive pay to key drivers of shareholder value creation over both a short-term and a long-term horizon. Our NEOs are directly aligned with, and invested in, the success of our business because the majority of their compensation is impacted positively or negatively in a manner similar to which shareholders are impacted positively or negatively through their return on investment.

Our compensation programs include the following measures to ensure that compensation granted to our NEOs is aligned with the interests of our shareholders and the key drivers of shareholder value creation:

•
About 75% of the annual total direct compensation opportunity for our CEO, and an average of 65% of the annual total direct compensation opportunity for our other NEOs is tied directly to both short-term and long-term financial performance or long-term share price performance, directly aligning the interests of the NEOs with our shareholders.

•
Our annual incentive compensation program is structured to reward increased cash flow and profitability growth to drive long-term value creation and includes a qualitative factor to emphasize the importance of demonstrated leadership attributes, because we believe effective leadership is as important to the long-term success of the Company as delivering on financial results.

•
Our annual incentive compensation program includes a funding trigger, tied to compliance with our credit facility, to discourage short-term decisions by our NEOs that may not be in the best interests of the Company or its shareholders. The funding trigger is intended to promote compliance with our credit facility by requiring compliance with certain debt covenants. Our failure to meet the funding trigger would result in a forfeiture of the annual incentive awards.

Executive Compensation Reflects Financial Performance and Fair Target Setting

Consistent with our executive compensation program design, our compensation program results* for the 2019 fiscal year reflected the Company’s financial results:

•
The target performance level for the 2019 fiscal year annual incentive plan was set based on an expectation that the Company would deliver 20% profitability growth (3% excluding impact of acquisitions) and $285.0 million of net cash provided by operating activities, reduced by investments in property, plant and equipment (“Non-GAAP Free Cash Flow”).

•
Our consolidated adjusted earnings before interest, taxes and amortization (“Non-GAAP Adjusted EBITA”), which was weighted at 60% under the annual incentive plan for the 2019 fiscal year, increased by 20% compared to the prior year, coming in just above the target performance goal. In addition, the Company delivered $329.5 million in Non-GAAP Free Cash Flow, weighted at 40% under the annual incentive plan for the 2019 fiscal year, which was approximately 15% above the target performance goal.

________________________

*
Plan results are derived from financial measures that are not calculated in accordance with the U.S. generally accepted accounting principles (“GAAP”). A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures are presented further herein. There may be differences between the Company’s reported financial results and the amounts used for purposes of calculating incentive payments under the annual incentive compensation program since the calculations reflect currency translation based on budgeted, rather than actual, exchange rates and other adjustments the Compensation Committee may make based on individual facts and circumstances.

As a result of the Company’s strong overall financial performance for the 2019 fiscal year and leadership attributes displayed by our NEOs, incentive payouts were above target. The Compensation Committee believes the level of variable compensation reported for our NEOs in the Summary Compensation Table, which is considerably higher compared to the prior year, reflects our pay-for-performance philosophy and is appropriate given the results the Company achieved.

Compensation Design Reflects Key Market Practices

We believe our compensation design and practices align our executive compensation with our shareholders’ interests and reflect current market practices, including:

•
Performance-Based Pay: Performance should be the primary driver of compensation decisions. Consistent with this philosophy, about 75% of the annual total direct compensation opportunity for our CEO, and an average of 65% of the annual total direct compensation opportunity for our other NEOs, is delivered in the form of variable pay tied to financial and/or share price performance.

•
No Employment Agreements: The Company does not maintain employment agreements with any of the NEOs. Severance benefits for our CEO are provided under a separate severance agreement, and severance benefits for all other NEOs are provided under an executive severance plan.

•	Limited Executive Perquisites: The Company does not offer certain cash-based executive perquisites, such as car allowances and financial planning services.

•
Double-Trigger Change in Control Provisions: Our plans include “double-trigger” change in control provisions, which provide for vesting upon involuntary termination of employment within 24 months after a change in control if equity-based awards are assumed or substituted in the transaction or if equity-based awards otherwise continue in effect after the transaction.

•
Clawback Provisions: All of our equity-based awards and annual incentive awards include provisions designed to recoup such awards for violation of non-compete covenants or other post-employment obligations to the Company, or otherwise engaging in certain conduct that is detrimental to the Company. In addition, our Executive Compensation Recovery Policy allows the Company to recover annual incentive award payments and equity award distributions in the event of a required accounting restatement due to material non-compliance with any applicable financial reporting requirement.

•
Stock Ownership Guidelines: We require our NEOs to meet stock ownership guidelines. Our stock ownership guidelines are designed to align the interests of each NEO with the long-term interests of the shareholders by ensuring that a material amount of each NEO’s accumulated wealth is maintained in the form of Common Shares. The ownership guidelines, which are competitive with the guidelines maintained by our Compensation Peer Group, are: 10 times base salary for the CEO, 5 times base salary for the COO and 3 times base salary for all other NEOs.

•	No Repricing or Backdating: We do not reprice underwater stock options or backdate options.

•	No Excess Benefit Retirement Plan: Our excess benefit plan was frozen effective December 31, 1997, and the only NEO who was enrolled in this plan before it was frozen is our CEO.

•
Independent Consultants: Our Compensation Committee engages an independent consultant to advise with respect to executive compensation levels and practices. The consultant provides no services to management and had no prior relationship with any of our NEOs.

•
Anti-Hedging Policy: Our Insider Trading Policy prohibits all Company employees, including our NEOs, and members of the Board, from engaging in certain hedging transactions relating to Company securities held by them, including short sales, the purchase of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds.

Our Compensation Philosophy and Objectives

Philosophy: Our executive compensation philosophy is based on the following principles:

•	Align our executives’ interests with the long-term interests of our shareholders;

•	Performance should be the primary driver of compensation decisions;

•	Place greater emphasis on variable pay versus fixed pay; and

•
In setting total compensation levels, we consider the competitive market range for similar executive roles. We generally view the competitive market range as the pay range between the 25th percentile and the 75th percentile of the Compensation Peer Group (the “Competitive Market Range”). While we seek to position total compensation levels within the Competitive Market Range as a general rule, we recognize that the performance and unique skill sets of our NEOs ultimately drive our compensation decisions.

Objectives: The culture of our Company is based on a strong bias for action aimed at delivering sustainable results and driving value to our shareholders. Our compensation programs are structured to promote accountability and to promote our business objectives and shareholder alignment by:

•	Attracting, retaining and motivating high-caliber leadership;

•	Linking compensation to Company, functional and individual achievements;

•	Emphasizing pay-for-performance to motivate both short-term and long-term performance for the benefit of shareholders; and

•	Providing the opportunity for meaningful wealth accumulation over time, tied directly to shareholder value creation.

Setting Pay Levels and Pay Mix: The Compensation Committee exercises its discretion to position individual pay levels and pay mix (i.e., how much of the pay opportunity is allocated among base salary, target incentive opportunity and long-term value) relative to the Competitive Market Range based on a subjective assessment of individual facts and circumstances, including:

•	The relative degree of organizational impact and influence of the role (what we refer to as “role-based pay”);

•	The executive’s capability, experience and skill level; and

•	The overall level of personal performance and expected contribution to our business’s future success.

Elements of Executive Compensation

To best promote the objectives of our executive compensation program, the Compensation Committee has selected a mix consisting of the following five principal short-term and long-term compensation elements:

•	Base salary;

•	Annual cash incentive compensation;

•	Long-term equity-based incentive awards;

•	Executive perquisites and other benefits; and

•	Retirement plans and deferred compensation benefits.

The Compensation Committee has responsibility for determining all elements of compensation granted to our NEOs and other key management employees. On an annual basis, the Compensation Committee reviews the relative mix or weighting between short-term and long-term compensation elements to ensure that the structure of our executive compensation is consistent with our compensation philosophy and objectives.

Base Salary (short-term compensation element)

Base salary is the primary fixed element of total compensation and serves as the foundation of the total compensation structure, since most of the variable compensation elements are linked directly or indirectly to the base salary level. Base salaries of the NEOs are reviewed on an annual basis and compared against the Competitive Market Range for similar positions. The Compensation Committee exercises its discretion to position individual base salary levels for the NEOs relative to the Competitive Market Range based on a subjective assessment of organizational and individual qualities and characteristics, including the strategic importance of the individual’s job function to the Company, as well as an NEO’s experience, competency, skill level, overall contribution to the success of our business and potential to make significant contributions to the Company in the future.

Annual Cash Incentive Compensation (short-term compensation element)

The Scotts Company LLC Amended and Restated Executive Incentive Plan (“EIP”) provides annual cash incentive compensation opportunities based on Non-GAAP Adjusted EBITA, Non-GAAP Free Cash Flow and the leadership attributes demonstrated by our NEOs (quantified in the Individual Discretionary Component described below), because we believe these performance metrics drive shareholder value.

EIP Performance Metrics: For the 2019 fiscal year, the incentive awards were based on a combination of Non-GAAP Adjusted EBITA (60% weighting) and Non-GAAP Free Cash Flow (40% weighting), calculated at the consolidated Company level, as follows:

•
Non-GAAP Adjusted EBITA — This measure is calculated as net income attributable to controlling interest before interest, taxes, amortization expense within selling, general and administrative expenses, other non-operating expense, equity in income of unconsolidated affiliates, charges or credits related to impairments, restructurings, discontinued operations, and other unusual items which include costs or gains related to discrete projects or transactions and are excluded because they are not comparable from one period to the next and are not part of the ongoing operations of our underlying business. This measure is adjusted to exclude acquisitions and divestitures during the year unless their expected results are reflected in our annual budget. This measure is also subject to further adjustments by the Compensation Committee, based on individual facts and circumstances.

•
Non-GAAP Free Cash Flow — This measure is calculated as net cash provided by operating activities reduced by investments in property, plant and equipment and further adjusted to exclude discontinued operations, impairment, restructuring and other one-time charges, subject to further adjustments by the Compensation Committee based on individual facts and circumstances.

The Compensation Committee establishes challenging and demanding performance goals, while responsibly balancing the known risks associated with anticipated business conditions or customer changes. As reflected in the table below, to account for the potential downside risk for expected commodity price increases, Roundup pressures and other cost risks in the 2019 fiscal year, a threshold payout of 50% of target can be achieved at a Non-GAAP Adjusted EBITA level that is 9% below the prior year, excluding the full-year impact of acquisitions, and a Non-GAAP Free Cash Flow level that is 20% below the historic cash flow results of the prior year. Meeting or exceeding target performance goals established by the Compensation Committee provides our NEOs with: (i) a payout equal to 100% of target if the Company achieves Non-GAAP Adjusted EBITA growth of 3% versus the prior year, excluding the full-year impact of acquisitions, and Non-GAAP Free Cash Flow approximately 4% above the reported prior year; and (ii) a maximum payout of 250% of target if the Company achieves Non-GAAP Adjusted EBITA growth of 11% versus the prior year, excluding the full year impact of acquisitions, and Non-GAAP Free Cash Flow growth of approximately 31% versus the prior year. The Compensation Committee set the maximum performance goals at levels that it believed to be achievable under optimal business conditions, superior individual performance and ideal weather.

The consolidated Company-level performance goals and actual performance results for the 2019 fiscal year (with dollars in millions) were:

	Metric Weighting	Payout Level					Performance Results*	Weighted Payout %
Metric		50.0%	100.0%	125.0%	200.0%	250.0%
Non-GAAP Adjusted EBITA	60%	$411.7	$456.8	$464.4	$475.6	$486.9	$458.0	62.3%
Non-GAAP Free Cash Flow	40%	$220.0	$285.0	$300.0	$340.0	$360.0	$329.5	72.1%
Total								134.4%
________________________

*
The Compensation Committee believes that the performance metrics should not be influenced by currency fluctuations and, therefore, where applicable, the EIP metrics reflect currency translation based on budgeted exchange rates, which is in contrast to actual exchange rates employed for currency conversions used for GAAP reporting. In addition, the Compensation Committee exercises its discretion to adjust the amounts used for purposes of calculating incentive payouts under the EIP based on individual facts and circumstances. As a result, there could be a difference between the Company’s reported financial results and the amounts shown in this Proxy Statement. Reconciliations of Non-GAAP Adjusted EBITA and Non-GAAP Free Cash Flow to the most directly comparable GAAP measures are presented in the following tables:

Year ended September 30, 2019
Net income attributable to controlling interest (GAAP)	$460.7
Income from discontinued operations, net of tax	(23.5)
Impairment, restructuring and other charges	13.3
Interest expense	101.8
Amortization expense (in SG&A)	32.9
Other non-operating income, net	(270.5)
Equity in income of unconsolidated affiliates	(3.3)
Income tax expense from continuing operations	144.9
Other	1.7
Adjusted EBITA (Non-GAAP)	$458.0

Year ended September 30, 2019
Net cash provided by operating activities (GAAP)	$226.8
Investments in property, plant and equipment	(42.4)
Impact of litigation settlements (net of potential insurance recovery)	45.4
Tax impact on divestiture of the TruGreen investment	99.5
Other	0.2
Free cash flow (Non-GAAP)	$329.5

Funding Trigger: Payouts under the EIP are subject to the Company remaining in compliance with the quarterly debt covenant requirements under its credit facility. This requirement was met for the 2019 fiscal year.

Individual Discretionary Component: To ensure we recognize and reward desired behaviors and not just financial results, the EIP includes a discretionary Personal Performance Factor (“PPF”). The PPF is a multiplier on each NEO’s calculated annual cash incentive payout amount and is intended to reward and motivate our top performers by facilitating a meaningful differentiation of payouts based on personal goal achievement and demonstrated leadership and cultural attributes. The Compensation Committee considers financial results along with a qualitative assessment of effective leadership attributes such as team development, embodiment of the Company’s culture and personal development and growth, to determine the PPF multiplier for each NEO, which can range from 0% to 150%. After applying the PPF, an individual participant could receive a total incentive payout that differs from the payout that would be calculated based solely on achievement of the performance metrics under the EIP.

After considering these factors, as well as the financial performance of the Company, the Compensation Committee awarded the following EIP payouts for the 2019 fiscal year. These payouts were determined pursuant to the terms of the EIP and are consistent with our overall financial results, which improved significantly compared to last year:

NEO	2019 EIP Payout
Mr. Hagedorn	$3,158,713
Mr. Coleman	$1,371,021
Mr. Lukemire	$1,478,783
Ms. Stump	$832,499
Mr. Smith	$774,177

The above amounts are included in the Summary Compensation Table for the 2019 fiscal year.

Long-Term Equity-Based Incentive Awards (long-term compensation element)

Long-term incentive compensation is an integral part of total compensation for Company executives and directly ties rewards to performance that creates and enhances shareholder value. Consistent with the Company’s performance-based pay philosophy, the Compensation Committee exercises its discretion to position the targeted grant value of individual equity-based incentive awards relative to the Competitive Market Range based on factors such as the overall performance level of the individual, the overall contribution of the individual to the success of the business, years of service and the potential of the individual to make significant contributions to the Company in the future.

Performance-Based Long-Term Incentive (“LTI”) (Project Focus Awards) Linked to our Strategic Plan: In December 2015, the Company launched a strategic initiative, referred to as “Project Focus,” which was essentially a roadmap to reconfigure the Company’s portfolio to improve overall profitability and cash flow. The Project Focus strategy also incorporated demanding financial goals to drive sustainable long-term shareholder value. Key financial goals expected to be completed over a five-year period include:

•	Delivering Non-GAAP Adjusted EBITA growth of approximately 20%;

•	Growing non-GAAP Adjusted EBIT margin to approximately 18%;

•	Increasing non-GAAP annual free cash flows by approximately 200% versus historic levels;

•	Generating Total Shareholder Return (TSR) in low double digits; and

•	Growing Enterprise Value by approximately 20%.

The Company recognizes the importance of cash flow in driving long-term shareholder value and aims to more directly link executive pay with this belief. Because the Company’s cash flow performance over the 10+ years before 2017 had been inconsistent, the Compensation Committee concluded the best way to improve the Company’s cash flow performance was to create a cultural change within the organization, reinforced by the design of the long-term incentive plan. To that end, in January 2017, the Company created a unique high-value long-term incentive plan, known as the Project Focus Awards (“PFAs”) that is directly linked to achieving the pre-defined financial outcomes of Project Focus over a five-year performance period. The Compensation Committee intended for the PFAs to:

•	Further strengthen the alignment of management and shareholder interests;

•	Align management’s decision-making in support of the Project Focus financial objectives; and

•	Promote the retention and continuity of the Company’s senior leadership.

The PFAs only apply to a select group of business leaders, and are designed to provide more upside potential than any long-term incentive award the Company has ever granted, but only if we achieve our robust performance goals. While there is substantial downside risk for our PFA participants, the design also maintains a strong focus on retention to ensure continuity of the management team to lead the execution of Project Focus.

The performance period for the PFAs is the 2017-2021 fiscal years, which represents a 60-month forward-looking period that covers the first five years of the Project Focus planning horizon (the “PFA Performance Period”). The PFAs were designed to pull forward a portion of the grant value that likely would have been provided to each of the NEOs over the PFA Performance Period into a front-loaded performance-based award with demanding performance goals tied to increased Non-GAAP Free Cash Flow and investor returns that are directly aligned to the objectives of Project Focus.

PFAs granted in the 2017 fiscal year are generally subject to five-year, time-based cliff vesting on January 30, 2022, provided the Company achieves pre-defined performance criteria for the PFA Performance Period. The PFAs include a provision for partial vesting in the event of involuntary termination without cause, retirement, death or disability; or accelerated vesting in the event of a change in control. However, with the exception of death or disability, any potential payouts are subject to achievement of the pre-defined performance criteria for the PFA Performance Period. As originally designed, the PFAs provided for an additional payment to mitigate the impact of any federal excise tax that may be triggered in connection with a change in control of the Company (a so-called “excise tax gross-up”). Though the decision to include the excise tax gross-up was a thoughtful one, in response to shareholder feedback the Compensation Committee approved an amendment to the original PFA Award Agreements in December 2018 to remove this gross-up provision (requiring the consent of each participant, which the Company received).

Each PFA also includes a dividend equivalent right entitling the NEO to receive an amount in cash equal to the dividends declared and paid by the Company during the period beginning on the grant date and ending on the settlement date. Dividends are performance-based in that they are payable only with respect to the number of shares actually achieved.

Information regarding our equity grant practices, including the determination of exercise price, can be found in the section captioned “Other Executive Compensation Policies, Practices and Guidelines — Practices Regarding Equity-Based Awards.”

What Makes the PFAs Unique from Other Long-Term Incentive Plans: The Compensation Committee believes the PFAs incorporate many unique design features that distinguish our long-term incentive design from virtually all other companies, such as:

•
Front Loaded Performance Unit Award — The PFAs front-loaded approximately 3.5 times the target annual grant value at that time into a one-time performance unit award, all contingent on achieving the pre-defined financial goals for a single five-year performance period (compared to the market norm of awarding annual performance-based grants).

•	Unprecedented Performance Period — A single five-year performance period is nearly unprecedented (compared to the market norm of incorporating annual three-year rolling performance periods).

•
5-Year Cliff Vesting Requirement — The PFAs are subject to a five-year cliff vesting requirement, with limited provisions for partial vesting in the event of death, disability, retirement, or an involuntary termination without Cause in the fourth or fifth year of the performance period (compared to the market norm of graduated vesting or three-year cliff vesting). The approach essentially required participants to commit five years to the Company and vice-versa, and supports the Company’s goal to promote retention and continuity.

•
Robust Performance Goals — The Compensation Committee believes in establishing robust performance goals to motivate and reward long-term performance that leads to transformational change in support of creating increased shareholder value. To that end, the performance goals were established at a level that will award a maximum payout under the plan only if the Company realizes a cumulative five-year Non-GAAP Free Cash Flow level ($1.5 billion) that is nearly double the average cumulative Non-GAAP Free Cash Flow level ($800 million) realized over each of the rolling five-year periods from 2000 to 2016.

•
Hybrid Plan Incorporates Service-Based RSUs to Promote Retention — Separate from the PFAs, participants also receive a grant of service-based RSUs equivalent to .5x their applicable target annual grant value to promote retention and continuity, and it is expected that participants will continue to receive similar annual RSU awards over the balance of the five-year period. The RSUs are subject to a three-year cliff vesting requirement, consistent with the Company’s historical practice for service-based awards.

PFA Performance Metrics and Performance Goals: The PFAs are subject to the achievement of the following Non-GAAP performance metrics and goals over the PFA Performance Period:

		PFA Performance Period Payout Levels
Metric	Metric Weighting	50%	100%	200%	250%
Cumulative Non-GAAP Free Cash Flow	67%	$500.0M	$900.0M	$1.3B	$1.5B
Avg. Annual Calculated Investor Return	33%	5.0%	10.0%	13.0%	15.0%
________________________

•	Cumulative Non-GAAP Free Cash Flow (67% weighting) — Net cash provided by operating activities reduced by investments in property, plant and equipment accumulated over the PFA Performance Period; and

•
Calculated Investor Return (33% weighting) — Percentage of Non-GAAP Adjusted Diluted EPS growth plus Dividend Yield, calculated annually for the PFA Performance Period. To mitigate the risk of using a single point-to-

point measurement, the average of the five annual calculations will be utilized to determine performance against this metric.

•
Non-GAAP Adjusted Diluted EPS growth is derived from Non-GAAP adjusted income (loss) per Common Share from continuing operations and subject to discretionary adjustments that the Compensation Committee may make based on individual facts and circumstances.

•	Dividend Yield is the annual dividend per share divided by the average of the closing share price for each quarter.

Non-GAAP Free Cash Flow is a metric in both the EIP and the PFAs. However, note that the PFAs use Cumulative Non-GAAP Free Cash Flow over the 60-month PFA Performance Period, while the EIP metric is annual. The Compensation Committee believes the different performance periods applicable to these metrics provide appropriate checks and balances to ensure that our NEOs are not incentivized to make short-term decisions at the expense of long-term results. Failure to achieve the specified minimum performance goal for each metric would result in forfeiture of the portion of the PFAs associated with that metric.

Determining Performance Under the PFAs: The design of the PFAs contemplates the occurrence of circumstances and events over the five-year PFA Performance Period that could distort the plan results (e.g., mergers, acquisition, etc.). Specifically to account for such potential future planned events, at the inception of the PFAs in 2017 the Compensation Committee adopted an adjustment methodology that prescribes up front how such events will be treated for purposes of determining performance under the PFAs. The adjustment methodology for the PFAs gives credit for cash flow generated from acquisitions due to the natural tension between the cash flow and the calculated investor return metrics — one of the elements of the calculated investor return metric measures the value of shareholder returns realized as a result of returning cash to shareholders in the form of dividends or share buy-backs, which ensures that management evaluates the trade-offs between the return on investment associated with using our cash to pursue acquisitions compared to returning that cash to shareholders. Likewise, adjustments will be made for the impact of any future divestitures for the balance of the PFA Performance Period to ensure that divestitures made in the long-term interests of shareholders will neither positively nor negatively impact the performance results under the plan for the remainder of the PFA Performance Period. The adjustment methodology also provides for adjustments for the impact of certain legal liability costs and other one-time expenses if the expenditure is otherwise adjusted out for purposes of determining Non-GAAP Adjusted EBITA.

PFA Performance Results to Date: As of the end of the 2019 fiscal year, the Company has completed three years of the five-year performance period, and the results to date reflect the transformational cultural and financial impacts that the Compensation Committee envisioned when it adopted the unique plan structure to support the Company’s long-term strategic objectives. Through the first three-years of the PFA Performance Period, the Company has already exceeded the target level of performance for the five-year PFA Performance Period for both the Cumulative Non-GAAP Free Cash Flow and the Average Annual Calculated Investor Return metrics, as reflected in the table below:

Metric	Actual to Date				Vs. 5-Year Performance Target
	2017	2018	2019	Cumulative
Cumulative Non-GAAP Free Cash Flow ($M)	$305.2	$277.2	$334.1	$916.5	$ +16.5
Avg. Annual Calculated Investor Return	12.1%	(3.2%)	22.5%	10.5%	+0.5%

Reconciliation of Non-GAAP Free Cash Flow to GAAP Free Cash Flow: The table below reflects the application of the pre-defined adjustment methodology adopted by the Compensation Committee at the inception of the PFAs for purposes of determining performance under the PFAs.

	2017	2018	2019	Cumulative
Net Cash Provided by Operating Activities (GAAP)	$363.2	$342.5	$226.8	$932.5
Investments in property, plant and equipment	(69.6)	(68.2)	(42.4)	(180.2)
Impact of litigation settlements (net of potential insurance recovery)*	—	—	45.4	45.4
Tax impact on divestiture of the TruGreen investment*	—	—	99.5	99.5
Impact of divestitures and accounting changes	11.6	2.9	4.8	19.3
Non-GAAP Free Cash Flow Result**	$305.2	$277.2	$334.1	$916.5

*
Litigation settlements, tax impact on divestiture of the TruGreen investment and impact of divestitures are included in operating activities for purposes of GAAP; however, for management incentive purposes have been adjusted to reflect the results of the business on an ongoing basis and are consistent with the original plan design.

** The adjustments may differ from adjustments made to calculate Non-GAAP Free Cash Flow for purposes of determining performance under the annual cash incentive plan to the extent certain adjustments were contemplated when setting the annual performance targets.

Based on accounting assumptions as of September 30, 2019, the probable PFA payout is expected to be approximately 200%. However, the ultimate payout remains subject to actual results achieved over the remainder of the PFA Performance Period.

Though there are two years remaining in the PFA Performance Period, the Company and the Compensation Committee believe the plan has been instrumental in driving both the intended cultural and financial outcomes contemplated by the PFA design:

•
Cultural Impacts — We are positively impacting the culture of our Company by expanding the focus on and depth of understanding of cash flow management and working capital principles well beyond the Treasury function. From the mid-level managers who participate in our annual incentive plans to our most senior business leaders who derive much of their compensation through long-term equity-based awards, our focus on driving sustainable cash flow improvements has led to better analytics and positively influenced the culture as it relates to a fundamental shift to a long-term view of cash flow generation. The focus of our people has moved beyond the short-term gains derived from working capital management.

•
Financial Impacts — The fundamental cultural changes have been instrumental in driving improved cash flow results. For the first three years of the PFA Performance Period (the 2017, 2018 and 2019 fiscal years), our average Non-GAAP Free Cash Flow was $305 million, compared to our historical average of $160 million over the 10+ years prior to implementing the PFAs, and the bar has been raised to increase this improvement in the years to come.

•
Acceleration of Portfolio Changes — Since announcing Project Focus, the Company has successfully restructured its portfolio through the divestiture of its service business and the international consumer business and made significant acquisitions in the Hawthorne segment that we believe will drive strong future growth, and have moved rapidly to integrate these acquisitions into the Company to capitalize on the planned synergies.

Service-Based Restricted Stock Units: Separate from the PFAs, beginning in 2017 and for each subsequent year during the PFA Performance Period, each NEO will receive a grant of service-based RSUs structured to promote retention and continuity (with a grant date value expected to approximate .5x the applicable target annual LTI value determined for each NEO). The RSUs are service-based and are subject to three-year, time-based cliff-vesting, with a provision for accelerated vesting in the event of retirement, death or disability. Beginning in 2018 and for the balance of the PFA Performance Period, the annual LTI value to be awarded to the NEOs (delivered in the form of service-based RSUs) will be significantly reduced versus normal annual grant levels since the majority of the grant value intended to be delivered to the NEOs over the entire PFA Performance Period was delivered via the front-loaded PFA granted in 2017, which approximated 3.5x the target annual grant value at that time for each NEO.

Executive Perquisites and Other Benefits (short-term compensation element)

The Company maintains traditional health and welfare benefit plans and The Scotts Company LLC Retirement Savings Plan (the “RSP”), a qualified 401(k) plan, which are generally offered to all employees (subject to basic plan eligibility requirements) and are consistent with the types of benefits offered by other similar corporations. With the exception of a Company-paid annual physical examination and limited personal use of Company aircraft as provided below, none of the NEOs other than the CEO receive executive perquisites or benefits beyond those generally offered to all employees. From time-to-time, family members of the NEOs are accommodated as passengers on business-related flights on Company aircraft. There is no incremental cost to the Company for this perquisite.

All of the NEOs are entitled to limited personal use of Company aircraft at their own expense. Specifically, Mr. Hagedorn has an option to purchase up to 150 flight hours per year for personal use at the Company’s incremental direct operating cost per flight hour. Mr. Lukemire is entitled to purchase up to 50 flight hours per year, and all other NEOs are entitled to purchase up to 25 flight hours per year. There is no incremental cost to the Company for this perquisite other than the partial loss of a tax deduction of certain aircraft-related costs as a result of personal use of Company aircraft. Since Company aircraft are used primarily for business travel, the determination of the direct operating cost per flight hour excludes the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase cost of Company aircraft and the cost of maintenance not related to personal trips.

As an additional perquisite, Mr. Hagedorn has access to the services of the Company’s aviation mechanics and pilots in circumstances involving commuting flights on personal aircraft. Since the Company’s aviation mechanics and pilots are paid on a salary basis, there is no incremental cost to the Company for this perquisite. To the extent Mr. Hagedorn utilizes the Company’s aviation mechanics and pilots in connection with non-commuting flights on his personal aircraft, he reimburses the Company for a pro-rata portion of their salaries and fringe benefit costs. For further discussion, see section captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Retirement Plans and Deferred Compensation Benefits (long-term compensation element)

Executive Retirement Plan

The Scotts Company LLC Executive Retirement Plan (the “ERP”) is a non-qualified deferred compensation plan that provides executives the opportunity to: (1) defer compensation with respect to salary and amounts received in lieu of salary; and (2) defer compensation with respect to any Performance Award (as defined in the ERP). The ERP consists of the following five parts:

•	Compensation Deferral, which allows continued deferral of up to 75% of salary and amounts received in lieu of salary;

•	Performance Award Deferral, which allows the deferral of up to 100% of any cash incentive compensation earned under the EIP;

•	Retention Awards, which reflect the Company’s contribution to the ERP for retention awards;

•	Supplemental Retirement Awards, which reflect Company directed contributions to the ERP, subject to the approval of the Compensation Committee; and

•	Crediting of Company matching contributions on qualifying deferrals.

The Supplemental Retirement Awards (“SRA”) provide a tax deferred approach to award additional compensation to the NEOs and other key management employees of the Company. The SRA contributions, which are subject to the discretion of the Compensation Committee, are funded on a monthly basis. While the awards are fully vested at the time of contribution, the SRA account balance cannot be distributed to the recipient for a minimum of six months following the termination of employment. During the 2019 fiscal year, the Compensation Committee awarded the following SRAs:

•
Mr. Hagedorn received an annualized SRA contribution of $1.0 million (payable in monthly installments of $83,333), awarded in January 2014 in connection with the negotiation of the severance agreement Scotts LLC entered into with Mr. Hagedorn on December 11, 2013 (the “Hagedorn Severance Agreement”).

•
Mr. Coleman received an annualized SRA contribution of $187,500 (payable in monthly installments of $15,625), awarded in January 2019 as part of an overall increase in the value of his compensation package.

•
Mr. Lukemire received an annualized SRA contribution of $300,000 (payable in monthly installments of $25,000), awarded in January 2019 as part of an overall increase in the value of his compensation package.

•
Ms. Stump received an annualized SRA contribution of $310,000 (payable in monthly installments of $25,833), awarded in May 2018 in conjunction with the approval of the Stump Retention Agreement, which is described in more detail below.

The Company matching contributions to the ERP were based on the same contribution formulae as those used for the RSP. Specifically, as of January 1, 2019, the Company will match participant contributions at a rate of 200% for the first 3% of eligible earnings contributed to the ERP and 50% for the next 3% of eligible earnings contributed to the ERP. As a result, if a participant contributes at least 6% of their pay to the ERP, the Company matching contribution would be equal to 7.5%. Prior to January 1, 2019, the Company matched participant contributions at a rate of 150% for the first 4% of eligible earnings contributed to the ERP and 50% for the next 2% of eligible earnings contributed to the ERP. Company matching contributions to the ERP are not funded until the first quarter of the subsequent calendar year, provided the individual is actively employed by the Company as of December 31.

All accounts under the ERP are bookkeeping accounts and do not represent claims against specific assets of the Company. Each participant may select one or more investment funds, including a Company stock fund, against which to benchmark such participant’s ERP accounts. The investment options under the ERP are substantially consistent with the investment options permitted under the RSP. Accordingly, there were no above-market or preferential earnings on investments associated with the ERP for any of the NEOs for the 2019 fiscal year.

Other Retirement and Deferred Compensation Plans

The Scotts Company LLC Excess Benefit Plan for Non Grandfathered Associates (the “Excess Pension Plan”) is an unfunded plan that provides benefits that cannot be provided under The Scotts Company LLC Associates’ Pension Plan (the “Associates’ Pension Plan”) due to specified statutory limits. The Associates’ Pension Plan and related Excess Pension Plan were frozen effective December 31, 1997 and, therefore, no additional benefits have accrued after that date under either plan. However, continued service taken into account for vesting purposes under the Associates’ Pension Plan is recognized with respect to the entitlement to, and the calculation of, subsidized early retirement benefits under the Excess Pension Plan. Based on his tenure, Mr. Hagedorn is the only NEO who participates in the Excess Pension Plan. For further details regarding the Excess Pension Plan, see section captioned “EXECUTIVE COMPENSATION TABLES — Pension Benefits Table.”

Our Compensation Practices

Determining Executive Officer Compensation

The Compensation Committee is responsible for determining all elements of compensation for our NEOs and other key executives. As explained more fully below, in determining our NEOs’ compensation, the Compensation Committee considers individual performance, Company performance against pre-determined performance goals, the level of their compensation when compared to the Competitive Market Range for their role, and other factors specific to the individual and role. With respect to the annual incentive compensation plan, the Compensation Committee has responsibility for approving the overall plan design as well as the performance metrics, performance goals and payout levels.

The Compensation Committee is also responsible for administering or overseeing all equity-based incentive plans. Under the terms of these plans, the Compensation Committee has sole discretion and authority to determine the size and type of all equity-based awards, as well as the period of vesting and all other key terms and conditions of the awards.

Role of Outside Consultants

During the 2019 fiscal year, the Compensation Committee engaged ClearBridge Compensation Group (“ClearBridge”) as an independent compensation consultant to advise the Compensation Committee with respect to best practices and competitive trends in the area of executive compensation, as well as ongoing regulatory considerations. ClearBridge provided guidance to assist the Compensation Committee in determining the compensation structure for our NEOs and other key management employees but did not provide any consulting services directly to management. The Compensation Committee assessed the independence of ClearBridge as required by NYSE Rules and SEC Rules and concluded that ClearBridge’s work for the Compensation Committee did not raise any conflict of interest.

During the 2019 fiscal year, the Company engaged various compensation consultants, including Willis Towers Watson, Aon Consulting, Inc. and Mercer Global to work directly with management to advise the Company on best practices and competitive trends, as well as ongoing regulatory considerations with respect to executive compensation. None of the consulting firms engaged by management provided consulting services directly to the Compensation Committee or the Board.

Compensation Peer Group

For the purpose of enabling the Company to benchmark our compensation practices, as well as the total compensation packages of our NEOs, the Company uses a customized Compensation Peer Group. The Compensation Committee believes that the companies chosen for the Compensation Peer Group (listed below) reflect the types of highly regarded consumer products-oriented companies with which the Company typically competes to attract and retain executive talent. The following Compensation Peer Group was utilized to benchmark our compensation practices for the 2019 fiscal year:

Briggs & Stratton Corporation	Central Garden & Pet Company	Church & Dwight Co., Inc.
The Clorox Company	Constellation Brands, Inc.	Energizer Holdings, Inc.
FMC Corporation	Herbalife Nutrition Ltd.	Masco Corporation
Nu Skin Enterprises, Inc.	Pyxus International, Inc.	Revlon, Inc.
Rollins, Inc.	RPM International, Inc.	The J. M. Smucker Company
Spectrum Brands Holdings, Inc.	The Toro Company	Tupperware Brands Corporation
Universal Corporation

The Compensation Committee believes this Compensation Peer Group reflects the pay practices of the broader consumer products industry and is reflective of the size and complexity of the Company. The Compensation Peer Group includes companies that ranged between $1.7 billion and $7.6 billion of annual revenues at the time they were selected, with a median annual revenue approximately 10% below the Company’s revenue for the 2019 fiscal year.

In conjunction with its independent compensation consultants, the Compensation Committee regularly evaluates the composition of the peer group based upon the Company’s business profile. During the 2019 fiscal year, the Compensation Committee conducted a review to ensure the peer group is comprised of companies that reflect the Company’s evolving business profile. The Company expects that the Compensation Peer Group will remain the same for the 2020 fiscal year.

Use of Tally Sheets

On a periodic basis, management prepares and furnishes to the Compensation Committee a comprehensive statement, known as a “Tally Sheet,” reflecting the value of each element of compensation for the current fiscal year as well as executive perquisites and other benefits provided to the NEOs. The Tally Sheets provide perspective to the Compensation Committee on the overall level of executive compensation and wealth accumulation, as well as the relationship between short-term and long-term compensation elements and how each element relates to our compensation philosophy and guiding principles. The Tally Sheets are instructive for the Compensation Committee when compensation decisions are being evaluated.

Role of Management in Compensation Decisions

The Compensation Committee is responsible for establishing performance objectives for our CEO and completing an annual assessment of his performance. Our CEO is responsible for establishing performance objectives and conducting annual performance reviews for all of the other NEOs. The Compensation Committee believes that performance evaluation and goal-setting are critical to the overall compensation-setting process because the personal performance level of each NEO is one of the most heavily weighted factors considered by the Compensation Committee when making compensation decisions.

In conjunction with the Company’s outside consultants from Willis Towers Watson and Aon Consulting, Inc., management conducts annual market surveys of the base salary levels, short-term incentives and long-term incentives for each of our NEOs, with the goal of helping to ensure that executive compensation levels remain competitive with the benchmark compensation data, which facilitates our ability to retain and motivate key executive talent. The benchmark compensation data provided by Willis Towers Watson and Aon Consulting, Inc. reflects over 500 general industry companies, representing a wide range of annual revenue, who voluntarily participate in the surveys and are not selected by the Company. To account for the wide range of companies included in the surveys, the data is statistically adjusted by the Company’s compensation consultants to more closely reflect the relative size of the Company based on revenue.

Setting Compensation Levels for CEO and Other NEOs

The compensation structure for our CEO is designed to deliver approximately 75% of the annual compensation opportunity in the form of variable pay (i.e., annual incentive compensation and long-term equity-based compensation) and the remaining 25% in the form of fixed pay (i.e., base salary and SRA contributions). Once a year, the Compensation Committee completes an evaluation of our CEO’s performance with respect to the Company’s goals and objectives and makes a report of its evaluation to the Board. When evaluating potential changes to Mr. Hagedorn’s total level of compensation for the 2019 fiscal year, the Compensation Committee considered Mr. Hagedorn’s personal performance against pre-established goals and objectives, the Company’s performance and relative shareholder return, and the compensation of CEOs at comparable companies, as reflected in the benchmark compensation data.

The compensation structure for our NEOs, other than our CEO, is designed to deliver an average of approximately two-thirds of the annual compensation opportunity in the form of variable pay (i.e., annual incentive compensation and long-term equity-based compensation) and the remainder in the form of fixed pay (e.g., base salary and SRA contributions). The Compensation Committee believes that the pay mix and overall levels of pay are generally in line with the pay mix for similar positions within our Compensation Peer Group. Based on their assessment of the competitive market trends and the individual performance level of each NEO, our CEO and the Executive Vice President, Global Human Resources make specific recommendations to the Compensation Committee with respect to each element of compensation for each of the other NEOs. These recommendations are based on their assessment of each NEO’s individual performance, and all elements of compensation, including base salary, annual incentive compensation and long-term equity-based compensation. In evaluating these compensation recommendations, the Compensation Committee considers information such as the Company’s financial performance as well as the compensation of similarly situated executive officers as determined by the Competitive Market Range for each role. The Compensation Committee strives to deliver a competitive level of total compensation to each of them by evaluating and balancing the strategic importance of the position within our executive ranks, the overall performance level and expected contribution of the individual to the Company’s business results, industry compensation practices (including companies within our Compensation Peer Group), internal pay equity, and our executive compensation structure and philosophy.

Consistent with our role-based pay approach, which is intended to distinguish the overall level of and mix of pay for those roles that have a higher degree of organizational impact and influence, the Compensation Committee determines the overall pay levels for the CEO and each of the other NEOs relative to the Competitive Market Range to reflect the impact they believe that each of these individuals brings to our Company.

After applying the above guidelines, the Compensation Committee established the target total direct compensation elements for the CEO and each of the other NEOs as follows:

		Fixed Elements of Compensation			Variable Elements of Compensation				Total Direct Compensation (TDC)(2)
					Annual Bonus		Target Annual Long-Term Incentive Value
		Base Salary	Other Comp(1)	Fixed % of TDC	Target %	Target $		Variable % of TDC
Mr. Hagedorn	2019 TDC	$1,100,000	$1,000,000	24%	150%	$1,650,000	$5,000,000	76%	$8,750,000
	2018 TDC	$1,100,000	$1,000,000	26%	120%	$1,320,000	$4,580,000	74%	$8,000,000

Mr. Coleman	2019 TDC	$700,000	$187,500	28%	110%	$770,000	$1,500,000	72%	$3,157,500
	2018 TDC	$675,000	—	27%	75%	$506,250	$1,300,000	73%	$2,481,250

Mr. Lukemire	2019 TDC	$720,000	$300,000	29%	110%	$792,000	$1,750,000	71%	$3,562,000
	2018 TDC	$700,000	—	24%	80%	$560,000	$1,600,000	76%	$2,860,000

Ms. Stump	2019 TDC	$650,000	$310,000	46%	75%	$487,500	$620,000	54%	$2,067,500
	2018 TDC	$575,000	$310,000	47%	65%	$373,750	$620,000	53%	$1,878,750

Mr. Smith	2019 TDC	$600,000	—	36%	75%	$450,000	$620,000	64%	$1,670,000
	2018 TDC	$550,000	—	36%	65%	$357,500	$620,000	64%	$1,527,500
________________________

(1)
Other Compensation reflects the annualized values of the SRA Contributions, applicable to each NEO, as noted in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element).”

(2)
TDC reflects the annualized total direct compensation opportunity at target, based on pay changes approved by the Committee in January 2019, and does not necessarily tie to the actual compensation earned in the 2019 fiscal year as reported in the Summary Compensation Table.

During the 2019 fiscal year, the Compensation Committee reviewed the base salary and target annual cash incentive opportunity for each NEO, with an eye toward continuing to drive retention and tying annual variable compensation even more closely to Company performance, as well as providing some incremental compensation, though not a dollar-for-dollar offset, as consideration for the NEOs’ consent to remove the excise tax gross-up provision from their individual PFA agreements. The Compensation Committee determined that the increases noted above were necessary and appropriate to accomplish all of these objectives. Though the overall total direct compensation for Mr. Hagedorn, Mr. Coleman, Mr. Lukemire and Ms. Stump compares above the Competitive Market Range for their respective roles, the Compensation Committee believes that each element of total direct compensation reflected above, as well as the overall level of compensation for each of the NEOs, appropriately recognizes their personal performance and unique skill sets.

The Compensation Committee established the specific target annual LTI value for the NEOs based on a subjective assessment of their overall performance level and expected contributions to the business. However, as previously noted, the actual grant value awarded to each of the NEOs during the 2019 fiscal year, which was granted in the form of service-based RSUs, approximated .5x the target annual LTI value reflected in the table above. The total grant value awarded during the 2019 fiscal year reflects the fact that the majority of the equity grant value intended to be awarded over the five-year PFA Performance Period was delivered in the form of the front-loaded PFA that was awarded during the 2017 fiscal year, which approximated 3.5x the target annual LTI value established for the NEOs at that time. The percentage of total performance-based pay realized by our NEOs has the potential to be considerably higher in the future due to the impact of the performance multiplier incorporated into the design of the PFAs that were granted to our NEOs during the 2017 fiscal year.

Other Executive Compensation Policies, Practices and Guidelines

Practices Regarding Equity-Based Awards

In general, all employees are eligible to receive grants of equity-based awards; however, the Compensation Committee typically limits participation to the NEOs and other key management employees. The decision to grant equity-based awards to certain key management employees reflects competitive market practice and serves to reward those individuals for their past and anticipated future positive impact on our business results.

The Company typically grants equity-based awards at the Compensation Committee meeting in January. In 2018, the Compensation Committee adopted a new protocol which established the grant date for 2018 and future years as the third trading day following the Company’s first quarter earnings release.

Although no non-qualified stock options (“NSOs”) were granted during the 2019 fiscal year, the Company’s practice is to establish the exercise price for each NSO as the closing price of a Common Share on NYSE on the grant date. If the grant date is not a trading day on NYSE, the exercise price is equal to the closing price on the next trading day.

Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines that each NEO must meet. The purpose of these guidelines is to align the interests of each NEO with the long-term interests of the shareholders by ensuring that a material amount of each NEO’s accumulated wealth is maintained in the form of Common Shares. The minimum target levels of stock ownership are as follows:

CEO	10 times base salary
COO	5 times base salary
Other NEOs	3 times base salary

The Compensation Committee believes that these stock ownership guidelines reflect the practices of our Compensation Peer Group and are even more stringent for our CEO. For purposes of determining compliance with the stock ownership guidelines, the value of beneficially-owned shares is determined as follows:

•	100% of the value of Common Shares directly registered to the NEO and/or held in a brokerage account;

•	100% of the value of shares or stock-settled units held in retirement plans such as the RSP, the Discounted Stock Purchase Plan or the ERP;

•	60% of the “in-the-money” portion of an NSO, whether vested or unvested; and

•	60% of the value of unsettled full-value awards (e.g., RSUs, PUs, PFAs, etc.).

The stock ownership guidelines require each NEO to retain 50% of the net shares realized from equity-based awards (after covering any exercise cost and the required tax withholding obligations) until the applicable ownership guideline has been achieved. The Company’s Insider Trading Policy prohibits any person subject to the policy, which includes all NEOs, among others, from engaging in short sales of the Company’s securities.

Recoupment/Clawback Policies

To protect the interests of the Company and its shareholders, subject to applicable law, all equity-based awards and all amounts paid under the EIP contain recoupment provisions (known as clawback provisions) designed to enable the Company to recoup amounts earned or received under such awards or the EIP based on subsequent events, such as violation of non-compete covenants or engaging in conduct that is deemed to be detrimental to the Company (as outlined in the underlying plan and/or award agreement).

Consistent with the terms of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Compensation Committee approved an Executive Compensation Recovery Policy (the “Recovery Policy”) on September 22, 2010, which is intended to supplement the existing recoupment provisions contained within the equity award agreements and the EIP. The Recovery Policy allows the Company to recover incentive award payments and equity award distributions made to covered executives in the event of a required accounting restatement due to material non-compliance with any financial reporting requirement under U.S. securities laws. The Recovery Policy provides for the mandatory recovery of incentive amounts in excess of what would have been paid under the restated financial statements.

The Recovery Policy is applicable to all current and former incentive-eligible executive officers, within a qualifying three-year look-back period, and applies to all incentive awards paid or distributed in 2010 or thereafter, except to the extent required by SEC regulations.

Guidelines with Respect to Tax Deductibility and Accounting Treatment

IRC § 162(m) generally disallows a federal income tax deduction to publicly-traded companies for compensation in excess of $1.0 million per year paid to an individual who served as the company’s chief executive officer or chief financial officer, or was one of the company’s three other most highly compensated executives, in each case, at any time since 2017. The $1.0 million deduction does not, however, apply to compensation that satisfies the requirements for “qualified performance-based compensation” under IRC § 162(m) for remuneration provided pursuant to a written binding contract that was in effect on November 2, 2017 and not materially modified on or after such date. The Compensation Committee originally structured the PFAs in a manner that was exempt from IRC § 162(m) and, therefore, not subject to its deduction limits. In this regard, we believe that the “grandfather” rule described above applies to the PFAs and, as a result, the full value of the PFAs at the time of settlement are intended to be fully deductible for purposes of IRC § 162(m), provided that there are no “material modifications” to the PFAs in future years. There are certain ambiguities and uncertainties as to the interpretation and scope of the applicable grandfather rule under the legislation repealing the performance-based exception to IRC § 162(m) but, at this time, we still believe that the full value of the PFAs will be fully deductible. The Company continues to monitor this situation for new relevant guidance.

The Company accounts for equity-based compensation, including option awards and stock awards, in accordance with GAAP. Prior to making decisions to grant equity-based awards, the Compensation Committee reviews pro forma expense estimates for the awards as well as an analysis of the potential dilutive effect such awards could have on existing shareholders. Where appropriate, the proposed level of the equity-based awards may be adjusted to balance these objectives.

Decisions regarding the design, structure and operation of the Company’s incentive plans, including the EIP and the equity-based incentive plans, contemplate an appropriate balance between the underlying objectives of each plan and the resulting accounting and tax implications to the Company.

Risk Assessment in Compensation Programs

Management has assessed the Company’s compensation programs and has concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching its conclusion, the Company based its assessment on an evaluation of the compensation plans and arrangements that represent material sources of variable pay. In particular:

•
Annual cash incentive compensation plans — The Company’s annual incentive compensation program incorporates a funding trigger that conditions payout on meeting the debt covenants in the Company’s credit facility. This trigger is designed to mitigate the potential risk associated with plan participants making short-term decisions that may not be in the best interests of the Company or its shareholders.

•
Equity-based compensation plans — The Company generally utilizes a mix of performance-based and service-based equity awards, which helps ensure that management maintains a responsible level of sensitivity to the impact of decision-making on share price. Since the equity-based awards are generally subject to either three-year or longer time-based cliff vesting or performance-based vesting criteria (five-year vesting in the case of the PFAs), the Company believes the risks of focusing on short-term share price increases rather than long-term value creation are mitigated. In addition, the use of a similar cash flow metric in both the annual compensation program and the PFAs awarded under the Long-Term Incentive Plan is intended to mitigate the risk of short-term decisions that are not in the long-term interests of our shareholders.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Anti-Hedging Policy

Our Insider Trading Policy prohibits all Company employees, including our NEOs and members of the Board, from engaging in certain hedging transactions relating to Company securities held by them, including short sales, the purchase or sale of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors (and the Board of Directors approved) that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors of the Company:

Peter E. Shumlin, Chair
David C. Evans
Stephen L. Johnson
Thomas N. Kelly Jr.

EXECUTIVE COMPENSATION TABLES

The Company’s NEOs for the 2019 fiscal year are as follows:

•	James Hagedorn, the Company’s Chief Executive Officer and Chairman of the Board;

•	Thomas R. Coleman, the Company’s Executive Vice President and Chief Financial Officer;

•	Michael C. Lukemire, the Company’s President and Chief Operating Officer;

•	Denise S. Stump, the Company’s Executive Vice President, Global Human Resources and Chief Ethics Officer; and

•	Ivan C. Smith, the Company’s Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer.

Summary Compensation Table

The following table summarizes the total compensation paid to, awarded to or earned by each of the NEOs for the fiscal years shown. The amounts shown include all forms of compensation provided to the NEOs, including amounts that may have been deferred. Since the table includes equity-based compensation costs and changes in the actuarial present value of the NEOs’ accumulated pension benefits, the total compensation amounts may be greater than the compensation that was actually paid to the NEOs during each of the fiscal years.

Summary Compensation Table for 2019 Fiscal Year

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(7)	Total ($)(8)

James Hagedorn Chief Executive Officer and Chairman of the Board	2019	1,100,000	—	2,500,036	—	3,158,713	55,821	(6)	1,107,814	7,922,384
	2018	1,100,000	—	2,290,049	—	660,000	—	(6)	1,106,520	5,156,569
	2017	1,100,000	—	18,320,035	—	1,546,380	—	(6)	1,106,615	22,073,030

Thomas R. Coleman Executive Vice President and Chief Financial Officer	2019	693,750	—	750,041	—	1,371,021	—		210,553	3,025,365
	2018	675,000	—	650,008	—	253,125	—		89,217	1,667,350
	2017	675,000	—	5,200,092	—	593,072	—		89,715	6,557,879

Michael C. Lukemire President and Chief Operating Officer	2019	715,000	—	875,035	—	1,478,783	4,478	(6)	294,723	3,368,019
	2018	700,000	—	1,100,056	—	280,000	—	(6)	90,851	2,170,907
	2017	700,000	—	6,700,139	—	596,400	—	(6)	13,853	8,010,392

Denise S. Stump Executive Vice President, Global Human Resources and Chief Ethics Officer	2019	631,250	—	310,022	—	832,499	—		359,115	2,132,886
	2018	568,750	—	310,075	—	181,407	—		195,141	1,255,373
	2017	550,000	—	2,480,149	—	386,595	—		191,205	3,607,949

Ivan C. Smith Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	2019	587,500	—	310,022	—	774,177	—		49,316	1,721,015
	2018	537,500	—	310,075	—	171,563	—		59,998	1,079,136
	2017	495,000	—	2,320,037	—	347,936	—		65,337	3,228,310
________________________

(1)
Reflects the amount of base salary received by each NEO for the applicable fiscal years. Due to the timing of pay changes, the amount reported may be less than the base salary rate as of the end of each fiscal year.

(2)
With respect to the 2019 and 2018 fiscal years, reflects the aggregate grant date fair value of service-based RSUs. With respect to the 2017 fiscal year, reflects the aggregate grant date fair value of service-based RSUs and the front-loaded performance-based PFAs granted to each NEO (assuming the underlying performance criteria applicable to the PFAs will be achieved at the target level of performance).

The grant date fair value of the RSUs and PFAs was determined using the value of the underlying Common Shares on the date of grant, February 4, 2019, and was calculated in accordance with the equity compensation accounting provisions of FASB ASC Topic 718, without respect to forfeiture assumptions. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 10 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2019 fiscal year.

Beginning in 2018 and for the balance of the PFA Performance Period, the annual LTI grant value to be awarded to the NEOs (delivered in the form of service-based RSUs) will be significantly reduced versus normal annual grant levels since the majority of the grant value intended to be delivered to the NEOs over the entire PFA Performance Period was delivered via the front-loaded PFA granted in 2017, which approximated 3.5x the target annual grant value for each NEO at that time. Specifically, the grant value of the annual RSUs to be awarded in 2018 and each of the remaining years of the PFA Performance Period is expected to approximate .5x the applicable target annual LTI grant value determined for each NEO.

(3)	No NSOs were granted to any of the NEOs during the 2019, 2018 or 2017 fiscal years.

(4)
Reflects the EIP payouts awarded to the NEOs by the Compensation Committee for the applicable fiscal year, calculated pursuant to the terms of the EIP. For the 2019 fiscal year, the amounts reported reflect the 134.4% payout for exceeding the predefined performance goals, as well as the application of the individual discretionary PPF for each NEO.

(5)
Participant account balances in the ERP are credited to one or more benchmark funds that are substantially consistent with the investment options available under the RSP. Accordingly, there are no above-market or preferential earnings on amounts deferred under the ERP. The Associates’ Pension Plan and the Excess Pension Plan were frozen as of December 31, 1997; therefore, no service credits have been earned since that date by Mr. Hagedorn or Mr. Lukemire. No other NEOs were eligible for either the Associates’ Pension Plan or the Excess Pension Plan. For additional information, see the table below captioned “Pension Benefits at 2019 Fiscal Year-End.”

(6)
Reflects the actuarial present value of accumulated benefit for the respective fiscal year under both the Associates’ Pension Plan and the Excess Pension Plan for Mr. Hagedorn and under the Associates’ Pension Plan for Mr. Lukemire. With respect to the 2018 and 2017 fiscal years, the accumulated benefit decreased for both Mr. Hagedorn ($12,107 in the 2018 fiscal year and $10,576 in the 2017 fiscal year) and Mr. Lukemire ($1,109 in the 2018 fiscal year and $922 in the 2017 fiscal year); however, based on applicable SEC guidance, amounts reported in this table cannot be negative.

(7)	Please see the table below captioned “All Other Compensation” for information regarding the components of the “All Other Compensation” column.

(8)
The design of the PFAs awarded to the NEOs in the 2017 fiscal year pulled forward a portion of the grant value that likely would have been provided to each of the NEOs over the five-year PFA Performance Period with the expectation that future award values would be greatly reduced compared to prior annual grant levels. As a result, the total annual compensation reported in the Summary Compensation Table for the NEOs will appear to be unusually high in the 2017 fiscal year (the first year the PFAs were awarded) compared to the 2018 to 2021 fiscal years.

The table below provides a three-year view of normalized stock award values and a pro-forma view of total compensation values. “Normalized” stock award values each year reflect one-fifth of the sum of: (a) the actual stock award values as reported in the “Stock Awards” column of the Summary Compensation Table”; and (b) the expected grant values to be awarded to the NEOs in the form of service-based RSUs for the remainder of the five-year period.

Summary Compensation Table with Normalized Stock Awards

		Summary
		Compensation Table	Less Actual		Normalized
		Total Comp ($)	Stock Awards ($)	Plus Normalized	Total Annual
Name	Year	(as reported)	(as reported)	Stock Awards ($)	Comp ($)

James Hagedorn	2019	7,922,384	(2,500,036)	5,622,024	11,044,372
	2018	5,156,569	(2,290,049)	5,496,017	8,362,537
	2017	22,073,030	(18,320,035)	5,496,017	9,249,012

Thomas R. Coleman	2019	3,025,365	(750,041)	1,620,028	3,895,353
	2018	1,667,350	(650,008)	1,560,020	2,577,362
	2017	6,557,879	(5,200,092)	1,560,020	2,917,806

Michael C. Lukemire	2019	3,368,019	(875,035)	2,085,046	4,578,030
	2018	2,170,907	(1,100,056)	2,040,039	3,110,890
	2017	8,010,392	(6,700,139)	2,040,039	3,350,292

Denise S. Stump	2019	2,132,886	(310,022)	744,049	2,566,913
	2018	1,255,373	(310,075)	744,045	1,689,343
	2017	3,607,949	(2,480,149)	744,045	1,871,845

Ivan C. Smith	2019	1,721,015	(310,022)	712,027	2,123,019
	2018	1,079,136	(310,075)	712,022	1,481,084
	2017	3,228,310	(2,320,037)	712,022	1,620,295

All Other Compensation Table

The following table provides additional detail regarding the amounts included in the column captioned “All Other Compensation” of the Summary Compensation Table for the 2019 fiscal year:

All Other Compensation

Name	Defined Contribution Plans ($)(1)	Deferred Compensation Plans ($)(2)	Total ($)(3)
James Hagedorn	21,000	1,086,814	1,107,814
Thomas R. Coleman	24,058	186,495	210,553
Michael C. Lukemire	20,313	274,410	294,723
Denise S. Stump	19,525	339,590	359,115
Ivan C. Smith	17,952	31,364	49,316
________________________

(1)
Reflects Company matching contributions made under the RSP at the applicable Company matching rate. Additional details about the Company matching formula can be found in the “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

The RSP provides eligible associates, including the NEOs, the opportunity to contribute up to 75% of eligible earnings on a before-tax and/or after-tax basis through payroll deductions up to the specified statutory limits under the IRC. The matching contributions, and any earnings on them, are immediately 100% vested. To ensure that the total Company matching contribution is based on a participant’s total deferrals and total eligible compensation for the calendar year, the RSP includes a “true-up” matching contribution. The “true-up” matching contributions to the RSP for a particular calendar year are not funded until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated “true-up” matching contributions with respect to NEO contributions that were made to the RSP between January 1, 2019 and September 30, 2019: Mr. Hagedorn, $0; Mr. Coleman, $5,201; Mr. Lukemire, $8,445; Ms. Stump, $1,475; and Mr. Smith, $14,220.

(2)
Reflects Company matching contributions to the ERP at the applicable company matching rate. Company matching contributions to the ERP for a particular calendar year are not allocated until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated Company matching contributions with respect to NEO contributions that were made to the ERP between January 1, 2019 and September 30, 2019: Mr. Hagedorn, $40,654; Mr. Coleman, $18,497; Mr. Lukemire, $19,500; Ms. Stump, $15,610; and Mr. Smith, $12,899. Additional details with respect to non-qualified deferred compensation provided for under the ERP are shown in the table captioned “Non-Qualified Deferred Compensation for 2019 Fiscal Year” and the accompanying narrative.

(3)	Reflects Company matching contributions and discretionary SRA contributions made to the ERP with respect to each NEO during the 2019 fiscal year as follows:

	ERP Match	SRA Contribution	Total
James Hagedorn	$86,814	$1,000,000	$1,086,814
Thomas R. Coleman	45,870	140,625	186,495
Michael C. Lukemire	49,410	225,000	274,410
Denise S. Stump	29,590	310,000	339,590
Ivan C. Smith	31,364	—	31,364

A description of the SRA contributions is set forth in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

Grants of Plan-Based Awards Table

The following table sets forth information concerning equity-based awards made during the 2019 fiscal year as well as the range of potential payouts under the EIP, a non-equity incentive plan, with respect to performance goals for the 2019 fiscal year.

Grants of Plan-Based Awards for 2019 Fiscal Year

Name	Grant Date(1)	Payouts Under Non-Equity Incentive Plan Awards (2)			Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards (#)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (shares)	Target (shares)	Maximum (shares)

James Hagedorn
RSUs	2/4/2019				—	—	—	32,982	2,500,036
EIP		783,411	1,566,822	3,917,055	—	—	—

Thomas R. Coleman
RSUs	2/4/2019				—	—	—	9,895	750,041
EIP		351,761	703,521	1,758,803	—	—	—

Michael C. Lukemire
RSUs	2/4/2019				—	—	—	11,544	875,035
EIP		366,762	733,523	1,833,808	—	—	—

Denise S. Stump
RSUs	2/4/2019				—	—	—	4,090	310,022
EIP		229,415	458,829	1,147,073	—	—	—

Ivan C. Smith
RSUs	2/4/2019				—	—	—	4,090	310,022
EIP		213,343	426,685	1,066,713	—	—	—
________________________

(1)
The RSU awards were approved by the Compensation Committee on January 22, 2019 with a grant date of February 4, 2019. The grant date was established in accordance with the Company’s grant date protocol establishing an effective date for all annual long-term incentives as the third trading day following the first quarter earnings release. A detailed description of the RSU awards granted to our NEOs during the 2019 fiscal year is provided in the section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards (long-term compensation element)” within the CD&A.

(2)
These amounts reflect the threshold (50%), target (100%) and maximum (250%) incentive award payouts that each NEO was eligible to receive based on performance goals set pursuant to the EIP for the 2019 fiscal year, subject in each case to any PPF ultimately applied to each NEO’s calculated annual cash incentive payout amount. The target payout amount shown for the EIP reflects the pro-rated impact of base pay changes and/or incentive target changes during the 2019 fiscal year, as applicable. A detailed description of the performance goals and potential incentive award payouts under the EIP is provided in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation (short-term compensation element)” within the CD&A.

(3)	No performance-based equity grants were made to our NEOs under the Long-Term Incentive Plan for the 2019 fiscal year.

(4)
The grant date fair value of each RSU was determined using the value of the underlying Common Shares on the date of grant, February 4, 2019, and was calculated in accordance with the equity compensation accounting provisions of FASB ASC Topic 718, without respect to forfeiture assumptions. The service-based RSUs are subject to a three-year cliff vesting requirement.

Outstanding Equity Awards Table

The following table provides information regarding outstanding equity-based awards as of September 30, 2019.

Outstanding Equity Awards at 2019 Fiscal Year-End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(3)	Market Value of Shares or Units That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares or Units That Have Not Vested ($)(7)
James Hagedorn	1/21/2011	123,991		49.19	1/20/2021
	1/20/2012	120,288		45.32	1/19/2022
	1/30/2015	134,139		63.43	1/30/2025
	1/29/2016	134,469		68.68	1/29/2026
	1/30/2017					24,629	2,507,725	344,806	35,108,147
	2/2/2018					25,310	2,577,064
	2/4/2019					32,982	3,358,227

Thomas R. Coleman	1/30/2017					6,991	711,824	97,872	9,965,327
	2/2/2018					7,184	731,475
	2/4/2019					9,895	1,007,509

Michael C. Lukemire	1/21/2011	9,788		49.19	1/20/2021
	1/20/2012	9,813		45.32	1/19/2022
	1/30/2015	50,302		63.43	1/30/2025
	1/29/2016	46,976		68.68	1/29/2026
	1/30/2017					11,831	1,204,632	120,458	12,265,034
	2/2/2018					8,842	900,292
	2/2/2018					3,316	337,635
	2/4/2019					11,544	1,175,410

Denise S. Stump	1/20/2012	9,529		45.32	1/19/2022
	1/30/2017					3,335	339,570	46,678	4,752,754
	2/2/2018					3,427	348,937
	2/4/2019					4,090	416,444

Ivan C. Smith	1/30/2017					3,119	317,577	43,666	4,446,072
	2/2/2018					3,427	348,937
	2/4/2019					4,090	416,444
________________________

(1)	All of the NSOs shown in these two columns have a normal vesting date that is the third anniversary of the grant date shown in the column captioned “Grant Date.”

(2)	Each NSO was granted with an exercise price equal to the closing price of one Common Share on NYSE on the date of grant.

(3)	This column shows the aggregate number of RSUs outstanding as of September 30, 2019. The normal vesting date for each award based on the listed grant date is as follows:

Award Type	Grant Date	Normal Vesting Date	Vesting Schedule Notes
RSUs	1/30/2017	1/30/2020	Vests on the third anniversary of the grant date
RSUs	2/2/2018	2/2/2021	Vests on the third anniversary of the grant date
RSUs	2/4/2019	2/4/2022	Vests on the third anniversary of the grant date

(4)
Reflects the market value of unvested RSUs, computed by multiplying the closing price of our Common Shares on September 30, 2019 of $101.82 by the number of Common Shares underlying such unvested RSUs.

(5)
This column shows the aggregate number of Common Shares underlying the PFAs outstanding as of September 30, 2019, which will vest on January 30, 2022, the five-year anniversary of the grant date, subject to achieving the performance criteria at the end of the PFA Performance Period and continued service through the vesting date.

(6)
The number of Common Shares and payout value shown with respect to the outstanding PFAs reflect the probable payout based on accounting assumptions approximating a 200% payout as of September 30, 2019 and do not necessarily reflect the actual number of Common Shares and market value of the PFAs that may be paid out at the end of the PFA Performance Period. Provided the applicable performance criteria and service-based conditions are satisfied, the PFAs will be paid out on January 30, 2022. The table below provides a comparison of target shares granted to the number of shares reflected in the table above:

NEO	PFA Payout Assuming a Target Level of Achievement	PFA Payout Assuming a Probable Level of Achievement as of September 30, 2019 (200% of Target Payout)
James Hagedorn	172,403	344,806
Thomas R. Coleman	48,936	97,872
Michael C. Lukemire	60,229	120,458
Denise S. Stump	23,339	46,678
Ivan C. Smith	21,833	43,666

(7)	Reflects the market value of unvested PFAs, based on the closing stock price on September 30, 2019 of $101.82.

Option Exercises and Stock Vested Table

The following table provides information concerning the aggregate amounts realized or received in connection with the exercise or vesting of equity-based awards for each NEO during the 2019 fiscal year.

Option Exercises and Stock Vested for 2019 Fiscal Year

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
James Hagedorn	85,444	5,947,300	33,344	2,333,080
Thomas R. Coleman	56,292	2,528,157	7,099	496,717
Michael C. Lukemire	13,363	404,038	11,649	815,081
Denise S. Stump	11,575	813,763	4,514	315,845
Ivan C. Smith	33,126	1,442,742	4,223	295,483
________________________

(1)
The value realized on exercise of NSOs is calculated based on the excess of the closing price of one Common Share on NYSE on the date of exercise over the exercise price of the NSO, multiplied by the number of Common Shares acquired upon exercise.

(2)
Reflects the number of shares received in connection with the performance units (“PUs”) granted on January 29, 2016 that vested and settled on January 29, 2019, based on achieving the applicable performance criteria.

(3)
The value realized on the settlement of PUs described above is calculated by multiplying the number of Common Shares underlying the vested shares or units by the closing price of one Common Share on NYSE on the applicable settlement date.

Pension Benefits Table

Scotts LLC maintains the Associates’ Pension Plan, a tax-qualified, non-contributory defined benefit pension plan. Eligibility for and accruals under the Associates’ Pension Plan were frozen as of December 31, 1997. Monthly benefits under the Associates’ Pension Plan upon normal retirement (age 65) are determined under the following formula:

(a)(i) 1.5% of the individual’s highest average annual compensation for 60 consecutive months during the 10-year period ending December 31, 1997; times

(ii) Years of benefit service through December 31, 1997; reduced by

(b)(i) 1.25% of the individual’s primary Social Security benefit (as of December 31, 1997); times

(ii) Years of benefit service through December 31, 1997.

Compensation includes all gross earnings plus 401(k) contributions and salary reduction contributions for welfare benefits (such as medical, dental, vision and flexible spending accounts), but does not include earnings in connection with foreign service, the value of a Company car or separation or other special allowances. An individual’s primary Social Security benefit is based on the Social Security Act as in effect on December 31, 1997, and assumes constant compensation through age 65 and that the individual will not retire earlier than age 65. No more than 40 years of benefit service are taken into account.

For Mr. Hagedorn, benefits under the Associates’ Pension Plan are supplemented by benefits under the Excess Pension Plan. The Excess Pension Plan was established October 1, 1993 and was frozen as of December 31, 1997. The Excess Pension Plan provides additional benefits to participants in the Associates’ Pension Plan whose benefits are reduced by limitations imposed under IRC § 415 and § 401(a)(17). Executive officers and certain key employees participating in the Excess Pension Plan will receive, at the time and in the same form as benefits are paid under the Associates’ Pension Plan, additional monthly benefits in an amount which, when added to the benefits paid to each participant under the Associates’ Pension Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the IRC.

The following table shows information related to the Associates’ Pension Plan and the Excess Pension Plan for Mr. Hagedorn and Mr. Lukemire, the only two NEOs who participate in either plan. Since both the Associates’ Pension Plan and the Excess Pension Plan were frozen as of December 31, 1997, no further years of credited service have been or may be earned after that date.

Pension Benefits at 2019 Fiscal Year-End

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
James Hagedorn	The Scotts Company LLC Associates’ Pension Plan	9.9167	310,751
	The Scotts Company LLC Excess Benefit Plan For Non Grandfathered Associates	2.0000	59,919
	Total		370,670

Michael C. Lukemire	The Scotts Company LLC Associates’ Pension Plan	0.9167	25,211
________________________

(1)	The number of years of credited service shown for each participant is the service earned under the respective plan.

(2)	Assumptions used in the calculation of these amounts are included in Note 10 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2019 fiscal year.

Non-Qualified Deferred Compensation Table

The ERP is a non-qualified deferred compensation plan that provides executives, including the NEOs, the opportunity to: (1) defer compensation with respect to salary and amounts received in lieu of salary; and (2) defer compensation with respect to any Performance Award (as defined in the ERP). The ERP also includes Company SRA contributions which may be awarded to the NEOs at the discretion of the Compensation Committee. The ERP is an unfunded plan and is subject to the claims of the

Company’s general creditors. For additional discussion, see section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

Non-Qualified Deferred Compensation for 2019 Fiscal Year

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)		Aggregate Earnings in Last Fiscal Year ($)(4)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(5)
James Hagedorn	51,417	1,086,814	(3)	3,069,946	—	13,644,472
Thomas R. Coleman	90,721	186,495	(3)	47,001	—	1,739,413
Michael C. Lukemire	73,695	274,410	(3)	33,639	—	2,162,498
Denise S. Stump	96,135	339,590	(3)	207,353	(46,240)	3,194,142
Ivan C. Smith	130,763	31,364		58,377	—	1,672,825
________________________

(1)	These amounts reflect the NEOs’ contributions to the ERP during the 2019 fiscal year which are also included in the numbers reported in the Summary Compensation Table.

(2)
These Company contributions to the ERP are also included in the “Deferred Compensation Plans” column of the “All Other Compensation” table. Company matching contributions to the ERP for a particular calendar year are not allocated until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated Company matching contributions with respect to the NEO contributions to the ERP between January 1, 2019 and September 30, 2019: Mr. Hagedorn, $40,564; Mr. Coleman, $18,497; Mr. Lukemire, $19,500; Ms. Stump, $15,610; and Mr. Smith, $12,899.

(3)	Reflects Company matching contributions and SRA contributions made during 2019 fiscal year to the ERP to each NEO as follows:

	ERP Match	SRA Contribution	Total
James Hagedorn	$86,814	$1,000,000	$1,086,814
Thomas R. Coleman	45,870	140,625	186,495
Michael C. Lukemire	49,410	225,000	274,410
Denise S. Stump	29,590	310,000	339,590
Ivan C. Smith	31,364	—	31,364

A description of the SRA contribution is set forth in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

(4)
Represents aggregate earnings for the 2019 fiscal year allocated to each NEO’s account in accordance with the ERP. Under the terms of the ERP, each participant has the right to elect investment funds against which amounts allocated to such participant’s account under the ERP will be benchmarked. The investment funds include a Company stock fund and mutual funds that are substantially consistent with the investment options available under the RSP. Because there are no preferential earnings, these amounts are not reflected in the Summary Compensation Table.

(5)
Includes amounts previously reported as compensation to the NEOs in the Summary Compensation Table for the 2018 and 2017 fiscal years as follows: (a) Mr. Hagedorn, $2,174,985; (b) Mr. Coleman, $142,519; (c) Mr. Lukemire, $71,854; (d) Ms. Stump, $348,196; and (e) Mr. Smith, $87,239. The aggregate balances shown for each of the NEOs is fully vested.

CEO PAY RATIO DISCLOSURE

We are providing the following information regarding the relationship of the annual total compensation of our CEO and that of our “median employee,” as required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K.

For our 2019 fiscal year:

•	The annual total compensation of our median employee, excluding the CEO, was $53,177;

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table on page 40 of this Proxy Statement, was $7,922,384; and

•	The ratio of the annual total compensation of our CEO to the annual total compensation of our median employee, excluding the CEO, was 149 to 1.

In determining the pay ratio information provided above, we first identified our median employee for the 2019 fiscal year by using the following methodology, as permitted by the SEC’s pay ratio disclosure rules:

•
We selected September 30, 2019 as the date on which we would identify our employee population and median employee. We included all employees, whether employed on a full-time, part-time, temporary or seasonal basis or located within or outside of the United States. The identified population consisted of 5,563 employees.

•
In accordance with the SEC’s de minimis exemption, which allows us to exclude non-U.S. based employees if the non-U.S. based employees comprised less than 5% of our total employees, we excluded 90 non-U.S. based employees, including 34 in China, 1 in the U.K and 55 in the Netherlands, as they represent less than 2% of our total employee population.

•
To identify our median employee, we used annualized calendar year-to-date gross wages for 2019 plus target cash incentive. We consistently applied this compensation measure and methodology to all of our employees included in the calculation. For employees working outside of the United States, we converted wages to U.S. dollars using 2019 fiscal year budgeted exchange rates.

•	Applying the methodology described above, we determined that our median employee for the 2019 fiscal year was a packaging operator located in the United States.

Once our median employee was identified in the manner described above, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of the CEO, as reported in the Summary Compensation Table on page 40 of this Proxy Statement.

It should be noted that the SEC’s pay ratio disclosure rules provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee and the pay ratio. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry.

SEVERANCE AND CHANGE IN CONTROL (CIC) ARRANGEMENTS

Introduction
None of our NEOs currently has an employment agreement with the Company. Mr. Hagedorn, our CEO, has an executive severance agreement (“Hagedorn Severance Agreement”), which provides for certain compensation and benefits upon termination. Each of the NEOs currently employed by the Company other than Mr. Hagedorn is a participant in the Company’s Executive Severance Plan. The Hagedorn Severance Agreement and the Executive Severance Plan are described more fully below. In addition, the Stump Retention Agreement, which is also described more fully below, provides for payments to Denise S. Stump upon termination under certain conditions (“Stump Retention Agreement”).

Hagedorn Severance Agreement

On December 11, 2013, Scotts LLC entered into the Hagedorn Severance Agreement with Mr. Hagedorn that superseded and terminated his then-effective employment agreement. Under the Hagedorn Severance Agreement, in the event of termination by the Company without Cause (as defined below) or by Mr. Hagedorn for Good Reason (as defined below), Mr. Hagedorn’s severance payments (“Severance Payments”) will equal the sum of (i) a lump sum cash amount equal to three multiplied by the sum of (A) Mr. Hagedorn’s base salary in effect immediately prior to the circumstances giving rise to the notice of termination, and (B) the highest annual bonus award paid to Mr. Hagedorn in respect of the three completed plan years preceding the termination date, (ii) to the extent permitted under each applicable plan or arrangement, a lump sum cash payment equal to Mr. Hagedorn’s accrued benefits as of the termination date under the Company’s pension plans, and (iii) a lump sum cash payment equal to the monthly premiums for a period of three years following the termination date that Mr. Hagedorn would incur if he continued coverage under applicable medical, disability and life insurance plans.

The Hagedorn Severance Agreement incorporates restrictive covenants in the form of an Employee Confidentiality, Noncompetition, Nonsolicitation Agreement (the “Hagedorn Noncompetition Agreement”), which is substantially similar to the agreements with the Company’s other executive officers and is broader in scope and applicability than the noncompetition covenant in his former employment agreement. As additional consideration to Mr. Hagedorn for expanding the conditions under which restrictive covenants will be enforceable, and subject to repayment upon certain defined circumstances, in the event of termination by the Company without Cause or by Mr. Hagedorn for Good Reason, the Hagedorn Severance Agreement provides that Mr. Hagedorn shall be entitled to a payment of $100,000 per month over 36 months (the “Noncompetition Payments”). Mr. Hagedorn would also be entitled to the Noncompetition Payments if he terminates his employment other than for Good Reason, and the Board, in its sole discretion, notifies Mr. Hagedorn that it intends to enforce the noncompetition restrictions set forth in the Hagedorn Noncompetition Agreement.

If Mr. Hagedorn is terminated for Cause, all restrictions in the Hagedorn Noncompetition Agreement apply and no Severance Payments or Noncompetition Payments will be made.

Mr. Hagedorn will be ineligible for any Severance Payments or Noncompetition Payments if he does not execute, or he revokes, a release substantially in the form attached to the Hagedorn Severance Agreement.

In the event of any termination of Mr. Hagedorn’s employment, Mr. Hagedorn must immediately resign from any director or employee or officer positions that he holds with the Company Group (as defined below) other than his position as a member of the Board. In addition, if Mr. Hagedorn and his affiliates cease to own in the aggregate at least 5% of the voting power of the Company’s outstanding securities, Mr. Hagedorn must also immediately resign from the Board, if requested by the Board upon a termination of his employment by the Company for Cause.

The Hagedorn Severance Agreement includes a recovery right for incentive-based compensation. To the extent required by applicable law and whether or not then employed, any incentive-based compensation, whether cash or equity, received within the three-year period preceding the event giving rise to a repayment requirement will be repaid or returned by Mr. Hagedorn, or the after tax value (to the extent permissible under applicable law) repaid in the event that any equity has then been sold. This repayment/return obligation applies only to cash compensation received or equity awards granted after the effective date of the Hagedorn Severance Agreement, except as otherwise required by applicable law.

The term “Cause” is defined in the Hagedorn Severance Agreement to mean that Mr. Hagedorn has: (i) willfully and materially breached the terms of the Hagedorn Noncompetition Agreement; (ii) engaged in willful misconduct that has materially injured the business of the Company, Scotts LLC or any of their subsidiaries or any affiliates of those entities, on a consolidated basis, with the Company or Scotts LLC (collectively, the “Company Group”); (iii) willfully committed a material act of fraud or material breach of his duty of loyalty to the Company Group; (iv) willfully and continually failed to attempt in good faith to perform his duties under the Hagedorn Severance Agreement (other than any such failure resulting from his incapacity due to physical or mental illness); or (v) been convicted, or pled guilty or nolo contendere for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof.

The term “Good Reason” is defined in the Hagedorn Severance Agreement to mean, without Mr. Hagedorn’s consent, the existence of one or more of the following conditions: (i) the assignment to Mr. Hagedorn of any duties inconsistent with his status as CEO of the Company or a substantial adverse alteration in the nature or status of his responsibilities; (ii) a reduction by the Company of Mr. Hagedorn’s total direct compensation at target for a fiscal year in the aggregate, which is equal to the sum of his base salary, target bonus opportunity, and the grant date value of any long-term awards for such year, based on the standard grant practices of the Compensation Committee for such year, to an amount less than $5,328,000; (iii) the requirement by the Company that Mr. Hagedorn relocate his primary personal residence; (iv) the failure by the Company, without Mr. Hagedorn’s consent, to pay to him any portion of his current compensation, or to pay him any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due; (v) the failure by the Company to continue in effect any compensation or benefit plan in which Mr. Hagedorn is entitled to participate as of the effective date of the Hagedorn Severance Agreement or thereafter which is material to his total compensation, unless an equitable arrangement has been made with respect to such plan, or the failure by the Company to continue his participation therein (or in such substitute or alternative plan) on a basis not materially less favorable; (vi) the failure by the Company to continue to provide Mr. Hagedorn with benefits substantially similar to those enjoyed by him as of the effective date of the Hagedorn Severance Agreement or thereafter under any of the Company’s pension, life insurance, medical, health and accident, or disability plans in which he is entitled to participate, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit or perquisite that he enjoys, or the failure by the Company to provide him with the number of paid vacation days to which he is entitled on an annual basis as of the effective date of the Hagedorn Severance Agreement; or (vii) any purported termination of Mr. Hagedorn’s employment without Cause that is not effected pursuant to a notice of termination. Mr. Hagedorn must provide written notice within 90 days of an event he believes to be Good Reason and the Company is entitled to 30 days to cure after receipt of the Notice.

Executive Severance Plan

The Executive Severance Plan was amended and restated effective April 25, 2017. Under the terms of the Executive Severance Plan, each participant will be eligible to receive severance benefits in the event his or her employment is terminated involuntarily by the Company without Cause (as defined below), or by the participant for Good Reason (as defined below), provided certain conditions are satisfied. Subject to the terms of the Executive Severance Plan, the Compensation Committee designated each of Mr. Coleman, Mr. Lukemire, Ms. Stump and Mr. Smith as eligible participants.

The term “Cause” is defined in the Executive Severance Plan as: (a) willful and material breach of the terms of any agreement with the Company; (b) willful misconduct that materially injures the business of the Company or any affiliate; (c) the willful commission of a material act of fraud or a material breach of the duty of loyalty to the Company and its affiliates; (d) the willful failure to substantially perform one’s duties as an employee (for reasons other than physical or mental illness) after reasonable notice of that failure; or (e) conviction or entering into a plea of guilty or nolo contendere for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof.

In order to receive benefits under the Executive Severance Plan as amended, each of Mr. Coleman, Mr. Lukemire, Ms. Stump and Mr. Smith (each a “Participant” and collectively the “Participants”) executed a new tier 1 participation agreement (the “Participation Agreement”), during the 2017 fiscal year which reflects the changes in the amended plan; the form of which was approved by the Compensation Committee. Upon termination, each Participant must also execute a release agreement in favor of the Company as a condition to receive benefits under the Executive Severance Plan.

The Participation Agreement provides for the following severance benefits in the event a Participant’s employment is terminated involuntarily without Cause or the Participant resigns for Good Reason:

•	a continuation of base salary, in accordance with the Company’s normal payroll practices, for a period of 24 months after the date of termination (the “Severance Period”);

•
a bonus amount equal to two times the target bonus opportunity for the year in which the termination occurs that is payable in two equal installments on the first and second anniversary of termination, subject to the Participant’s continued compliance with any post-employment obligations to the Company; and

•
for a period of 24 months, an amount equal to the excess of the then-COBRA premium charged by the Company to terminated employees, over the premium charged to participants for the benefits in which they were enrolled at the effective date of termination (the “Benefits Offset Payment”).

All other benefits to which the Participant has a vested right as of the effective date of termination will be paid or provided according to the provisions of the plans or programs governing such benefits. In addition to the foregoing, in the event termination occurs within two years following a Change in Control (as defined in the Executive Severance Plan), the Participant will also receive a payment equal to the prorated annual bonus for the year in which termination occurs.

The Participation Agreement defines “Good Reason” as the existence of one or more of the following conditions without the Participant’s consent: (a) a material diminution in total direct compensation at target (meaning the sum of base salary, target bonus opportunity and grant date value of any long-term awards for a fiscal year/performance period, based on the standard grant practices of the Compensation Committee), other than as a result of (i) an across-the-board reduction for executives at the Participant’s level or (ii) a reduction in total direct compensation at target as a result of the Participant being on a performance improvement or disciplinary plan or (iii) a reduction in total direct compensation at target by reason of unique, supplemental, additional, or other one-time incentive compensation grants made in a prior year; or (b) a material diminution in authority, duties or responsibilities which shall not include (i) a change in position to another position which is at the same, or higher, officer level, and for which the participant is reasonably qualified by education, skills or experience or (ii) a requirement to be based at a different office of the Company from that to which the Participant was assigned prior to that required move; except in the instance that the Participant terminates service within two years after a Change in Control because of a requirement to perform services at a location that is more than 50 miles away from the location in which services were performed before the Change in Control, such termination shall constitute termination for Good Reason. Under the terms of the Participation Agreement, Good Reason exists only if the Company fails to cure the event giving rise to Good Reason within 30 days after receiving notice thereof from the Participant.

Executive Retention Agreements

On July 27, 2018, the Compensation Committee approved a special retention award for Denise S. Stump, pursuant to which Ms. Stump may receive retention benefits (the “Retention Benefits”) in exchange for delaying her planned retirement date until at least December 31, 2020. The Compensation Committee believes it is in the best interest of the Company to retain Ms. Stump, who has served as the Company’s Executive Vice President, Global Human Resources for over 18 years, and is a valued and trusted business partner. The Company will pay benefits under the Stump Retention Agreement only if either of the following conditions is satisfied: (a) her employment with the Company terminates due to Retirement, as defined in the Stump Retention Agreement, or (b) her employment with the Company terminates at any time due to Disability, as defined in the Stump Retention Agreement. For purposes of the Stump Retention Agreement only, “Retirement” means that Ms. Stump has (i) voluntarily terminated employment with the Company on or after December 31, 2020, and (ii) provided written notice to the Company of her intent to so terminate her employment at least 12 months before her effective date of termination. Also for purposes of the Stump Retention Agreement, “Disability” means a condition for which she qualifies for benefits under The Scotts Miracle-Gro Company’s Long-Term Disability Plan or another long-term disability plan sponsored by the Company.

Provided Ms. Stump satisfies the conditions for payment under the Stump Retention Agreement, she would be eligible for the following Retention Benefits:

•	Continuation of base salary, in accordance with the Company’s normal payroll practices, for a period of 24 months;

•
A bonus multiple of two times the target bonus opportunity for the plan year in which the termination occurs, to be paid in two equal installments on the first and second anniversary of the termination effective date; and

•	A monthly payment equal to the excess of the then COBRA premium charged by the Company to terminated employees over the premium charged to active employees, for a period of up to 24 months.

If Ms. Stump’s employment with the Company terminates for any reason other than Retirement or Disability, she shall not receive any benefits under the Stump Retention Agreement. However, she may be entitled to receive severance benefits pursuant to the Company’ Executive Severance Plan, depending on the circumstances surrounding her termination. In no event could Ms. Stump receive benefits under both the Executive Severance Plan and the Stump Retention Agreement.

PAYMENTS ON TERMINATION OF EMPLOYMENT AND/OR CHANGE IN CONTROL

The Company and its subsidiaries have entered into certain agreements and maintain certain plans that may provide compensation to the NEOs employed by the Company and its subsidiaries in the event of a termination of employment and/or a change in control of the Company and that would provide compensation to the NEOs no longer employed by the Company or its subsidiaries upon termination of employment.

Severance Arrangements: None of our NEOs currently has an employment agreement with the Company. Effective December 11, 2013, Mr. Hagedorn entered into the Hagedorn Severance Agreement, which superseded and terminated his then-effective employment agreement. Each of the NEOs currently employed by the Company other than Mr. Hagedorn is a participant in the Company’s Executive Severance Plan.

The Hagedorn Severance Agreement and the Executive Severance Plan provide for severance and continued compensation and benefit eligibility as summarized in the table below.

	Prior to CIC		Within 2 Years Following CIC
	Involuntary Without Cause or Voluntary With Good Reason	Due to Death or Disability	Involuntary Without Cause or Voluntary With Good Reason
Salary Continuation:
CEO	3x base salary (lump sum)	None	3x base salary (lump sum)
All Other NEOs	2x base salary	None*	2x base salary (lump sum)
Annual Incentive:
CEO	3x highest bonus paid in prior 3 years (lump sum)	None	3x highest bonus paid in prior 3 years (lump sum)
All Other NEOs	2x target bonus	None*	2x target bonus plus prorated annual bonus (lump sum)
Welfare Benefits:
CEO	Coverage ends and CEO receives lump sum payment equal to the equivalent monthly premiums to continue medical, disability and life insurance for a period of 3 years	None	Coverage ends and CEO receives lump sum payment equal to the equivalent monthly premiums to continue medical, disability and life insurance for a period of 3 years
All Other NEOs	Coverage ends and NEO receives Benefits Offset Payment for 24 months	None*	Coverage ends and NEO receives lump sum payment equal to Benefits Offset Payment for 24 months
Non-Compete Payments:
CEO	$3.6 million, payable in $100,000 monthly installments	None	$3.6 million, payable in $100,000 monthly installments
All other NEOs	No additional compensation provided	None	No additional compensation provided

________________________

*	The Stump Retention Agreement provides for certain payments to Ms. Stump in the event of termination due to Disability or Retirement as described above.

Under the Executive Severance Plan, if an NEO terminates his or her employment voluntarily without Good Reason, other than for retirement, or such NEO’s employment is terminated for Cause, the NEO is not entitled to receive any additional base salary, annual incentive payment or welfare benefits. The Company’s specific obligations to each of the NEOs are detailed in the separate tables that follow.

Equity-Based Compensation Plans: Grants of NSOs, RSUs and PUs are typically subject to three-year, time-based vesting. PFAs granted in 2017 are subject to five-year time-based vesting. However, our equity-based compensation plans generally provide for accelerated vesting (either full or partial) or forfeiture in certain situations, as indicated in the following table. These acceleration and forfeiture provisions apply to all Participants in our equity-based compensation plans.

Termination Due to:	Treatment of Unvested NSOs, RSUs, PUs and PFAs
Retirement	NSOs, RSUs, PUs: Vest on date of termination (PUs remain subject to the achievement of performance criteria) PFAs: Partial vesting subject to achievement of performance criteria

Death or Disability	NSOs, RSUs, PUs: Vest on date of termination PFAs: Partial vesting on date of termination

For Cause	NSOs, RSUs, PUs and PFAs: Forfeited on date of termination

Any Other Reason	NSOs, RSUs, PUs: Forfeited on date of termination PFAs: Partial vesting after month 36 of the vesting period, subject to achievement of performance criteria; otherwise forfeited

Subsequent to Change in Control	NSOs, RSUs, PUs: Generally vest on date of termination following a CIC, as described below PFAs: Vest on date of CIC subject to achievement of performance criteria
________________________
Retirement: A voluntary termination after a participant reaches age 55 with 10 years of service. As of September 30, 2019, Mr. Hagedorn, Mr. Lukemire and Ms. Stump satisfy the requirements for retirement eligibility. For purposes of the Stump Retention Agreement only, the Retirement definition does not impact the treatment of equity awards and only provides for certain cash benefits upon termination due to Retirement.

Disability: Impairment that qualifies a participant for benefits under the Company’s long-term disability plan or any other long-term disability plan sponsored by the Company.

Treatment of Equity Awards Following a Change in Control: Upon a change in control, our plan generally imposes a “double-trigger” vesting provision, which provides for vesting upon involuntary termination of employment within 24 months after a change in control if (1) equity-based awards are assumed or substituted in the transaction or (2) if equity-based awards otherwise continue in effect after the transaction. On the other hand, if the Compensation Committee, after evaluating the facts and circumstances of a change in control event, reasonably concludes that equity-based awards will not be assumed, substituted or continued by the resulting entity, our plan’s “responsive” single trigger will take effect and the awards will generally cancel or vest in exchange for a lump sum cash payment. These vesting and forfeiture provisions generally apply to all participants in our equity-based compensation plans. The only exception is that the PFA award agreement provides for vesting in the event there is a change in control; however, recognizing that our CEO’s family is the Company’s largest shareholder, the Compensation Committee expressly excluded any change in control caused by a change in the Hagedorn family ownership. As a result, for purposes of the PFA, a change in control can only be triggered by a non-Hagedorn family third-party transaction and therefore excludes a change in control resulting from an increase in beneficial ownership of the Hagedorn Partnership L.P.

Based on the vesting and forfeiture provisions, the following treatment applies to each equity-based award type subsequent to a CIC:

•
If awards are assumed, substituted or continued: Following an involuntary termination, without Cause, within 24 months after a change in control of the Company, any conditions on the employee’s rights under, or any restrictions on transfer or exercisability applicable to each replaced or continued award, will be waived or lapse as of the date of termination (i.e. “double trigger”),

•	If awards are not substituted or continued:

◦
NSOs: Subsequent to the change in control (a) outstanding NSOs will be cancelled and the applicable NEO will receive cash in the amount of, or Common Shares having a fair value equal to, the difference between the change in control price per Common Share and the exercise price per Common Share associated with the cancelled NSO, or (b) the NEO exercises, with the permission of the Compensation Committee, the NEO’s outstanding NSOs within 15 days of the date of the change in control.

◦
RSUs: Subsequent to the change in control, RSUs will vest in full and all restrictions relating to such awards will lapse. The vested awards will be distributed in (i) a single lump sum cash payment within 30 days following such change in control based on the change in control price, or (ii) at the Compensation Committee’s discretion, in the form of whole Common Shares of the Company or shares of any successor company.

◦
PUs: Subsequent to the change in control, all service-based vesting criteria will be deemed to be satisfied and performance goals associated with outstanding awards will be deemed to have been met on the date of the change in control (as specified in the applicable award agreement), all performance periods will be accelerated to the date of the change in control and all outstanding awards will be distributed in a single lump sum cash payment within 30 days following such change in control based on the change in control price.

◦
PFAs: In the event a change in control is triggered by a non-Hagedorn family third-party transaction, all service-based vesting criteria will be deemed to be satisfied and performance goals associated with outstanding awards will be determined based on actual performance as of the most recently completed fiscal year prior to the change in control, plus target performance for the remaining years of the performance period. The number of performance units achieved will be deemed to be fully vested and all earned awards will be distributed in a single lump sum cash payment within 30 days following such change in control based on the change in control price.

Termination of Employment and Change in Control — James Hagedorn

The following table describes the approximate payments that would be made to Mr. Hagedorn pursuant to the Hagedorn Severance Agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2019, the last day of the 2019 fiscal year. For further information concerning the outstanding equity-based awards held by Mr. Hagedorn as of September 30, 2019, see the table captioned “Outstanding Equity Awards at 2019 Fiscal Year-End.”

	Termination Prior to CIC				Following CIC(1)
Executive Benefits and Payments Upon Termination	Involuntary Without Cause or Voluntary With Good Reason		Termination Due to Death or Disability		Involuntary Without Cause or Voluntary With Good Reason		CIC Only
Compensation (2):
Base Salary (3x annual base salary)	$3,300,000		$—		$3,300,000		$—
EIP (3)	9,476,139		—		9,476,139		—
Equity-Based Compensation:
Stock Options:
Unvested and accelerated	—		—		—		—
Restricted Stock Units:
Unvested and Accelerated	8,443,016	(4)	8,443,016	(4)	8,443,016	(4)	—
Dividend Equivalents	297,911	(5)	297,911	(5)	297,911	(5)	—
Performance Units:
Unvested and Accelerated	—		—		—		—
Dividend Equivalents	—		—		—		—
Project Focus Awards:
Unvested and Accelerated	15,061,316	(6)	15,061,316	(6)	29,947,197	(8)	29,947,197	(8)
Dividend Equivalents	872,734	(7)	872,734	(7)	1,735,302	(9)	1,735,302	(9)
Benefits and Perquisites:
Health & Welfare Benefits (10)	61,519		—		61,519		—
Accrued Retirement Benefits (vested):
Associates’ Pension Plan (11)	310,751		310,751		310,751		—
Excess Benefit Plan (11)	59,919		59,919		59,919		—
RSP (11)	4,791,442		4,791,442		4,791,442		—
ERP (11)	13,644,472		13,644,472		13,644,472		—
Other Payments:
Non-Compete Payments (12)	3,600,000		—		3,600,000		—
Total:	$59,919,219		$43,481,561		$75,667,668		$31,682,499
________________________

(1)	Assumes all unvested RSUs will be assumed or substituted in connection with the change in control.

(2)	Equity valuations are based on the $101.82 closing price of Common Shares on September 30, 2019.

(3)	Lump sum payment of cash severance benefit in an amount equal to three times the EIP payout for the 2019 fiscal year, the highest annual bonus paid in any of the three preceding years.

(4)
Since Mr. Hagedorn is retirement eligible, all RSUs are subject to immediate vesting upon termination for any reason other than for Cause. The vested RSUs are generally settled on the third anniversary of the grant date.

(5)
Since Mr. Hagedorn is retirement eligible, all deferred dividend equivalents associated with the unvested RSUs are subject to immediate vesting upon termination for any reason other than for Cause. The vested dividend equivalents are generally settled on the third anniversary of the grant date.

(6)
Since Mr. Hagedorn is retirement eligible, reflects partial vesting of unvested PFAs, which are paid out at the end of the performance period to the extent the pre-defined performance criteria is achieved (reflects the probable payout based on accounting assumptions as of September 30, 2019).

(7)
Since Mr. Hagedorn is retirement eligible, reflects partial vesting of the deferred dividend equivalents associated with unvested PFAs, which are paid out at the end of the performance period to the extent the pre-defined performance criteria is achieved (reflects the probable payout based on account assumptions as of September 30, 2019).

(8)
Reflects immediate vesting and settlement of all unvested PFAs assuming the change in control is a result of a non-Hagedorn family third-party transaction and further assuming the pre-defined performance criteria is achieved (performance is estimated as of the end of the 2019 fiscal year using actual performance through the 2019 fiscal year plus target performance for the remaining years of the performance period).

(9)
Reflects immediate vesting and settlement of all deferred dividend equivalents associated with unvested PFAs assuming the pre-defined performance criteria is achieved (performance is estimated as of the end of the 2019 fiscal year using actual performance through the 2019 fiscal year plus target performance for the remaining years of the performance period).

(10)	Lump sum payment equal to the equivalent monthly premiums to continue medical, disability and life insurance for a period of three years.

(11)	Reflects respective accrued benefits, which are fully vested as of September 30, 2019 (and are not further enhanced or accelerated as a result of the potential termination event).

(12)
Per the Hagedorn Severance Agreement, Mr. Hagedorn will receive non-compete payments totaling $3.6 million, payable in $100,000 monthly installments over the three-year period following an involuntary termination by the Company without Cause, or a voluntary termination by Mr. Hagedorn for Good Reason (subject to Mr. Hagedorn executing a Release Agreement as prescribed by the Company).

Termination of Employment and Change in Control — Mr. Coleman, Mr. Lukemire, Ms. Stump and Mr. Smith

The following tables describe the approximate payments that would be made to each of the above-named NEOs pursuant to the Executive Severance Plan, the Stump Retention Agreement or other plans or individual award agreements in the event of termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2019, the last day of the 2019 fiscal year. For further information concerning the outstanding equity-based awards held by each of the above-named NEOs as of September 30, 2019, see the table captioned “Outstanding Equity Awards at 2019 Fiscal Year-End.”

Involuntary Termination Without Cause, or Voluntary Termination by NEO With Good Reason:

Executive Benefits and Payments Upon Termination	Mr. Coleman	Mr. Lukemire		Ms. Stump		Mr. Smith
Compensation (1):
Base Salary (2x annual base salary)	$1,400,000	$1,440,000		$1,300,000		$1,200,000
EIP — Prorated Annual Payout	—	792,000	(2)	487,500	(2)	—
EIP — Target Payout (2x target amount)(3)	1,540,000	1,584,000		975,000		900,000
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated	—	—		—		—
Restricted Stock Units:
Unvested and Accelerated	—	3,617,970	(4)	1,104,951	(4)	—
Accrued Dividends	—	135,883	(5)	39,708	(5)	—
Performance Units:
Unvested and Accelerated	—	—		—		—
Dividend Equivalents	—	—		—		—
Project Focus Awards:
Unvested and Accelerated	—	5,261,650	(6)	2,038,844	(6)	—
Dividend Equivalents	—	304,888	(7)	118,142	(7)	—
Benefits and Perquisites:
Benefits Offset Payment (8)	31,830	25,621		12,574		32,986
Accrued Retirement Benefits:
Associates’ Pension Plan (9)	—	25,211		—		—
RSP (9)	1,168,374	1,306,945		14,480		1,228,768
ERP (9)	1,739,414	2,162,498		3,194,142		1,672,825
Total:	$5,879,618	$16,656,666		$9,285,341		$5,034,579
________________________

(1)	Equity valuations are based on the $101.82 closing price of Common Shares on September 30, 2019.

(2)
Since Mr. Lukemire and Ms. Stump are retirement eligible, they are entitled to a lump sum pro-rata payout of the annual bonus under the EIP for the year of termination. This is in addition to any bonus amount payable under the Executive Severance Plan. The amount shown assumes that the EIP paid out at 100% of target.

(3)
Reflects a lump sum payment in an amount equal to two times the target annual bonus award which would be payable to the NEO in two equal installments on the first and second anniversary of the termination effective date, subject to the NEO’s continued compliance with any post-employment obligations to the Company.

(4)
Since Mr. Lukemire and Ms. Stump are retirement eligible, all RSUs are subject to immediate vesting upon termination for any reason other than for Cause. The vested RSUs are generally settled on the third anniversary of the grant date.

(5)
Since Mr. Lukemire and Ms. Stump are retirement eligible, all deferred dividend equivalents associated with unvested RSUs are subject to immediate vesting upon termination for any reason other than for Cause. The vested dividend equivalents are generally settled on the third anniversary of the grant date.

(6)
Since Mr. Lukemire and Ms. Stump are retirement eligible, reflects partial vesting of unvested PFAs to the extent the pre-defined performance criteria is achieved (which reflects probable payout based on accounting assumptions as of September 30, 2019).

(7)
Since Mr. Lukemire and Ms. Stump are retirement eligible, reflects partial vesting of the deferred dividend equivalents associated with unvested PFAs, which are paid out at the end of the performance period to the extent the pre-defined performance criteria is achieved (which reflects probable payout based on accounting assumptions as of September 30, 2019).

(8)
An amount equal to the excess of the current COBRA premium charged by the Company to terminated employees over the premium charged to active employees as of September 30, 2019; calculated for a period of 24 months.

(9)	Reflects respective accrued benefits, which are fully vested as of September 30, 2019 (and are not further enhanced or accelerated as a result of the potential termination event).

Termination Due to Death or Disability:

Executive Benefits and Payments Upon Termination	Mr. Coleman	Mr. Lukemire	Ms. Stump		Mr. Smith
Compensation (1):
Base Salary	$—	$—	$1,300,000	(2)	$—
EIP — Prorated Annual Payout (3)	770,000	792,000	487,500		450,000
EIP — Target Payout (2x target amount)	—	—	975,000	(4)	—
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated	—	—	—		—
Restricted Stock Units:
Unvested and Accelerated (5)	2,450,807	3,617,970	1,104,951		1,082,958
Accrued Dividends (6)	85,458	135,883	39,708		38,433
Performance Units:
Unvested and Accelerated	—	—	—		—
Dividend Equivalents	—	—	—		—
Project Focus Awards:
Unvested and Accelerated (7)	2,655,669	5,261,650	2,038,844		1,184,778
Dividend Equivalents (8)	153,884	304,888	118,142		68,652
Benefits and Perquisites:
Benefits Offset Payment	—	—	12,574	(9)	—
Accrued Retirement Benefits:
Associates’ Pension Plan (10)	—	25,211	—		—
RSP (10)	1,168,374	1,306,945	14,480		1,228,768
ERP (10)	1,739,414	2,162,498	3,194,142		1,672,825
Total:	$9,023,606	$13,607,045	$9,285,341		$5,726,414
________________________

(1)	Equity valuations are based on the $101.82 closing price of Common Shares on September 30, 2019.

(2)	Reflects the continuation of Ms. Stump’s base salary as of September 30, 2019 for 24 months in the event of her Disability pursuant to the Stump Retention Agreement.

(3)
Reflects a lump sum payment in an amount equal to a prorated annual bonus award under the EIP for the year of termination, assuming the EIP paid out at 100% of target. With respect to Ms. Stump, this payout is in addition to any bonus amount payable under the Stump Retention Agreement.

(4)
Reflects the bonus amount payable to Ms. Stump in the amount of two times the target bonus opportunity under the EIP for the 2019 plan year, which would be payable in two equal installments on the first and second anniversary of the termination effective date in the event of her Disability under the Stump Retention Agreement, subject to Ms. Stump’s continued compliance with any post-employment obligations to the Company.

(5)	Reflects immediate vesting and settlement of all unvested RSUs.

(6)	Reflects immediate vesting and settlement of all deferred dividend equivalents associated with unvested RSUs.

(7)
Reflects partial vesting of all unvested PFAs upon death or disability. For Mr. Coleman and Mr. Smith, performance criteria is deemed to be satisfied at the target level of performance. For Mr. Lukemire and Ms. Stump, based on their retirement eligibility, reflects the probable payout based on accounting assumptions as of September 30, 2019.

(8)
Reflects partial vesting of all deferred dividend equivalents associated with unvested PFAs. For Mr. Coleman and Mr. Smith, all performance criteria are deemed to be satisfied at the target level performance. For Mr. Lukemire and Ms. Stump, based on their retirement eligibility, reflects the probable payout based on accounting assumptions as of September 30, 2019.

(9)
Reflects the amount equal to the excess of the current COBRA premium charged by the Company to terminated employees over the premium charged to active employees as of September 30, 2019; calculated for a period of 24 months and payable on a monthly basis.

(10)
Reflects respective account balances as of September 30, 2019, which are fully vested as of September 30, 2019 (and are not further enhanced or accelerated as a result of the potential termination event).

Involuntary Termination Without Cause, or Voluntary Termination by NEO With Good Reason (within 2 years following CIC assuming awards are assumed, substituted or continued):

Executive Benefits and Payments Upon Termination	Mr. Coleman	Mr. Lukemire	Ms. Stump	Mr. Smith
Compensation (1):
Base Salary (2x annual base salary)	$1,400,000	$1,440,000	$1,300,000	$1,200,000
EIP — Prorated Annual Payout (2)	770,000	792,000	487,500	450,000
EIP — Target Payout (2x target amount) (3)	1,540,000	1,584,000	975,000	900,000
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated	—	—	—	—
Restricted Stock Units:
Unvested and Accelerated (4)	2,450,807	3,617,970	1,104,951	1,082,958
Accrued Dividends (5)	85,458	135,883	39,708	38,433
Performance Units:
Unvested and Accelerated	—	—	—	—
Dividend Equivalents	—	—	—	—
Project Focus Awards:
Unvested and Accelerated (6)	8,500,341	10,462,005	4,054,065	3,792,490
Dividend Equivalents (7)	492,556	606,225	234,914	219,757
Benefits and Perquisites:
Benefits Offset Payment (8)	31,830	25,621	12,574	32,986
Accrued Retirement Benefits:
Associates’ Pension Plan (9)	—	25,211	—	—
RSP (9)	1,168,374	1,306,945	14,480	1,228,768
ERP (9)	1,739,414	2,162,498	3,194,142	1,672,825
Total:	$18,178,780	$22,158,358	$11,417,334	$10,618,217
________________________

(1)	Equity valuations are based on the $101.82 closing price of Common Shares on September 30, 2019.

(2)
Reflects a lump sum pro-rata payout of the annual bonus under the EIP, assuming the EIP paid out at 100% of target. This payout is in addition to any bonus amount payable under the Executive Severance Plan.

(3)
Reflects a lump sum payment in an amount equal to two times the target annual bonus award which would be payable to the NEO in two equal installments on the first and second anniversary of the termination effective date, subject to the NEO’s continued compliance with any post-employment obligations to the Company.

(4)	Reflects immediate vesting and settlement of all unvested RSUs.

(5)	Reflects immediate vesting and settlement of all deferred dividend equivalents associated with unvested RSUs.

(6)
Reflects immediate vesting and settlement of all unvested PFAs (reflects estimated performance as of the end of the 2019 fiscal year using actual performance through the 2019 fiscal year plus target performance for the remaining years of the performance period).

(7)
Reflects immediate vesting and settlement of all deferred dividend equivalents associated with unvested PFAs (reflects the estimated performance as of the end of the 2019 fiscal year using actual performance through the 2019 fiscal year plus target performance for the remaining years of the performance period).

(8)
Reflects an amount equal to the excess of the current COBRA premium charged to terminated employees over the premium charged to active employees as of September 30, 2019; calculated for a period of 24 months and payable on a monthly basis.

(9)
Reflects respective account balances as of September 30, 2019, which are fully vested as of September 30, 2019 (and are not further enhanced or accelerated as a result of the potential termination event).

Change in Control Only — No termination (assuming awards are assumed, substituted or continued):

Executive Benefits and Payments Upon Termination	Mr. Coleman	Mr. Lukemire	Ms. Stump	Mr. Smith
Compensation (1):
Base Salary (2x annual base salary)	$—	$—	$—	$—
EIP — Prorated Annual Payout	—	—	—	—
EIP — Target Payout (2x target)	—	—	—	—
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated	—	—	—	—
Restricted Stock Units:
Unvested and Accelerated (2)	—	—	—	—
Accrued Dividends (2)	—	—	—	—
Performance Units:
Unvested and Accelerated (2)	—	—	—	—
Dividend Equivalents (2)	—	—	—	—
Project Focus Awards:
Unvested and Accelerated (3)	8,500,341	10,462,005	4,054,065	3,792,490
Dividend Equivalents (4)	492,556	606,225	234,914	219,757
Benefits and Perquisites:
Benefits Offset Payment	—	—	—	—
Accrued Retirement Benefits:
Associates’ Pension Plan	—	—	—	—
RSP	—	—	—	—
ERP	—	—	—	—
Total:	$8,992,897	$11,068,230	$4,288,979	$4,012,247
________________________

(1)	Equity valuations are based on the $101.82 closing price of Common Shares on September 30, 2019.

(2)	Assumes unvested RSUs and related dividend equivalents will be assumed or substituted in connection with the change in control.

(3)
Reflects immediate vesting and settlement of all unvested PFAs assuming the change in control is a result of a non-Hagedorn family third-party transaction and further assuming the pre-defined performance criteria is achieved (performance is estimated as of the end of the 2019 fiscal year using actual performance through the 2019 fiscal year plus target performance for the remaining years of the performance period).

(4)
Reflects immediate vesting and settlement of all deferred dividend equivalents associated with unvested PFAs assuming the pre-defined performance criteria is achieved (performance is estimated as of the end of the 2019 fiscal year using actual performance through the 2019 fiscal year plus target performance for the remaining years of the performance period).

Employee Confidentiality, Noncompetition, Nonsolicitation Agreements

In connection with executing the Hagedorn Severance Agreement on December 11, 2013, Mr. Hagedorn became a party to the Hagedorn Noncompetition Agreement, pursuant to which Mr. Hagedorn has agreed to maintain the confidentiality of any “confidential information” (as that term is defined in the Hagedorn Noncompetition Agreement) of Scotts LLC and its affiliates and not to directly or indirectly disclose or reveal confidential information to any person or use confidential information for Mr. Hagedorn’s own personal benefit or for the benefit of any person other than Scotts LLC and its affiliates. The Hagedorn Noncompetition Agreement also contains provisions that prevent Mr. Hagedorn from engaging in specified competitive and solicitation activities during his employment with Scotts LLC and its affiliates, and for an additional three years thereafter. As additional consideration for entering into the Hagedorn Severance Agreement, which incorporates the Hagedorn Noncompetition Agreement, Mr. Hagedorn is entitled to receive non-compete payments totaling $3.6 million, payable in $100,000 monthly installments over the three-year restrictive period. However, the non-compete payments are only payable in the following situations: (1) in the event Mr. Hagedorn’s employment is terminated involuntarily without Cause; (2) in the event Mr. Hagedorn voluntarily terminates his employment with Good Reason; or (3) in the event Mr. Hagedorn voluntarily terminates his employment without Good Reason, provided the Board notifies Mr. Hagedorn that it intends to enforce the restrictive covenants. Failure to abide by the terms of the Hagedorn Noncompetition Agreement will result in forfeiture of any remaining non-compete payments, if applicable, and the repayment of any prior non-compete payments received by Mr. Hagedorn pursuant to the terms of the Hagedorn Severance Agreement. Failure to abide by the terms of the Hagedorn Noncompetition Agreement will also result in forfeiture of future payment under the EIP and will oblige Mr. Hagedorn to return to Scotts LLC any monies paid to him under the EIP within the three years prior to breach.

Mr. Coleman, Mr. Lukemire, Ms. Stump and Mr. Smith are each parties to an employee confidentiality, noncompetition, nonsolicitation agreement with Scotts LLC (the “Noncompetition Agreement”), pursuant to which each executive officer (or former executive officer) has agreed to maintain the confidentiality of any “confidential information” (as that term is defined in the Noncompetition Agreement) of Scotts LLC and its affiliates and not to directly or indirectly disclose or reveal confidential information to any person or use confidential information for the individual’s own personal benefit or for the benefit of any person other than Scotts LLC and its affiliates. The Noncompetition Agreement also contains provisions that prevent the individual party to it from engaging in specified competitive and solicitation activities during his or her employment with Scotts LLC and its affiliates, and for an additional two years thereafter. Failure to abide by the terms of the Noncompetition Agreement will result in forfeiture of any future payment under the EIP and will oblige the individual to return to Scotts LLC any monies paid to him or her under the EIP within the three years prior to breach.

PROPOSAL NUMBER 2

ADVISORY VOTE ON THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as set forth in this Proxy Statement. This proposal is commonly referred to as the “Say-on-Pay” vote.

Linking executive pay to shareholder value creation and attracting and retaining top performers are central to the design of our executive compensation programs. The Compensation Committee strives to achieve this linkage over both the short-term and long-term by establishing plan goals tied to shareholder value creation, that, when achieved or exceeded, reward our executives relative to the shareholder value they help create. We believe shareholder value is ultimately created by profitability growth, consistently delivering strong free cash flow and demonstrated leadership by our NEOs. Our NEOs are directly aligned with, and invested in, the success of our business because the majority of their compensation is impacted positively or negatively by the results that we believe also positively or negatively impact the return on investment of our shareholders. Our CD&A, which begins on page 22 of this Proxy Statement, provides a detailed description of our compensation philosophy and objectives, the elements of executive compensation we offer and our compensation practices. We encourage you to review the CD&A before voting on this proposal.

Highlights of our compensation philosophy and program for the 2019 fiscal year include the following:

•
Performance-Based Pay: Consistent with our pay-for-performance philosophy, approximately 75% of the annual total direct compensation opportunity for our CEO was delivered in the form of variable pay tied to financial performance. For the other NEOs, an average of 65% of their target annual compensation opportunity was delivered in the form of variable pay tied to financial performance. The percentage of total performance-based pay realized by our NEOs has the potential to be considerably higher in the future due to the impact of the performance multiplier incorporated into the design of the PFAs that were granted to our NEOs during the 2017 fiscal year. The front-loaded PFAs are designed to reward our NEOs for achieving the Project Focus performance goals during the 2017 to 2021 fiscal years.

•
No Employment Agreements: The Company does not maintain employment agreements with any of the NEOs. Severance benefits for our CEO are provided under a separate severance agreement, and severance benefits for all other NEOs are provided under an executive severance plan.

•	Limited Executive Perquisites: The Company does not offer certain cash-based executive perquisites, such as car allowances and financial planning services.

•
Double-Trigger Change in Control Provisions: Our plans include “double-trigger” change in control provisions, which provide for vesting upon involuntary termination of employment within 24 months after a change in control if equity-based awards are assumed or substituted in the transaction or if equity-based awards otherwise continue in effect after the transaction.

•
Clawback Provisions: All of our equity-based awards and annual incentive awards include provisions designed to recoup such awards for violation of non-compete covenants or other post-employment obligations to the Company, or otherwise engaging in certain conduct that is detrimental to the Company. In addition, our Executive Compensation Recovery Policy allows the Company to recover annual incentive award payments and equity award distributions in the event of a required accounting restatement due to material non-compliance with any applicable financial reporting requirement.

•
Significant Stock Ownership: Each of our NEOs is expected to maintain a significant amount of his or her accumulated wealth in the form of Common Shares. The ownership guidelines are 10 times base salary for our CEO, 5 times base salary for our COO and 3 times base salary for all other NEOs.

•
Independent Consultants: Our Compensation Committee engages an independent consultant to advise it with respect to executive compensation levels and practices. The consultant provides no services to management and had no prior relationship with any of our NEOs.

•
Compensation Risk Assessment: The Company conducted an annual review of its compensation programs for the 2019 fiscal year and concluded that the compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

•
Independent Compensation Committee: Each member of our Compensation Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10C-1 promulgated by the SEC under the Exchange Act. Each member of our Compensation Committee also qualifies as an outside director for purposes of IRC § 162(m) and as a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

•
Anti-Hedging Policy: Our Insider Trading Policy prohibits all Company employees, including our NEOs, and members of the Board, from engaging in certain hedging transactions relating to Company securities held by them, including short sales, the purchase of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds.

The Say-on-Pay vote is not intended to address any specific element of compensation, but rather provides shareholders an opportunity to express their views regarding the overall compensation of our NEOs and our executive compensation philosophy and objectives, guiding principles, policies and practices.

Recommendation and Vote

For the reasons set forth above, the Company is asking its shareholders to support the compensation of the NEOs as set forth in this Proxy Statement by approving the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnote and narrative disclosures accompanying the tables.”

To be approved, this proposal requires the affirmative vote of the holders of a majority of the Company’s Common Shares present in person or by proxy and entitled to vote on the proposal, which means the votes cast “For” the proposal must exceed the votes cast “Against” the proposal. Abstentions will be treated as votes cast “Against” the proposal. Broker non-votes will not be counted in determining the required vote on the proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

We highly value the opinions of our shareholders. Accordingly, although the vote is advisory only and not binding on the Company or the Board, the Compensation Committee will consider the outcome of the Say-on-Pay vote in connection with future executive compensation decisions.

PROPOSAL NUMBER 3

RATIFICATION OF THE SELECTION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”) has served as the Company’s independent registered public accounting firm since 2005 and audited the Company’s consolidated financial statements as of and for the fiscal year ended September 30, 2019, and the Company’s internal control over financial reporting as of September 30, 2019. The Audit Committee is directly responsible for the selection of the Company’s independent registered public accounting firm and has selected Deloitte to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2020. Although it is not required to do so, the Board has determined to submit the Audit Committee’s selection of the independent registered public accounting firm to the Company’s shareholders for ratification as a matter of good corporate governance. In the event that the Audit Committee’s selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020 is not ratified by the holders of a majority of the Common Shares represented at the Annual Meeting (with an abstention being treated the same as a vote “Against”), the Audit Committee will evaluate such shareholder vote when considering the selection of an independent registered public accounting firm for the fiscal year ending September 30, 2021. Even if the selection of Deloitte is ratified, the Audit Committee, in its discretion, could decide to terminate the engagement of Deloitte and to engage another independent registered public accounting firm if the Audit Committee determines such action is necessary or desirable.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

YOUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2020.

AUDIT COMMITTEE MATTERS

In accordance with applicable SEC Rules, the Audit Committee issued the following report on November 14, 2019. The Audit Committee consisted of the following members as of such date: Nancy G. Mistretta, Chair; David C. Evans; Brian D. Finn; and Thomas N. Kelly Jr.

Report of the Audit Committee for the 2019 Fiscal Year

Role of the Audit Committee, Independent Registered Public Accounting Firm and Management

The Audit Committee consists of four directors, each of whom satisfies the applicable independence requirements set forth in the NYSE Rules and under SEC Rule 10A-3, and operates under a written charter adopted by the Board. A copy of the Audit Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website at http://investor.scotts.com.

The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements. The Audit Committee also has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the U.S. Public Company Accounting Oversight Board or the PCAOB. In addition, the Audit Committee has received from the Company’s independent registered public accounting firm the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, has discussed with the Company’s independent registered public accounting firm their independence from the Company and its management, and has considered whether the Company’s independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The internal auditors are responsible for preparing an annual audit plan and conducting internal audits under the control of the Company’s Chief Internal Auditor, who is accountable to the Audit Committee. The Audit Committee met with the internal auditors and the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Chief Financial Officer and other executive officers of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting.

Audit Committee Recommendation

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements be included in the Company’s 2019 Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended September 30, 2019 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors of the Company:

Nancy G. Mistretta, Chair
David C. Evans
Brian D. Finn
Thomas N. Kelly Jr.

Fees of the Independent Registered Public Accounting Firm

Audit Fees

The aggregate audit fees billed by Deloitte, including expenses, for the 2019 fiscal year and the 2018 fiscal year were approximately $2,455,000 and $2,524,000, respectively. These amounts included fees for professional services rendered by Deloitte in connection with (1) its audit of the Company’s consolidated financial statements, (2) its audit of the effectiveness of the Company’s internal control over financial reporting and (3) its review of the unaudited consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as fees for services performed in connection with consents related to SEC registration statements and reports related to statutory audits.

Audit-Related Fees

The aggregate fees for audit-related services rendered by Deloitte, including expenses, for the 2019 fiscal year and the 2018 fiscal year were approximately $629,000 and $1,375,000, respectively. Audit-related fees include fees for services related to (i) acquisitions and divestitures, (ii) audit-related research and assistance, (iii) internal control reviews, and (iv) work performed in connection with registration statements including issuances of comfort letters.

Tax Fees

The aggregate fees for tax services rendered by Deloitte, including expenses, for the 2019 fiscal year and the 2018 fiscal year were approximately $81,000 and $149,000, respectively. Tax fees are related to tax compliance and advisory services and assistance with tax audits.

All Other Fees

The aggregate fees for non-audit services rendered by Deloitte for the 2019 fiscal year and the 2018 fiscal year were approximately $4,000 and $6,000, respectively. The fees under this category are related to technical subscriptions.

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

None of the services described under the headings “Audit-Related Fees,” “Tax Fees” or “All Other Fees” above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 C.F.R. § 210.2-01(c)(7)(i).

The Audit Committee’s “Policies and Procedures Regarding Approval of Services Provided by the Independent Registered Public Accounting Firm” are set forth below.

THE SCOTTS MIRACLE-GRO COMPANY
THE AUDIT COMMITTEE
POLICIES AND PROCEDURES REGARDING APPROVAL OF SERVICES
PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Purpose and Applicability

We recognize the importance of maintaining the independent and objective viewpoint of our independent registered public accounting firm. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee and the independent registered public accounting firm.

The Scotts Miracle-Gro Company (together with its consolidated subsidiaries, “the Company”) recognizes that the independent registered public accounting firm possesses a unique knowledge of the Company and can provide necessary and valuable services to the Company in addition to the annual audit. Consequently, this policy sets forth policies, guidelines and procedures to be followed by the Company when retaining the independent registered public accounting firm to perform audit and non-audit services.

Policy Statement

All services provided by the independent registered public accounting firm, including audit services, audit-related services, non-audit services, tax services and program and subscription services, must be pre-approved by the Audit Committee or a designated member of the Audit Committee (“Designated Member”). Pre-approval may be of classes of permitted services, such as “audit services,” “merger and acquisition due diligence services” or similar broadly defined predictable or recurring services. Such classes of services could include the following illustrative examples:

•	Audits of the Company’s financial statements required by law, the SEC, lenders, statutory requirements, regulators and others.

•	Consents, comfort letters, reviews of registration statements and similar services that incorporate or include financial statements of the Company.

•	Employee benefit plan audits.

•	Tax compliance and related support for any tax returns filed by the Company.

•	Tax planning and support.

•	Merger and acquisition due diligence services.

•	Internal control reviews.

•	Program and subscription services, including educational programs and seminars, webcasts/podcasts, database subscriptions, research reports, surveys and similar or related tools and services.

The Audit Committee may choose to establish fee thresholds for pre-approved services (for example: “merger and acquisition due diligence services with fees not to exceed $100,000 without additional pre-approval from the Audit Committee”).

The Audit Committee may delegate to a Designated Member, who must satisfy the applicable independence requirements set forth in the NYSE Rules, the authority to grant pre-approvals of permitted services, or classes of permitted services, to be provided by the independent registered public accounting firm. Any decision by a Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at its next regularly scheduled meeting.

All fees (audit, audit-related, tax and other) paid to the independent registered public accounting firm are disclosed in accordance with applicable SEC Rules.

Prohibited Services

The Company may not engage the independent registered public accounting firm to provide the non-audit services described below:

1.    Bookkeeping or other services related to the accounting records or financial statements of the Company. The independent registered public accounting firm cannot maintain or prepare the Company’s accounting records, prepare the Company’s financial statements that are filed with the SEC or prepare or originate source data underlying the Company’s financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

2.    Financial information systems design and implementation. The independent registered public accounting firm cannot directly or indirectly operate, or supervise the operation of, the Company’s information system or manage the Company’s local area network, or design or implement a hardware or software system that aggregates source data underlying the Company’s financial statements or generates information that is significant to the Company’s financial statements or other financial information systems taken as a whole, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

3.    Appraisal or valuation services, fairness opinions or contribution-in-kind reports. The independent registered public accounting firm cannot provide any appraisal service, valuation service or any service involving a fairness opinion or contribution-in-kind report for the Company, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

4.    Actuarial services. The independent registered public accounting firm cannot provide any actuarially-oriented advisory service involving the determination of amounts recorded in the financial statements and related accounts for the Company other than assisting the Company in understanding the methods, models, assumptions and inputs used in computing an amount, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

5.    Internal audit outsourcing services. The independent registered public accounting firm cannot provide any internal audit service to the Company that relates to the Company’s internal accounting controls, financial systems or financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

6.    Management functions. Neither the independent registered public accounting firm, nor any of its partners or employees, can act, temporarily or permanently, as a director, officer or employee of the Company, or perform any decision-making, supervisory or ongoing monitoring function for the Company.

7.    Human resources. The independent registered public accounting firm cannot (A) search for or seek out prospective candidates for the Company’s managerial, executive or director positions; (B) engage in psychological testing, or other formal testing or evaluation programs, for the Company; (C) undertake reference checks of prospective candidates for executive or director positions with the Company; (D) act as a negotiator on the Company’s behalf, such as determining position, status or title, compensation, fringe benefits or other conditions of employment; or (E) recommend or advise the Company to hire a specific candidate for a specific job (except that the independent registered public accounting firm may, upon request by the Company, interview candidates and advise the Company on the candidate’s competence for financial accounting, administrative or control positions).

8.    Broker-dealer, investment advisor or investment banking services. The independent registered public accounting firm cannot act as a broker-dealer, promoter or underwriter on behalf of the Company, make investment decisions on behalf of the Company or otherwise have discretionary authority over the Company’s investments, execute a transaction to buy or sell the Company’s investment, or have custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

9.    Legal Services. The independent registered public accounting firm cannot provide any service to the Company that, under the circumstances in which the service is provided, could be provided only by someone licensed, admitted or otherwise qualified to practice law in the jurisdiction in which the service is provided.

10.    Expert services unrelated to the audit. The independent registered public accounting firm cannot provide an expert opinion or other expert service for the Company, or the Company’s legal representative, for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation. In any litigation or regulatory or administrative proceeding or investigation, the independent registered public accounting firm may provide factual accounts, including in testimony, of work performed or explain the positions taken or conclusions reached during the performance of any service provided by the independent registered public accounting firm to the Company.

Non-prohibited services shall be deemed to be permitted services and may be provided to the Company with the pre-approval of a Designated Member or the full Audit Committee, as described herein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions described below, since the beginning of the 2019 fiscal year, the Company is not aware of any transactions in which it or any of its subsidiaries was or will be a participant and in which any persons deemed to be “related persons” for purposes of Item 404(a) of SEC Regulation S-K had or will have a direct or indirect material interest that required the review and approval or ratification of the Governance Committee pursuant to the Company’s Related Person Transaction Policy and disclosure pursuant to Item 404(a) of SEC Regulation S-K:

Scotts LLC maintains a “time sharing agreement,” as that term is defined in the provisions of 14 C.F.R. § 91.501(b)(6) and (c)(1), as amended, with the Company’s CEO, Mr. Hagedorn. The agreement permits Mr. Hagedorn to purchase flight hours on Company aircraft for personal use at a cost that is calculated as the lesser of the Company’s incremental direct operating cost per flight hour or the maximum charge allowed for such flight as set forth in 14 C.F.R. § 91.501(d), as amended. During the 2019 fiscal year, Mr. Hagedorn purchased 170.9 flight hours under his time sharing agreement at a cost of $353,118, plus applicable federal excise taxes. Under the terms of the time sharing agreement, which is governed by the rules of the Federal Aviation Administration, the Company remains responsible for providing licensed and qualified pilots, maintaining the aircraft in airworthy operating condition, and carrying in full force and effect public liability, property damage, “all-risk” hull and any other necessary policies of insurance in respect of the aircraft, naming Mr. Hagedorn as an additional insured.

From time to time, Scotts LLC leases aircraft for business use from Hagedorn Aviation, Inc. (“Hagedorn Aviation”), an aircraft operating company of which James Hagedorn is the majority shareholder. During the 2019 fiscal year, the Company leased Hagedorn Aviation aircraft at a cost of $239,372. Because fuel that has been purchased on a Company account is sometimes used in Hagedorn Aviation aircraft, Hagedorn Aviation is obligated to reimburse the Company for fuel used during the 2019 fiscal year in the amount of $676,092. The Company also has agreements with Hagedorn Aviation pursuant to which the Company, for a fee, provides Hagedorn Aviation with access to the services of the Company’s aviation mechanics and/or pilots in circumstances involving non-business, non-commuting flights on personal aircraft. The agreements were approved by the Governance Committee based on the Company’s interest in ensuring the safety and security of Mr. Hagedorn and provide that if Hagedorn Aviation uses the Company’s aviation mechanics and/or pilots from time to time, Hagedorn Aviation must reimburse the Company at annually established rates reflecting the costs to the Company of employing the aviation mechanics and/or pilots, as appropriate. During the 2019 fiscal year, Hagedorn Aviation accessed the services of pilots and mechanics in the amount of $6,440 and $49,979, respectively.

The Farms For City Kids Foundation, Inc. (“Farms”) is a 501(c)(3) nonprofit organization that annually hosts more than 750 students in an all-expense paid one-week residential educational program at Spring Brook Farm in Reading, Vermont, a working farmstead that Farms owns and operates. Modeled on a similar program in the United Kingdom, Farms provides school-aged children from less-advantaged backgrounds in areas including metropolitan New York, Boston and Vermont with educational opportunities they would not otherwise have. By engaging in hands-on learning in outdoor classrooms, these young people connect with the natural world and explore new dimensions of learning as academics integrate with everyday farm activities and sustainable agricultural practices. Mr. Hagedorn and his wife, Karli, founded Farms in 1992, and they currently serve as board members as well as Vice President and President, respectively. During the 2019 fiscal year, Farms received $1,045,530 in support that the Company either directly provided or helped generate.

Mr. Hagedorn’s son, Christopher Hagedorn, is employed by The Hawthorne Gardening Company, a subsidiary of the Company as Senior Vice President and General Manager.  Mr. C. Hagedorn also serves as a director of The Hawthorne Gardening Company. During the 2019 fiscal year, Mr. C. Hagedorn received salary, bonus, equity awards and other payments in the amount of $4,311,390. This amount includes the value of a one-time performance bonus grant, awarded on November 1, 2019, with a grant date value of $3,000,000, payable subject to the achievement of pre-defined Hawthorne profitability goals for the 2019 through 2022 fiscal years. This one-time performance bonus grant will only be earned and paid if Hawthorne achieves pre-defined profitability levels that have been approved by the Compensation Committee. As an employee of The Hawthorne Gardening Company, Mr. C. Hagedorn is also eligible to participate in the incentive plans, retirement plans, insurance programs, health benefits and other similar employee welfare benefit arrangements available to other employees of comparable level and on substantially similar terms and conditions.

Adam Hanft, a current director, is the principal and Chief Executive Officer of Hanft Projects and is an award-winning brand strategist whose creative contributions are widely recognized. Hanft Projects provides strategic consulting services to the Company on marketing matters, including (i) providing insights and expertise to help inspire and develop a culture of creativity, (ii) providing recommendations to our CEO on marketing strategy issues, (iii) periodically participating in marketing meetings to support the execution of marketing initiatives, and (iv) providing support on other marketing issues as requested by the Company. During the 2019 fiscal year, in exchange for consulting services, the Company paid Hanft Projects $900,000 and granted RSUs to Mr. Hanft with a grant date value of $400,072. During the first quarter of the 2020 fiscal year, Hanft Projects earned $225,000 for consulting services provided to the Company. The amounts paid by the Company for consulting services are in addition to the cash, equity or other compensation Mr. Hanft receives for his services as a director on our Board.

Craig Hargreaves, a former director, solely owns or controls entities that received real estate related lease payments during the 2019 fiscal year from a subsidiary of the Company in the aggregate amount of $1,174,284.

Mr. Hargreaves’ brother, Doug Hargreaves, is employed by Hawthorne Hydroponics LLC (a subsidiary of the Company) as Chief Operating Officer. During the 2019 fiscal year, Mr. D. Hargreaves received salary, bonus, equity awards and other payments in the amount of $1,280,885. Mr. D. Hargreaves is also eligible to participate in the incentive plans, retirement plans, insurance programs, health benefits and other similar employee welfare benefit arrangements available to other employees of comparable level and on substantially similar terms and conditions.

Mr. Lukemire’s daughter, Rachael Montunnas, is employed by Scotts LLC as Director, Integrated Marketing. During the 2019 fiscal year, Ms. Montunnas received salary, bonus and other payments in the amount of $143,121. Ms. Montunnas is also eligible to participate in the incentive plans, retirement plans, insurance programs, health benefits and other similar employee welfare benefit arrangements available to other employees of comparable level and on substantially similar terms and conditions.

Ms. Stump’s daughter, Amanda Miller, is employed by Scotts LLC as Director, Human Resources. During the 2019 fiscal year, Ms. Miller received salary, bonus and other payments in the amount of $142,867. Ms. Miller is also eligible to participate in the incentive plans, retirement plans, insurance programs, health benefits and other similar employee welfare benefit arrangements available to other employees of comparable level and on substantially similar terms and conditions.

Policies and Procedures with Respect to Related Person Transactions

The Board has adopted a written Related Person Transaction Policy (the “Related Person Policy”) to assist it in reviewing and approving or ratifying transactions with persons who are deemed “related persons” for purposes of Item 404(a) of SEC Regulation S-K (collectively, “related persons”), and to assist the Company in the preparation of the related person transaction disclosures required by the SEC. The Related Person Policy supplements the Company’s other policies that may apply to transactions with related persons, such as the Corporate Governance Guidelines and the Code of Business Conduct and Ethics. Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (ii) the Company or one of its subsidiaries is a participant; and (iii) any related person has or will have a direct or indirect interest, is within the scope of the Related Person Policy.

The Company’s directors and executive officers are required to provide prompt and detailed notice of any potential Related Person Transaction (as defined in the Related Person Policy) to the Chair of the Governance Committee so that the Chair can analyze the particular transaction and determine whether the transaction constitutes a Related Person Transaction requiring compliance with the Related Person Policy. If the Chair determines that the transaction constitutes a Related Person Transaction, then the Chair’s analysis and recommendation regarding the Related Person Transaction are required to be presented to the Governance Committee for consideration at its next regularly scheduled meeting. If advance approval of a Related Person Transaction by the Governance Committee is not feasible, then the Related Person Transaction is to be considered, and if the Governance Committee determines it to be appropriate, ratified at the Governance Committee’s next regularly scheduled meeting. In addition, the Chair of the Governance Committee has the authority to pre-approve or ratify (as applicable) any Related Person Transaction in which the aggregate amount expected to be involved is less than $1.0 million.

In reviewing a Related Person Transaction for approval or ratification, the Governance Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable to the Company or the applicable subsidiary than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

No director may participate in the discussion or approval of any Related Person Transaction in which such director has a direct or indirect interest, other than to provide material information about the Related Person Transaction to the Governance Committee.

The Governance Committee will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the Company’s or the applicable subsidiary’s best interests and the best interests of the Company’s shareholders. If a Related Person Transaction is ongoing, the Governance Committee may establish guidelines for the Company’s management to follow in the ongoing dealings of the

Company or the applicable subsidiary with the related person. Further, on at least an annual basis, the Governance Committee will review and assess each ongoing Related Person Transaction to ensure that such Related Person Transaction remains appropriate and any established guidelines for the Related Person Transaction are being complied with.

The following transactions have been deemed to be pre-approved for purposes of the Related Person Policy:

•	ordinary course transactions not exceeding $120,000;

•
executive officer compensation arrangements, provided that (a) the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC, or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC if the executive officer was a “NEO,” and the Compensation Committee approved the compensation;

•
director compensation arrangements approved by the Board, provided that the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC;

•
transactions with other companies where the related person’s interest is solely as an employee (other than an executive officer), a director or less than 10% owner of the other company, if the aggregate amount is less than $1.0 million or 2% of the other company’s total annual revenues;

•
charitable contributions where the related person’s only relationship to the charitable organization, foundation or university is as an employee (other than an executive officer) or a director, if the aggregate amount is less than $1.0 million or 2% of the charitable organization’s total annual receipts;

•	transactions where the related person’s interest arises solely from the ownership of Common Shares and all shareholders receive a proportional benefit (e.g., dividends);

•	transactions involving competitive bids;

•	regulated transactions; and

•	certain banking-related services.

The Governance Committee reviewed each of the Related Person Transactions discussed above and, after considering all of their relevant facts and circumstances, approved or ratified them for the 2019 fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

There are three equity compensation plans under which the Common Shares are authorized for issuance to eligible directors, officers, employees or third-party service providers:

•	the Long-Term Incentive Plan;

•	the Discounted Stock Purchase Plan; and

•	the ERP.

The following table summarizes equity compensation plan information for the Long-Term Incentive Plan and the Discounted Stock Purchase Plan as a group, both of which are shareholder approved, and for the ERP, which is not subject to shareholder approval, in each case as of September 30, 2019. No disclosure is included in respect of the RSP as it is intended to meet the qualification requirements of IRC § 401(a).

Plan Category	(a) Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Common Shares Reflected In Column(a))
Equity compensation plans approved by shareholders	1,998,928 (1)	$59.52 (2)	3,265,412 (3)
Equity compensation plans not approved by shareholders	n/a (4)	n/a (5)	n/a (5)
Total	1,998,928	$59.52 (2)	3,265,412
________________________

(1)
Includes 862,388 Common Shares issuable upon exercise of NSOs granted under the Long-Term Incentive Plan, all of which are fully vested as of September 30, 2019; 488,409 Common Shares issuable upon vesting of RSUs and DSUs granted under the Long-Term Incentive Plan (62,398 of which are fully vested as of September 30, 2019); 182,041 Common Shares representing the target number of PUs and 466,090 Common Shares representing the target number of PFAs granted under the Long-Term Incentive Plan (assuming the underlying performance criteria applicable to the PUs and PFAs will be achieved at the target level of performance), all of which remain subject to future performance goals as of September 30, 2019.

For outstanding awards that are expected to achieve a payout, the number of shares reported in column (a) does not reflect an additional 112,032 Common Shares that may be paid out if the outstanding PUs are achieved at the 200% or 250% maximum payout level (as applicable to the award) or an additional 699,136 Common Shares that may be paid out if the outstanding PFAs are achieved at the 250% maximum payout level.

(2)	Represents the weighted-average exercise price of outstanding NSOs granted under the Long-Term Incentive Plan.

(3)
Includes 3,006,522 Common Shares authorized and remaining available for issuance under the Long-Term Incentive Plan. This amount may be reduced proportionate to the maximum amount of Common Shares that may be paid out if the PUs and PFAs achieve a payout above target level as discussed in note (1) above. It also includes 258,890 Common Shares remaining available for issuance under the Discounted Stock Purchase Plan.

(4)
As of September 30, 2019, the Company is holding 142,717 Common Shares which were credited to the respective bookkeeping accounts of participants in the ERP. This number has been rounded to the nearest whole Common Share. Such shares were acquired by the Company at fair value in the open market, based on a participant directed election to designate a portion of its respective salary and bonus deferrals as Supplemental Retirement Account contributions to be invested in shares of the Company and distributed to the participant at the applicable distribution date(s). The shares, which are held in a trust account for the benefit of the participant, are already included as part of the Company’s issued and outstanding share balance as of September 30, 2019.

(5)
Since the Common Shares held in the ERP are acquired by the plan as market shares, the ERP does not provide for a specified limit on the number of Common Shares that may be credited to participants’ bookkeeping accounts. Please see the description of the ERP in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element)” within the CD&A. Participant account balances in the ERP may be credited to one or more benchmark investment funds, including a Company stock fund and mutual fund investments, which are substantially consistent with the investment options permitted under the RSP. The amount credited to the benchmark Company stock fund is recorded as Common Shares. The weighted-average price of amounts credited to the benchmark Company stock fund within participants’ bookkeeping accounts under the ERP is not readily calculable. The amount credited to one of the benchmark mutual fund investments is recorded as mutual fund shares.

Discounted Stock Purchase Plan

The Company currently maintains a Discounted Stock Purchase Plan, which provides a means for eligible associates to purchase Common Shares at a price equal to at least 85% of the fair value of the Common Shares on the applicable Purchase Date (as defined in the Discounted Stock Purchase Plan). Participants in the Discounted Stock Purchase Plan may elect to purchase Common Shares either via payroll deductions each pay period or via lump contributions to the plan; both methods are subject to an aggregate purchase limit of $36,000 per plan year.

Any U.S.-based full-time or permanent part-time employee of the Company (or a designated subsidiary of the Company) who has reached age 18 and has been an employee for at least 15 days before the applicable Purchase Date is eligible to participate in the Discounted Stock Purchase Plan. Any non-U.S.-based employee of the Company (or a designated subsidiary of the Company) who meets certain eligibility criteria is also eligible to participate in the Discounted Stock Purchase Plan.

Common Shares acquired through the Discounted Stock Purchase Plan are held in a custodial account maintained on the participant’s behalf, and may not be sold until the earliest of: (1) the date the participant terminates employment; (2) 12 months after a Purchase Date; or (3) the date on which a change in control affecting the Company occurs. Upon any such event, all whole Common Shares and cash held in a participant’s custodial account will be made available to the participant under procedures developed by the custodian for the Discounted Stock Purchase Plan and the committee appointed by the Board to administer the Discounted Stock Purchase Plan. Any fractional Common Shares that are to be withdrawn from a custodial account will be distributed in cash equal to the fair value of the fractional Common Share on the termination date.

Participants are entitled to vote the number of whole and fractional Common Shares credited to their respective custodial accounts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Common Shares are the only outstanding class of voting securities of the Company. The following table furnishes certain information regarding the beneficial ownership of the Common Shares as of December 4, 2019 by each of the current directors of the Company, each nominee for election as a director, each NEO listed in the Summary Compensation Table, all current directors and executive officers as a group, and all persons known to the Company to beneficially own more than 5% of the outstanding Common Shares. With respect to the 5% holders, the reported shares are as of the date described in the applicable footnote. As of December 4, 2019, there were 55,819,926 Common Shares issued and outstanding.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Common Shares Presently Held	Common Share Equivalents Presently Held(2)	Options(3)	Total	Percent of Class
Thomas Randal Coleman (4)	—	6,991(5)	—	6,991(6)	*
David C. Evans	—	1,575(7)	—	1,575(8)	*
Brian D. Finn	16,472(9)	7,803(10)	—	24,275(11)	*
James Hagedorn (4)	15,113,858(12)	24,629(13)	512,887(14)	15,651,374(15)	27.77%
Adam Hanft	25,513	10,837(16)	—	36,350(17)	*
Stephen L. Johnson	11,202	5,143(18)	—	16,345(19)	*
Thomas N. Kelly Jr.	12,335	4,268(20)	—	16,603(21)	*
Katherine Hagedorn Littlefield	15,057,505(22)	4,268(23)	—	15,061,773(24)	26.98%
Michael C. Lukemire (4)	527(25)	11,831(26)	107,091(27)	119,449(28)	*
James F. McCann	10,188	4,268(29)	—	14,456(30)	*
Nancy G. Mistretta	11,978	4,268(31)	—	16,246(32)	*
Peter E. Shumlin	—	6,664(33)	—	6,664(34)	*
Ivan C. Smith (4)	9,387(35)	3,119(36)	—	12,506(37)	*
Denise S. Stump (4)	367(38)	3,335(39)	9,529(40)	13,231(41)	*
John R. Vines	1,735	5,078(42)	—	6,813(43)	*
All current directors and executive officers as a group (16 individuals)	15,214,316	106,229	629,507	15,950,052(44)	28.20%
Hagedorn Partnership, L.P.	15,057,505(45)	—	—	15,057,505	26.98%
44 South Bayles Ave., Suite 218, Port Washington, NY 11050
The Vanguard Group (46)	3,777,287(47)	—	—	3,777,287	6.77%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc. (48)	3,632,451(49)	—	—	3,632,451	6.51%
55 East 52nd Street New York, NY 10055
First Eagle Investment Management, LLC (50)	2,866,003(51)	—	—	2,866,003	5.13%
1345 Avenue of the Americas New York, NY 10105
________________________
* Less than 1%

(1)
Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all Common Shares reflected in the table. All fractional Common Shares have been rounded to the nearest whole Common Share. The mailing address of each of the current executive officers and directors of the Company is 14111 Scottslawn Road, Marysville, Ohio 43041.

(2)
Common Share Equivalents Presently Held amounts include: (a) Common Shares represented by amounts credited to the benchmark Company stock fund within the NEO’s bookkeeping account under the ERP; (b) Common Shares subject to RSUs granted to executive officers under the Long-Term Incentive Plan; and (c) Common Shares subject to DSUs and/or RSUs granted to non-employee directors (together with related dividend equivalents) under the Long-Term Incentive Plan, in each case to the extent such Common Shares may be acquired within 60 days of December 4, 2019. The individual has no voting or dispositive power with respect to the Common Shares attributable to the individual’s bookkeeping account under the ERP or the Common Shares subject to RSUs or DSUs.

Amounts credited to the benchmark Company stock fund under the ERP are to be distributed in Common Shares.

Each whole RSU granted to an executive officer represents a contingent right to receive one Common Share. In general, RSUs granted to an executive officer vest on the third anniversary of the grant date, and are subject to earlier vesting in the event of retirement, death or disability of the individual or a change in control of the Company in certain circumstances, but otherwise will be forfeited in the event of termination prior to the third anniversary of the grant date. Subject to the terms of the Long-Term Incentive Plan, whole vested RSUs granted to an executive officer will be settled in a lump sum as soon as administratively practicable, but in no event later than 90 days following the earliest to occur of: (i) termination due to death or disability; or (ii) the third anniversary of the grant date.

Each whole RSU granted to a non-employee director represents a contingent right to receive one Common Share. In general, RSUs granted to non-employee directors vest on the first anniversary of the grant date and the vested RSUs are settled on the third anniversary of the grant date. Each dividend equivalent represents the right to receive additional RSUs in respect of dividends that are declared and paid during the period beginning on the grant date and ending on the settlement date with respect to the Common Share represented by the related RSU. Additional details about the vesting and settlement schedule associated with RSUs granted to non-employee directors is discussed in the section captioned “NON-EMPLOYEE DIRECTOR COMPENSATION — Equity-Based Compensation — Vesting and Settlement.”

Each whole DSU granted to a non-employee director, which is fully vested at the date of grant, represents a contingent right to receive one Common Share on a pre-defined future date. Each dividend equivalent represents the right to receive additional DSUs in respect of dividends that are declared and paid during the period beginning on the grant date and ending on the settlement date with respect to the Common Share represented by the related DSU. With respect to Mr. Finn, Mr. Hanft, Mr. Johnson, Mr. McCann and Mr. Shumlin, amounts include fully vested DSUs granted in connection with their elections to defer a portion of the cash retainer received for services as a director.

(3)	Amounts represent Common Shares that can be acquired upon the exercise of options that are currently exercisable or will first become exercisable within 60 days of December 4, 2019.

(4)	Individual named in the Summary Compensation Table.

(5)	Represents Common Shares that are the subject of RSUs granted to Mr. Coleman, which remain subject to vesting and/or settlement provisions.

(6)
Does not include: (a) a target amount of 48,936 Common Shares that are the subject of PFAs granted to Mr. Coleman; and (b) 17,079 Common Shares that are the subject of RSUs, all of which remain subject to either the underlying performance criteria, vesting and/or settlement provisions.

(7)	Represents Common Shares that are the subject of DSUs granted to Mr. Evans, which remain subject to vesting and/or settlement provisions.

(8)	Does not include 2,484 Common Shares that are the subject of RSUs granted to Mr. Evans.

(9)	Represents the aggregate of: (a) 7,500 Common Shares held by Mr. Finn directly; and (b) 8,972 Common Shares held in one or more family trusts.

(10)
Represents Common Shares that are the subject of DSUs granted to Mr. Finn, including DSUs granted to Mr. Finn in connection with his election to defer 100% of his cash retainer for services as a director, which remain subject to vesting and/or settlement provisions.

(11)	Does not include 2,484 Common Shares that are the subject of RSUs granted to Mr. Finn.

(12)
Mr. Hagedorn is a general partner of Hagedorn Partnership, L.P. (the “Hagedorn Partnership”), and has shared voting power with respect to the Common Shares held by the Hagedorn Partnership and sole investment power with respect to 1,814,791 of such Common Shares. See note (45) below for additional disclosures regarding the Hagedorn Partnership. Includes, in addition to those Common Shares described in note (45) below, (a) 47,057 Common Shares that are allocated to his account and held by the trustee under the RSP; and (b) 9,296 Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

(13)	Represents Common Shares that are the subject of RSUs granted to Mr. Hagedorn, which remain subject to vesting and/or settlement provisions.

(14)	Represents Common Shares that are the subject of fully vested NSOs granted to Mr. Hagedorn.

(15)
Does not include the aggregate of: (a) a target amount of 172,403 Common Shares that are the subject of PFAs granted to Mr. Hagedorn; (b) 123,676 Common Shares credited to the benchmark Company stock fund within Mr. Hagedorn’s bookkeeping account under the ERP; and (c) 58,292 Common Shares that are the subject of RSUs, all of which remain subject to either the underlying performance criteria, vesting and/or settlement provisions.

(16)
Represents the aggregate of: (a) 5,373 Common Shares that are the subject of RSUs granted to Mr. Hanft; and (b) 5,464 DSUs granted to Mr. Hanft, including DSUs granted to Mr. Hanft in connection with his election to defer 50% of his cash retainer for services as a director, which remain subject to vesting and/or settlement provisions.

(17)	Does not include 2,484 Common Shares that are the subject of RSUs granted to Mr. Hanft.

(18)
Represents Common Shares that are the subject of DSUs granted to Mr. Johnson, including DSUs granted to Mr. Johnson in connection with his election to defer 25% of his cash retainer for services as a director, which remain subject to vesting and/or settlement provisions.

(19)	Does not include 2,484 Common Shares that are the subject of RSUs.

(20)	Represents Common Shares that are the subject of DSUs granted to Mr. Kelly, which remain subject to vesting and/or settlement provisions.

(21)	Does not include 2,484 Common Shares that are the subject of RSUs granted to Mr. Kelly.

(22)
Ms. Littlefield is a general partner of the Hagedorn Partnership and has shared voting power with respect to the Common Shares held by the Hagedorn Partnership and sole investment power with respect to 2,736,076 of such Common Shares. See note (45) below for additional disclosures regarding the Hagedorn Partnership.

(23)	Represents Common Shares that are the subject of DSUs granted to Ms. Littlefield, which remain subject to vesting and/or settlement provisions.

(24)	Does not include 2,484 Common Shares that are the subject of RSUs granted to Ms. Littlefield.

(25)	Represents Common Shares that are allocated to Mr. Lukemire’s account and held by the trustee under the RSP.

(26)	Represents Common Shares that are the subject of RSUs granted to Mr. Lukemire, which remain subject to vesting and/or settlement provisions.

(27)	Represents Common Shares that are the subject of fully vested NSOs granted to Mr. Lukemire.

(28)
Does not include the aggregate of: (a) a target amount of 60,229 Common Shares that are the subject of PFAs granted to Mr. Lukemire; and (b) 23,702 Common Shares that are the subject of RSUs, all of which remain subject to either the underlying performance criteria, vesting and/or settlement provisions.

(29)	Represents Common Shares that are the subject of DSUs granted to Mr. McCann, which remain subject to vesting and/or settlement provisions.

(30)	Does not include 2,484 Common Shares that are the subject of RSUs.

(31)	Represents Common Shares that are the subject of DSUs granted to Ms. Mistretta, which remain subject to vesting and/or settlement provisions.

(32)	Does not include 2,484 Common Shares that are the subject of RSUs granted to Ms. Mistretta.

(33)
Represents Common Shares that are the subject of DSUs granted to Mr. Shumlin, including DSUs granted to Mr. Shumlin in connection with his election to defer 100% of his cash retainer for services as a director, which remain subject to vesting and/or settlement provisions.

(34)	Does not include 2,484 Common Shares that are the subject of RSUs granted to Mr. Shumlin.

(35)	Represents the aggregate of: (a) 8,752 Common Shares held by Mr. Smith directly; and (b) 635 Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

(36)	Represents Common Shares that are the subject of RSUs granted to Mr. Smith, which remain subject to vesting and/or settlement provisions.

(37)
Does not include: (a) a target amount of 21,833 Common Shares that are the subject of PFAs granted to Mr. Smith; and (b) 7,517 Common Shares that are the subject of RSUs, all of which remain subject to vesting and/or settlement provisions.

(38)	Represents the aggregate of: (a) 275 Common Shares held by Ms. Stump directly; and (b) 92 Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

(39)	Represents Common Shares that are the subject of RSUs.

(40)	Represents Common Shares that are the subject of fully vested NSOs granted to Ms. Stump.

(41)
Does not include the aggregate of: (a) a target amount of 23,339 Common Shares that are the subject of PFAs granted to Ms. Stump; (b) 8,061 Common Shares credited to the benchmark Company stock fund within Ms. Stump’s bookkeeping account under the ERP; and (c) 7,517 Common Shares that are the subject of RSUs, all of which remain subject to either the underlying performance criteria, vesting and/or settlement provisions.

(42)	Represents Common Shares that are the subject of DSUs granted to General Vines which remain subject to vesting and/or settlement provisions.

(43)	Does not include 2,955 Common Shares that are the subject of RSUs granted to General Vines.

(44)	Does not include 618,053 Common Shares which remain subject to vesting and/or settlement provisions.

(45)
The Hagedorn Partnership is the record owner of 15,057,505 Common Shares. Of those Common Shares, 2,000,000 are pledged as security for a line of credit with a bank. James Hagedorn, Katherine Hagedorn Littlefield, Paul Hagedorn, Peter Hagedorn, Robert Hagedorn and Susan Hagedorn are siblings, general partners of the Hagedorn Partnership and former shareholders of Stern’s Miracle-Gro Products, Inc. (“Miracle-Gro Products”). The general partners (a) share voting power with respect to the Common Shares held by the Hagedorn Partnership and (b) have, respectively, sole investment power with respect to the Common Shares held in the applicable general partner’s account at the Hagedorn Partnership. James Hagedorn and Katherine Hagedorn Littlefield are directors of the Company. Community Funds, Inc., a New York not-for-profit corporation (“Community Funds”), is a limited partner of the Hagedorn Partnership.

The Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1995 (the “Miracle-Gro Merger Agreement”), among The Scotts Company, ZYX Corporation, Miracle-Gro Products, Stern’s Nurseries, Inc., Miracle-Gro Lawn Products Inc., Miracle-Gro Products Limited, the Hagedorn Partnership, the general partners of the Hagedorn Partnership, Horace Hagedorn, Community Funds and John Kenlon, as amended by the First Amendment to Amended and Restated Agreement and Plan of Merger, made and entered into as of October 1, 1999 (the “First Amendment”), limits the ability of the Hagedorn Partnership and the other shareholders of Miracle-Gro Products (the “Miracle-Gro Shareholders”) to acquire additional voting securities of the Company. Under the terms of the Merger Agreement, as amended by the First Amendment, the Miracle-Gro Shareholders may not collectively acquire, directly or indirectly, beneficial ownership of Voting Stock (defined in the Miracle-Gro Merger Agreement, as amended by the First Amendment, to mean the Common Shares and any other securities issued by the Company that are entitled to vote generally for the election of directors of the Company) representing more than 49% of the total voting power of the outstanding Voting Stock, except pursuant to a tender offer for 100% of that total voting power, which tender offer is made at a price per share that is not less than the market price per share on the last trading day before the announcement of the tender offer and is conditioned upon the receipt of at least 50% of the Voting Stock beneficially owned by shareholders of the Company other than the Miracle-Gro Shareholders and their affiliates and associates.

(46)
All information presented in this table regarding The Vanguard Group (“Vanguard”) was derived from the Schedule 13G/A (the “Vanguard Schedule 13G”), filed by Vanguard with the SEC on February 13, 2019 to report beneficial ownership of the Company’s Common Shares as of December 31, 2018.

(47)
In the Vanguard Schedule 13G, Vanguard reported sole voting power with respect to 20,757 Common Shares, shared voting power with respect to 5,232 Common Shares, sole dispositive power with respect to 3,755,369 Common Shares and shared dispositive power with respect to 21,918 Common Shares.

(48)
All information presented in this table regarding BlackRock, Inc. (“BlackRock”) was derived from the Schedule 13G/A (the “BlackRock Schedule 13G”), filed by BlackRock with the SEC on February 6, 2019 to report beneficial ownership of the Company’s Common Shares as of December 31, 2018.

(49)	In the BlackRock Schedule 13G, BlackRock reported sole voting power with respect to 3,462,869 Common Shares and sole dispositive power with respect to 3,632,451 Common Shares.

(50)
All information presented in this table regarding First Eagle Investment Management, LLC (“First Eagle”) was derived from the Schedule 13G/A (the “First Eagle Schedule 13G”), filed by First Eagle with the SEC on February 12, 2019 to report beneficial ownership of the Company’s Common Shares as of December 31, 2018.

(51)	In the First Eagle Schedule 13G, First Eagle reported sole voting power with respect to 2,700,159 Common Shares and sole dispositive power with respect to 2,866,003 Common Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons beneficially holding more than 10% of the Company’s outstanding Common Shares to file statements reporting their initial beneficial ownership of Common Shares, and any subsequent changes in beneficial ownership, with the SEC by specified due dates that have been established by the SEC. Based solely upon the Company’s review of (a) Section 16(a) statements filed on behalf of these persons for their respective transactions during the Company’s 2019 fiscal year and (b) representations received from these persons that no other Section 16(a) statements were required to be filed by them for their respective transactions during the Company’s 2019 fiscal year, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers and persons beneficially holding more than 10% of the Company’s outstanding Common Shares were complied with during the Company’s 2019 fiscal year, except that one report covering one transaction was filed after the prescribed time by each of Ms. Stump and Mr. Hagedorn and three reports each covering one transaction were filed after the prescribed times by Nathan E. Baxter.

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals must be received by the Corporate Secretary of the Company no later than August 20, 2020 to be eligible for inclusion in the Company’s form of proxy, notice of meeting and proxy statement relating to the 2021 Annual Meeting of Shareholders. The Company will not be required to include in its proxy materials a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC Rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. If a shareholder intends to present a proposal at the 2021 Annual Meeting of Shareholders without including that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Corporate Secretary of the Company by November 3, 2020, or if the Company meets other requirements of the applicable SEC Rules, then the proxies solicited by the Board for use at the 2021 Annual Meeting of Shareholders will confer discretionary authority to the individuals acting under the proxies to vote on the proposal at the 2021 Annual Meeting of Shareholders.

In each case, written notice must be given to the Company’s Corporate Secretary at the following address: The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attn: Corporate Secretary.

The Company’s 2021 Annual Meeting of Shareholders is currently scheduled to be held on January 25, 2021.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board knows of no matter that will be properly presented for action at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

ANNUAL REPORT ON FORM 10-K

Audited consolidated financial statements for the Company and its subsidiaries for the 2019 fiscal year are included in the Company’s 2019 Annual Report. Copies of the Company’s 2019 Annual Report and the Company’s Annual Report on Form 10-K for the 2019 fiscal year (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained, without charge, from the Company’s Investor Relations Department at 14111 Scottslawn Road, Marysville, Ohio 43041. The Company’s Annual Report on Form 10-K for the 2019 fiscal year is also available on the Company’s website located at http://investor.scotts.com and on the SEC’s website located at www.sec.gov.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

Registered shareholders can further save the Company expense by consenting to receive all future proxy statements, forms of proxy and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please access the website www.proxyvote.com when transmitting your voting instructions and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Your choice will remain in effect unless and until you revoke it.

To revoke your decision to receive or access shareholder communications electronically, access the website www.proxyvote.com, enter your current PIN, select “Cancel my Enrollment” and click on the Submit button. After submitting your entry, the Cancel Enrollment Confirmation screen will be displayed. This screen will show your current Enrollment Number. To confirm your enrollment cancellation, click on the Submit button. Otherwise, click on the Back button to return to the Enrollment Maintenance screen. After submitting your entry, the Cancel Enrollment Complete screen will be displayed. This screen will indicate that your enrollment has been cancelled. You may be asked to complete a brief survey to help us understand why you opted out of electronic delivery. You will be sent an e-mail message confirming the cancellation of your enrollment. No further electronic communications will be conducted for your account and your Enrollment Number will be marked as “Inactive.” You may at any time reactivate your enrollment. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports to shareholders, proxy statements and Notices of Internet Availability of Proxy Materials) to two or more registered shareholders sharing the same household. This method of delivery, often referred to as “householding,” permits the Company to send: (a) a single annual report and/or a single proxy statement or (b) a single Notice of Internet Availability of Proxy Materials to multiple registered shareholders who share an address. In each case, each registered shareholder at the shared address must consent to the householding process in accordance with applicable SEC Rules. Each registered shareholder would continue to receive a separate proxy card with proxy materials delivered by mail or e-mail.

Only one copy of this Proxy Statement and the Company’s 2019 Annual Report or one copy of the Notice of Internet Availability of Proxy Materials is being delivered to multiple registered shareholders at a shared address who have affirmatively consented, in writing, to the householding process, unless the Company has subsequently received contrary instructions from one or more of such registered shareholders. A separate proxy card is being included for each account at the shared address to which paper copies of this Proxy Statement and the Company’s 2019 Annual Report have been delivered. The Company will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and the Company’s 2019 Annual Report or a separate copy of the Notice of Internet Availability of Proxy Materials to a registered shareholder at a shared address to which a single copy of these documents was delivered. A registered shareholder at a shared address may contact the Company by mail addressed to The Scotts Miracle-Gro Company, Investor Relations Department, 14111 Scottslawn Road, Marysville, Ohio 43041, or by phone at (937) 644-0011, to: (a) request additional copies of this Proxy Statement and the Company’s 2019 Annual Report or the Notice of Internet Availability of Proxy Materials; or (b) notify the Company that such registered shareholder wishes to receive a separate annual report to shareholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future.

Registered shareholders who share an address may request delivery of a single copy of annual reports to shareholders, proxy statements or Notices of Internet Availability of Proxy Materials, as applicable, in the future, if they are currently receiving multiple copies, by contacting the Company as described in the preceding paragraph.

Many brokerage firms and other holders of record have also instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own Common Shares, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement and the Company’s 2019 Annual Report or the Notice of Internet Availability of Proxy Materials or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

By Order of the Board of Directors,

JAMES HAGEDORN
Chief Executive Officer
and Chairman of the Board

THE SCOTTS MIRACLE-GRO CO. ATTN: KATHY UTTLEY — PARALEGAL 14111 SCOTTSLAWN ROAD MARYSVILLE, OH 43041
VOTE BY INTERNET
Before The Meeting — Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on January 26, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting — Go to www.virtualshareholdermeeting.com/SMG2020

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by The Scotts Miracle-Gro Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on January 26, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Scotts Miracle-Gro Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E53514-P15388-Z73574	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE SCOTTS MIRACLE-GRO COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Your Board of Directors recommends you vote FOR the following:
1.	Election of three directors, each to serve for a term of three years to expire at the 2023 Annual Meeting of Shareholders:	☐	☐	☐
Nominees:
01) James Hagedorn
02) Brian D. Finn
03) Nancy G. Mistretta

Your Board of Directors recommends that you vote FOR the following proposals:						For	Against	Abstain
2.	Approval, on an advisory basis, of the compensation of the Company's named executive officers.					☐	☐	☐
3.	Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2020					☐	☐	☐

The undersigned shareholder(s) authorize(s) the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement.

Please sign exactly as your name appears hereon. The signer hereby revokes all prior proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Note: Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by an authorized officer. If shareholder is a partnership or other entity, an authorized person should sign in the entity's name. Joint Owners must each sign individually.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS
MONDAY, JANUARY 27, 2020, AT 9:00 A.M., EASTERN TIME
Access to this year’s virtual Annual Meeting of Shareholders will be available at
www.virtualshareholdermeeting.com/SMG2020. A replay of the meeting will be available for 1 year.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders To Be Held on January 27, 2020:
The Notice of Annual Meeting of Shareholders, Proxy Statement and 2019 Annual Report are available at
www.proxyvote.com.

E53515-P15388-Z73574
THE SCOTTS MIRACLE-GRO COMPANY
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 27, 2020
The holder(s) of common shares of The Scotts Miracle-Gro Company (the "Company") identified on this proxy card hereby appoint(s) James Hagedorn and Ivan C. Smith, and each of them, the proxies of the shareholder(s), with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held via live webcast only at www.virtualshareholdermeeting.com/SMG2020, on Monday, January 27, 2020, at 9:00 a.m., Eastern Time, and any adjournment or postponement, and to vote all of the common shares which the shareholder(s) is/are entitled to vote at such Annual Meeting or any adjournment or postponement.

Where a choice is indicated, the common shares represented by this proxy card, when properly executed and returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card when properly executed and returned will be voted "FOR" the election of the nominees listed in Proposal Number 1 as directors of the Company, to the extent permitted by applicable law, "FOR" approval, on an advisory basis, of the compensation of the Company's named executive officers as set forth in Proposal Number 2 and “FOR” ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm listed in Proposal Number 3. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.

If common shares are allocated to the account of a shareholder under The Scotts Company LLC Retirement Savings Plan (the “RSP”), then the shareholder hereby directs the Trustee of the RSP to vote all common shares of the Company allocated to such account under the RSP in accordance with the instructions given herein, at the Company’s Annual Meeting and at any adjournment or postponement, on the matters set forth on the reverse side. If no instructions are given, the proxy will not be voted by the Trustee of the RSP.

The shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement for the January 27, 2020 Annual Meeting, as well as the Company’s 2019 Annual Report. Any proxy heretofore given to vote the common shares which the shareholder(s) is/are entitled to vote at the Annual Meeting is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SCOTTS MIRACLE-GRO COMPANY.
(This proxy card continues and must be signed and dated on the reverse side.)

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on January 27, 2020.

THE SCOTTS MIRACLE-GRO CO.	Meeting Information
	Meeting Type:	Annual
	For holders as of:	December 4, 2019
Date: January 27, 2020 Time: 9:00 AM Eastern Time
	Location:	Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/SMG2020

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/SMG2020 and be sure to have the information that is printed in the box marked by the arrow ---> XXXX XXXX XXXX XXXX (located on the following page).

THE SCOTTS MIRACLE-GRO COMPANY ATTN: KATHY UTTLEY — PARALEGAL 14111 SCOTTSLAWN ROAD MARYSVILLE, OH 43041	You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE OF THE 2020 ANNUAL MEETING AND PROXY STATEMENT		2019 ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow à XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow à XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 13, 2020 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote By Internet:
Before The Meeting:
Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow àXXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.
During The Meeting:
Go to www.virtualshareholdermeeting.com/SMG2020. Have the information that is printed in the box marked by the arrow àXXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
Your Board of Directors recommends you vote FOR the following:
1.	Election of three directors, each to serve for a term of three years to expire at the 2023 Annual Meeting of Shareholders:
Nominees:
01) James Hagedorn
02) Brian D. Finn
03) Nancy G. Mistretta

Your Board of Directors recommends that you vote FOR the following proposals:
2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.
3.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020.